EXHIBIT 10.15

RADNOR FINANCIAL CENTER OFFICE LEASE

Between

RADNOR PROPERTIES – SDC, L.P.

(a Delaware limited partnership)

as Landlord

-and-

RADNOR HOLDINGS CORPORATION

(a Delaware corporation)

as Tenant

Dated: August 25, 2004

Premises:

25,272 Rentable Square Feet

Building 150, Suite A300

Radnor Financial Center, 150 Radnor Chester Road

Radnor, Pennsylvania 19087

© 2003 The Rubenstein Company, L.P. All Rights Reserved.

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© 2003 The Rubenstein Company, L.P. All Rights Reserved.

6.	Care of Demised Premises		19
	6.1.	Insurance and Governmental Requirements	19
	6.2.	Access	20
	6.3.	Condition	20
	6.4.	Surrender	21
	6.5.	Signs	21
	6.6.	Care; Insurance	21
	6.7.	Alterations; Additions	21
	6.8.	Mechanics' Liens	22
	6.9.	Vending Machines	22
	6.10.	Rules and Regulations	22
	6.11.	Environmental Compliance	22

7.	Subletting and Assigning		24
	7.1.	General Restrictions	24
	7.2.	Definitions	25
	7.3.	Procedure for Approval of Transfer	26
	7.4.	Recapture	26
	7.5.	Conditions	27
	7.6.	Special Conditions for Transfers to Affiliates of Tenant	27
	7.7.	No Release	27

8.	Fire or Other Casualty		28

9.	Regarding Insurance and Liability		28
	9.1.	Damage in General	28
	9.2.	Indemnity	29
	9.3.	Tenant's Insurance	30
	9.4.	Waiver of Subrogation	31
	9.5.	Limitation on Personal Liability	31
	9.6.	Successors in Interest to Landlord, Mortgagees	31
	9.7	Landlord’s Insurance	32
	9.8.	Survival	33

10.	Eminent Domain		33

11.	Insolvency		33

12.	Default		34
	12.1.	Events of Default	34
	12.2.	Accelerated Rent Component	34
	12.3.	Re-entry	35
	12.4.	Continuing Liability	35
	12.5.	Intentionally Deleted	36
	12.6.	No Duty to Relet	36
	12.7.	Confession of Judgment	36
	12.8.	Bankruptcy	37

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© 2003 The Rubenstein Company, L.P. All Rights Reserved.

	12.9.	Waiver of Defects	37
	12.10.	Non-Waiver by Landlord	38
	12.11.	Partial Payment	38
	12.12.	Overdue Payments	38
	12.13	Cumulative Remedies	38
	12.14	Landlord’s Default	39
	12.15	Landlord Termination Right	39

13.	Subordination		39
	13.1.	General	39
	13.2.	Rights of Mortgagee	39
	13.3.	Modifications	40
	13.4.	SNDA	40
	13.5.	Third Party Financing; Landlord’s Subordination	40

14.	Notices		41
	14.1.	If to Landlord	41
	14.2.	If to Tenant	41

15.	Holding Over		42

16.	Reservations in Favor of Landlord		42

17.	Completion of Improvements; Delay in Possession		42
	17.1.	Landlord Improvements	42
	17.2.	Intentionally Deleted	43
	17.3.	Performance of Landlord Improvements	43
	17.4.	Acceptance	43
	17.5.	Delay in Possession	43

18.	Telecommunications Services		44
	18.1.	Contract with Provider	44
	18.2.	Landlord Has No Liability	44
	18.3.	License Agreement with Provider	44

19.	Landlord's Reliance		44

20.	Prior Agreements; Amendments		45

21.	Captions		45

22.	Landlord's Right to Cure		46

23.	Estoppel Statement		46

24.	Relocation of Tenant		46

25.	Broker		47

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© 2003 The Rubenstein Company, L.P. All Rights Reserved.

26.	Miscellaneous		47
	26.1.	Certain Interpretations	47
	26.2.	Partial Invalidity	48
	26.3.	Governing Law	48
	26.4.	Force Majeure	48
	26.5.	Light and Air	48
	26.6.	Recording	48
	26.7.	Third Party Inquiry	48
	26.8.	Third Party Beneficiaries	48

27.	Quiet Enjoyment		49

28.	Confidentiality		49

29.	Existing Lease		49
	29.1	Cross Default	49

30.	Extension Option		49
	30.1	Grant of Option	49
	30.2	Procedure	50
	30.3	Terms of Option	51
	30.4	Failure To Exercise	51
	30.5	Time of the Essence	51

31.	Parking		51

32.	First Floor Use		52

33.	Tenant’s Right of First Offer		53
	33.1.	Landlord’s RFO Notice	53
	33.2.	Definition of available	53
	33.3.	Exercise	53
	33.4.	Lease Terms	54
	33.5.	Failure to Exercise	54

Index of Certain Defined Terms			Index-1

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© 2003 The Rubenstein Company, L.P. All Rights Reserved.

SCHEDULE OF EXHIBITS

EXHIBIT	TITLE (REFERENCE)
A	FLOOR PLAN OF THE DEMISED PREMISES

B	LEGAL DESCRIPTION

C	CONFIRMATION OF LEASE TERM

D	JANITORIAL SERVICES

E	RULES AND REGULATIONS

F	RESPECTING IMPROVEMENTS TO THE DEMISED PREMISES

G	INTENTIONALLY DELETED

H	LANDLORD SUBORDINATION

I	SURRENDER & ACCEPTANCE AGREEMENT

J	FIRST OFFER SPACE

K	UNUSED SPACE

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© 2003 The Rubenstein Company, L.P. All Rights Reserved.

RADNOR FINANCIAL CENTER

OFFICE LEASE

THIS OFFICE LEASE (this “Lease”) is made this 25th day of August, 2004, by and between RADNOR PROPERTIES – SDC, L.P., a Delaware limited partnership (hereinafter called “Landlord”), and RADNOR HOLDINGS CORPORATION, a Delaware corporation (hereinafter called “Tenant”).

1. Demised Premises; Use.

1.1. Letting and Demised Premises; Use. Landlord, for the term and subject to the provisions and conditions hereof, leases to Tenant, and Tenant rents from Landlord, the space (hereinafter referred to as the “Demised Premises” and more particularly delineated on the floor plan attached hereto as Exhibit “A” and made a part hereof) being, for purposes of the provisions hereof 25,272 rentable square feet, located on the Third floor of building A in the office building known as 150 Radnor Chester Road (hereinafter 150 Radnor Chester Road shall be referred to as the “Building”), or such other name as Landlord may from time to time designate subject to the terms hereof, located at 150 Radnor Chester Road, Radnor Township, Delaware County, Pennsylvania 19087, a legal description of which is attached hereto as Exhibit “B”, to be used by Tenant only for general office purposes and associated incidental uses and for no other purpose without the prior written consent of Landlord.

1.2. Corporate Center. Radnor Financial Center and Radnor Technology and Research Center consist of approximately 83 acres of ground and certain buildings and other improvements thereon (including five (5) separate tax parcels, of which the Building is located on one, and related amenities), all located at or about North Radnor Chester Road and King of Prussia Road, in Radnor Township, Delaware County, Pennsylvania (collectively, the “Corporate Center”). Landlord reserves the right, in its sole discretion, at any time and from time to time, to expand and/or reduce the amount of ground and/or improvements of which the Corporate Center consists; provided, the exercise of such right(s) does not interfere in any material respect with Tenant’s access to or use of, the Demised Premises.

1.3. Common Facilities. Tenant and its agents, employees and invitees, shall have the right to use, in common with all others granted such rights by Landlord, in a proper and lawful manner, the common sidewalks and other outdoor areas within the Corporate Center, the parking areas surrounding the Building, the common entranceways, lobbies and elevators furnishing access to the Demised Premises, and (if the Demised Premises includes less than a full floor) the common lobbies, hallways and toilet rooms on the floor on which the Demised Premises is located. Such use shall be subject to the terms of this Lease and to such reasonable rules, regulations, limitations and requirements as Landlord may from time to time prescribe in accordance with the terms hereof, with respect thereto, including, without limitation, the reservation of any particular parking spaces or parking areas for the exclusive use of other tenants of the Corporate Center.

© 2003 The Rubenstein Company, L.P. All Rights Reserved.

1.4. Rentable Square Feet. Tenant understands, acknowledges and agrees (i) that the amount of rentable square feet set forth in Paragraph 1.1 above is calculated based on the Standard Method for Measuring Floor Area, published by the Building Owners and Managers Association International in ANSI/BOMA Z65.1 1996, and (ii) that such amount of rentable square feet is hereby accepted by Tenant for all purposes of this Lease, including, without limitation, for purposes of determining minimum rent, Tenant’s Proportionate Share (as hereinafter defined) of applicable items of Taxes and Operating Expenses, Tenant’s construction allowance, if any, and other items which are based upon the computation of square footage.

2. Term; Commencement.

2.1. Duration. The term of this Lease shall commence (the “Commencement Date”) the earliest of the following: (i) the later of (x) December 4, 2004 or (y) the date of “Substantial Completion”, as defined below, of the Demised Premises, (ii) the date on which Tenant shall take possession of the Demised Premises or any part thereof for the purpose of conducting its business therein, or (iii) the date on which Tenant could have taken possession of the Demised Premises had Tenant not delayed in its obligations to furnish Landlord plans and other drawings pursuant to Exhibit “F” attached hereto or otherwise caused a delay in the Substantial Completion of the Demised Premises. Unless extended or sooner terminated as herein provided, the initial term of this Lease shall continue until, and shall expire on, the expiration of One Hundred Thirty-Two (132) months following the Commencement Date, or if the Commencement Date is a date other than the first day of a month, then on the expiration of One Hundred Thirty-Two (132) months from the first day of the month following the month in which the Commencement Date occurs. Upon execution of this Lease, Tenant may access the Demised Premises, upon prior notice to Landlord, for purposes of installing wiring, furniture and equipment, provided that if Substantial Completion is delayed due to an act or omission attributable to Tenant or its employees, agents or contractors, neither the Commencement Date nor the Rent Commencement Date shall be extended by the length of such delay.

2.2. Substantial Completion. The term “Substantial Completion” shall mean that state of completion as evidenced by: (i) a certificate of occupancy from the applicable governmental authorities, and (ii) a Certificate of Substantial Completion (AIA form G704) signed by Landlord, of the Demised Premises which will, except for any improvements or work to be performed by Tenant, allow Tenant to utilize the Demised Premises for their intended purposes (including the availability of required utility services) without material interference to the customary business activities of Tenant by reason of the completion of Landlord’s work, all as more fully described in Paragraph 17 below and Exhibit “F” attached hereto. The Demised Premises shall be deemed substantially complete even though minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed, the non-completion of which does not materially interfere with Tenant’s use of the Demised Premises or the conduct of its business therein.

2.3. Confirmation. When the Commencement Date of the term of this Lease is established, Landlord and Tenant shall promptly execute and acknowledge a Confirmation of Lease Term, in the form set forth in Exhibit “C” hereto, containing the information set forth in Exhibit “C” and acknowledging the Commencement Date and expiration date of the term hereof.

© 2003 The Rubenstein Company, L.P. All Rights Reserved.

2.4. Acceptance of Work. On the Commencement Date of the term of this Lease, it shall be presumed that all work theretofore performed by or on behalf of Landlord was satisfactorily performed in accordance with, and meeting the requirements of, this Lease. The foregoing presumption shall not apply, however, (i) to required work not actually completed by Landlord and identified and described in a written punch-list to be jointly prepared and initialed by Landlord and Tenant at or about the date on which Tenant shall occupy the Demised Premises (the “Punch List Items”); or (ii) to deficiencies or inadequacies in the work which Tenant brings to Landlord’s attention in writing, with specificity, on or before the Commencement Date or within thirty (30) days thereafter (and all of the Punch-List Items or deficiencies or inadequacies as timely brought to Landlord’s attention as aforesaid which is Landlord’s responsibility shall be completed by Landlord with reasonable speed and diligence). Landlord shall, at its sole cost and expense, repair and replace any defective work identified by Tenant within one (1) year after the Commencement Date, provided Landlord shall not be responsible to repair or replace items damaged due to ordinary wear and tear or caused by Tenant.

3. Minimum Rent; Increases in Minimum Rent; Security Deposit.

3.1. Amount and Payment. Tenant’s obligation to pay minimum rent for the Demised Premises shall commence (the “Rent Commencement Date”) three hundred sixty five (365) days following the Commencement Date and shall continue to accrue during the term as set forth below; provided however, that during such time period Tenant shall pay the costs incurred in supplying the Demised Premises with all utilities.

FROM	TO	Annual Rate Per Rentable Square Foot	Monthly Minimum Rent	Annual Minimum Rent
Rent Commencement Date	End of the Twelfth Full Month after the Rent Commencement Date	$27.62	$46,033.33	$552,399.96	*
Month 13	Month 24	$28.12	$46,866.67	$562,400.04	*
Month 25	Month 36	$28.62	$60,273.72	$723,284.64
Month 37	Month 48	$29.12	$61,326.72	$735,920.64
Month 49	Month 60	$29.62	$62,379.72	$748,556.64
Month 61	Month 72	$30.12	$63,432.72	$761,192.64
Month 73	Month 84	$30.62	$64,485.72	$773,828.64
Month 85	Month 96	$31.12	$65,538.72	$786,464.64
Month 97	Month 108	$31.62	$66,591.72	$799,100.64
Month 109	Month 120	$32.12	$67,644.72	$811,736.64

© 2003 The Rubenstein Company, L.P. All Rights Reserved.

Minimum rent shall be payable during the term hereof, in advance, in the monthly installments as set forth above, the first installment to be payable on the Rent Commencement Date and subsequent installments to be payable on the first day of each successive month following the Rent Commencement Date.

* During the period commencing on the Rent Commencement Date and expiring at the end of the twenty fourth (24th) full calendar month thereafter (the “Rent Reduction Period”), Tenant’s obligation to pay minimum rent shall be for 20,000 rentable square feet, provided, however, that Tenant has not occupied more than 20,000 rentable square feet during the Rent Reduction Period, as determined below. The area of the Demised Premises that Tenant does not intend to occupy during the Rent Reduction Period is delineated on the floor plan attached hereto as Exhibit “K” (the “Unused Space”). In the event that Tenant designates any of the Unused Space for use by an employee of Tenant or any of its affiliates for more than thirty (30) consecutive days, and such employee commences occupying such designated space, Tenant shall be obligated to pay minimum rent, at the rate set forth in the schedule above, for all rentable square footage of the Unused Space that was so occupied for the remainder of the Rent Reduction Period, but shall not be obligated to pay minimum rent for the balance of the Unused Space as long as Tenant does not designate any portion of such balance for use by an employee of Tenant’s or any of Tenant’s affiliates. Tenant shall certify to Landlord in writing on the Rent Commencement Date and every six (6) months thereafter whether Tenant has designated any of the Unused Space for use by an employee of Tenant or any of its affiliates for a period in excess of thirty (30) consecutive days and that such employee has occupied such space and, if so, what portion of the Unused Space has been so occupied. During the Rent Reduction Period, Tenant shall have the option to delineate other areas of the Demised Premises as Unused Space in lieu of areas delineated as Unused Space on Exhibit K so long as the square footage of such other areas is equal to or exceeds the square footage of the area previously designated as Unused Space.

3.2. Partial Month. If the Rent Commencement Date occurs on a day other than the first day of a month, rent from such day until the first day of the following month shall be prorated (based upon the number of days in the month in which the term begins) and shall be payable, in arrears, on the first day of the first full calendar month following the Rent Commencement Date.

3.3. Address For Payment. All rent and other sums due to Landlord hereunder shall be payable to Landlord, c/o Radnor Properties Associates-II, L.P., W1110, Radnor Properties GP-201, P.O. Box 7777, Philadelphia, PA 19075-1110, or to such other party or at such other address as Landlord may designate, from time to time, by written notice to Tenant.

3.4. Non-Waiver of Rights. If Landlord, at any time or times, shall accept rent or any other sum due to it hereunder after the same shall become due and payable, such acceptance shall not excuse delay upon subsequent occasions, or constitute, or be construed as, a waiver of any of Landlord’s rights hereunder.

© 2003 The Rubenstein Company, L.P. All Rights Reserved.

3.5. Additional Sums Due; No Set-Off. All sums payable by Tenant under this Lease, whether or not stated to be rent, minimum rent or additional rent (including, without limitation, the amounts due under Sections 4.2, 4.3 and 5 of this Lease), shall be collectible by Landlord as rent, and upon default in payment thereof Landlord shall have the same rights and remedies as for failure to pay rent (without prejudice to any other right or remedy available therefor). All minimum rent, additional rent and other sums payable by Tenant under this Lease shall be paid, when due, without demand, offset, abatement, diminution or reduction, except as otherwise expressly provided in this Lease. Additional rent shall include all sums which may become due by reason of Tenant’s failure to comply with any of the terms, conditions and covenants of this Lease to be kept and observed by Tenant and any and all damages, costs and expenses (including without limitation thereto reasonable attorney’s fees) which Landlord may suffer or incur by reason of any default of Tenant.

3.6. Personal Property and Other Taxes. As additional rent, Tenant shall pay monthly or otherwise when due, whether collected by Landlord or collected directly by the governmental agency assessing the same, any taxes imposed or calculated on Tenant’s rent or with respect to Tenant’s use or occupancy of the Demised Premises or Tenant’s business or right to do business in the Demised Premises, including, without limitation, a gross receipts tax or sales tax on rents or a business privilege tax or use or occupancy tax, whether such tax exists at the date of this Lease or is adopted hereafter during the term of this Lease or during any renewal or extension thereof; but nothing herein shall be taken to require Tenant to pay any income, estate, capital stock, transfer, inheritance or franchise tax imposed upon Landlord. In addition to the foregoing, Tenant shall be responsible to pay when due all taxes imposed upon all personal property of Tenant.

3.7. Security Deposit. As additional security for the full and prompt performance by Tenant of the terms and covenants of this Lease, Tenant has deposited with the Landlord an irrevocable transferable letter of credit (an “LC”), issued by and drawn on a bank, trust company or nationally recognized brokerage house approved by Landlord (it being agreed that PNC Bank, National Association is acceptable to Landlord, in form and content reasonably acceptable to Landlord, for the benefit of Landlord, in the sum of Two Hundred Thirty One Thousand Six Hundred Sixty and 00/100 Dollars ($231,660.00) (the “Security Deposit”), which shall not constitute rent for any month (unless so applied by Landlord on account of Tenant’s default). Such LC shall remain in effect during the entire term of the Lease and shall expire not less than thirty (30) days after the expiration of the term of the Lease. If at any time during the term hereof Landlord shall receive written notice from the issuer of the LC that such issuer does not intend to extend the current expiry date of the LC and Tenant fails to provide Landlord with a replacement LC at least fifteen (15) days prior to such current expiry date, such failure shall constitute an Event of Default entitling Landlord to draw on the LC and Landlord shall hold the cash proceeds thereof as the Security Deposit hereunder. If Landlord draws on the LC in accordance with the immediately preceding sentence and thereafter Tenant provides Landlord with a replacement LC in the form and amount required hereunder, Landlord shall release to Tenant the cash proceeds then being held by Landlord as the Security Deposit within five (5) business days after receipt of the replacement LC. In the event the LC is presented for payment, which is permissible only upon the occurrence of an Event of Default hereunder (including any

© 2003 The Rubenstein Company, L.P. All Rights Reserved.

holdover), Landlord may apply the proceeds on account of Tenant’s default to the cure of any default by Tenant under this Lease. If the LC has been converted into a cash Security Deposit, Tenant shall, within five (5) days after demand, restore any portion of the Security Deposit which may be applied by Landlord to the cure of any default by Tenant hereunder. Notwithstanding the foregoing, provided no Event of Default (as defined below) is then continuing, at such time as all of Tenant’s debt which is rated by Standard and Poor’s and/or Moody’s and Tenant’s Long Term Issuer/Issuer rating receive a rating above CCC and Caa with a stable or positive outlook and/or no negative watch (from Standard and Poor’s and Moody’s respectively), Tenant may upon thirty (30) days written notice to Landlord reduce the amount of the LC by either providing to Landlord an amendment to the existing LC reducing the stated amount to $115,830 or a new LC in the stated amount of $115,830. Landlord shall cooperate with Tenant in reducing the stated of the amount of the LC in accordance with the preceding sentence by producing the LC for amendment or releasing the LC if a new LC is to be issued. To the extent that Landlord has not applied the Security Deposit on account of a failure of Tenant to comply with its obligations under this Lease, the Security Deposit shall be returned (without interest) to Tenant within thirty (30) days after the expiration of this Lease and the full performance of Tenant hereunder. Tenant confirms that Landlord shall have the right of set-off against the Security Deposit to secure all of Tenant’s obligations to Landlord under this Lease (including all amounts due under Section 3.5 above). In the event of a voluntary or involuntary Chapter 11 or 7 Bankruptcy filing by or against Tenant, Tenant agrees that the Security Deposit shall be used first to satisfy any pre-petition obligations of Tenant and any lease-rejection damages claim of Landlord, and thereafter, any remaining Security Deposit shall be used to satisfy any post-petition obligations of Tenant.

4. Increases in Taxes and Operating Expenses.

4.1. Definitions. As used in this Paragraph 4, the following terms shall be defined as hereinafter set forth:

(i) “Taxes” shall mean all real estate taxes and assessments of whatever kind, general or special, ordinary or extraordinary, foreseen or unforeseen, imposed upon the Building or with respect to the ownership of the Building and the parcel of land on which the Building is located, and any existing or future improvements to the Building or to the parcel of land on which the Building is located, all of the foregoing as allocable and attributable to each given calendar year which occurs during the term of this Lease (and any renewals and extensions thereof). If, due to a future change in the method of taxation, any franchise, income, profit or other tax, however designated, shall be levied or imposed in addition to or in substitution, in whole or in part, for any tax which would otherwise be included within the definition of Taxes, such other tax shall be deemed to be included within Taxes as defined herein. Taxes also shall include amounts paid to anyone engaged by Landlord to contest the amount or rate of taxes, provided that the amounts so paid do not exceed the savings procured (such savings, if any, shall be reflected in Tenant’s Share of Taxes and Operating Expenses as appropriate). Tenant acknowledges that the exclusive right to protest, contest or appeal Taxes shall be in Landlord’s sole and absolute discretion and Tenant hereby waives any or all rights now or hereafter conferred upon it by law to independently contest or appeal any Taxes.

© 2003 The Rubenstein Company, L.P. All Rights Reserved.

Landlord represents that the Building has been fully assessed and is not currently subject to any abatement in Taxes. Taxes shall not include any income, excise, gross receipts (excluding any taxes derived from Tenant’s use or occupancy of the Demised Premises), franchise, estate, inheritance, capital stock or transfer taxes imposed upon Landlord.

(ii) “Operating Expenses” shall mean Landlord’s actual out-of-pocket expenses, adjusted as set forth herein and as allocable and attributable to each given calendar year which occurs during the term of this Lease (and any renewals and extensions thereof), in respect of the operation, maintenance, repair, replacement and management of the Building and the Corporate Center (after deducting any reimbursement, discount, credit, reduction or other allowance received by Landlord) and shall include, without limitation: (A) wages and salaries (and taxes and insurance imposed upon employers with respect to such wages and salaries) and fringe benefits paid to persons employed by Landlord to render services in the normal operation, maintenance, cleaning, repair and replacement of the Building and the Corporate Center and any security personnel for the Building and the Corporate Center, excluding any overtime wages or salaries paid for providing extra services exclusively for any specific tenants; (B) costs of independent contractors hired for, and other costs in connection with, the operation, security, maintenance, cleaning, repair and replacement of the Building and related facilities and amenities in the Corporate Center; (C) costs of materials, supplies and equipment (including trucks) used in connection with the operation, security, maintenance, cleaning, repair and replacement of the Building and related facilities and amenities in the Corporate Center; (D) costs of electricity, steam, water, sewer, fuel and other utilities used at the Building or the Corporate Center, together with the cost of providing the services specified in Paragraph 5 hereof, and, at Landlord’s discretion, costs of wiring, conduit, and other equipment and facilities for distribution of telecommunication services, but only to the extent such utilities, services, equipment and/or facilities are not separately chargeable to Tenant, an occupant of the Building or an occupant elsewhere in the Corporate Center; (E) cost of insurance for public and general liability insurance and insurance relating to the Building and the Corporate Center, including fire and extended coverage or “All-Risk” coverage, if available, and coverage for elevator, boiler, sprinkler leakage, water damage, and property damage, plate glass, personal property owned by Landlord, fixtures, and rent protection (all with such coverages and in such amounts as Landlord may elect or be required to carry), but excluding any charge for increased premiums due to acts or omissions of other occupants of the Building or elsewhere in the Corporate Center because of extra risk which are reimbursed to Landlord by such other occupants; (F) costs of tools, supplies and services used in connection with the Building or Corporate Center; (G) costs of “Essential Capital Improvements”, as defined in and to the extent permitted pursuant to subparagraph 4.1(ii)(3) below; (H) costs of alterations and improvements to the Building or the Corporate Center made pursuant to any Governmental Requirements (as defined in subparagraph 4.1(iii) below) which are not capital in nature (except to the extent permitted by subparagraph 4.1(ii)(3) below), and which are not the obligation of Tenant or any other occupant of the Building or elsewhere in the Corporate Center; (I) legal and accounting fees and disbursements necessarily incurred in connection with the ownership, maintenance and operation of the Building and the Corporate Center, and the preparation, determination and certification of bills for Taxes and Operating Expenses pursuant to this and other leases at the Building and the Corporate Center; (J) sales, use or excise taxes on supplies and services and on any of the other items included in

© 2003 The Rubenstein Company, L.P. All Rights Reserved.

Operating Expenses; (K) costs of redecorating, repainting, maintaining, repairing and replacing the common areas of the Building and the Corporate Center (including seasonal decorations); (L) management fees payable to the managing agent for the Building and the Corporate Center (provided, however, that if management fees are paid to any affiliate of Landlord, then the amount thereof to be included in Operating Expenses shall not exceed such amount as is customarily being charged for similar services rendered to comparable buildings in the geographical sub market within which the Corporate Center is located, but in no event less than three percent (3%) of all revenues); (M) the cost of telecommunications service, postage, office supplies, maintenance and repair of office equipment and similar costs related to operation of the Building’s and the Corporate Center’s management and superintendent’s offices; (N) the cost of licenses, permits and similar fees and charges related to operation, maintenance, repair and replacement of the Building and the Corporate Center, other than any of the foregoing relating to tenant improvements; and (O) without limiting any of the foregoing, any other expenses or charges which, in accordance with sound accounting and management principles generally accepted with respect to a first-class suburban office building, would be construed as an operating expense. Operating Expenses (including such as are stated above which relate or are applicable to the Corporate Center) shall include, without limitation, any and all sums for landscaping, ground and sidewalk maintenance, sanitation control, extermination, cleaning, lighting, snow removal, parking area and driveway striping and resurfacing, fire protection, fire safety, policing, security systems, public liability and property damage insurance, and expenses for the upkeep, maintenance, repair, replacement and operation of the Corporate Center, all as payable in respect of or allocable to the Building by virtue of the ownership thereof and/or under and pursuant to the Declaration (as hereinafter defined). The term “Operating Expenses” shall not include: (a) the cost of redecorating or special cleaning or similar services to individual tenant spaces, not provided on a regular basis to all tenants of the Building; (b) wages or salaries paid to: (i) executive personnel of Landlord above the level of Building Manager and (ii) employees of Landlord not providing full-time service at the Corporate Center (provided, however, wages and salaries of employees providing part time service at the Corporate Center shall be allocated and included in Operating Expenses accordingly); (c) the cost of any new item (not replacement or upgrading of an existing item) which, by standard accounting principles, should be capitalized (except as provided above or in Paragraph 4.1(ii)(3) below); (d) any charge for depreciation or interest paid or incurred by Landlord; (e) leasing commissions, finders fees and all other leasing expenses incurred in procuring tenants in the Building; (f) Taxes; (g) any costs incurred in the ownership of the Building and the Corporate Center, as opposed to the operation and maintenance of the Building and the Corporate Center, including Landlord’s income taxes, excess profit taxes, franchise taxes or similar taxes on Landlord’s business; preparation of income tax returns; corporation, partnership or other business form organizational expenses; franchise taxes; filing fees; or other such expenses; or any costs incurred in cleaning up any environment hazard or condition in violation of any environmental law (except to the extent caused by Tenant); (h) legal fees for the negotiation or enforcement of leases; (i) expenses in connection with services or other benefits of a type which are not Building or Corporate Center standard but which are provided to another tenant or occupant; (j) any items to the extent such items are required to be reimbursed to Landlord by Tenant (other than through Tenant’s additional rent), or by other tenants or occupants of the Building or by third parties; (k) depreciation, except in the form of a “sinking fund” for periodic replacement of carpeting and for

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periodic repainting (both in common areas only), or amortization of capital expenditures permitted by Subparagraph 4.1(ii)(3) below; (l) interest paid on any mortgage, or ground rents paid under land leases (except for payment of any triple-net expenses required by such leases),; (m) the cost of constructing tenant improvements or installations for any tenant in the Building, including any relocation costs; (n) brokerage commissions, origination fees, points, mortgage recording taxes, title charges and other costs or fees incurred in connection with any financing or refinancing of the Building; (o) attorneys’ fees and disbursements, incurred in connection with the leasing of space in the Building (including without limitation the enforcement of any lease or the surrender, termination or modification of any lease of space in the Building); (p) advertising and promotional expenses, brochures with respect to the Building; (q) cost of repairs or replacements occasioned by fire, windstorm or other casualty, the costs of which are covered by insurance or reimbursed by governmental authorities in eminent domain; (r) overhead and profit increment paid to subsidiaries or affiliates of Landlord for services on or to the Property, to the extent that the costs of such services exceed market-based costs for such services rendered by unaffiliated persons or entities of similar skill, competence and experience; (s) penalties, fines, legal expenses, or late payment interest incurred by Landlord due to violation by Landlord, or Landlord’s agents, contractors or employees, of either the payment terms and conditions of any lease or service contract covering space in the Building or Landlord’s obligations as owner of the Building (such as late payment penalties and interest on real estate taxes, late payment of utility bills); (t) any compensation paid to clerks, attendants or other persons in any commercial concession operated by Landlord in the Building from which Landlord receives any form of income whatsoever, whether or not Landlord actually makes a profit from such concession; or (u) costs incurred in connection with correcting latent defects in the Building, or in repairing or replacing Building equipment, where such repair or replacement results from original defects in design, manufacture or installation rather than from ordinary wear and tear or use. If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would constitute an Operating Expense) to a tenant who has undertaken to perform such work or service in lieu of performance by Landlord, Operating Expenses shall nevertheless be deemed to include the amount Landlord would reasonably have incurred if Landlord had in fact performed the work or service at its expense. The costs of electric consumption and water, sewer and other utility services to the Demised Premises (including, without limitation, for HVAC usage) are not included as Operating Expenses of the Building and shall be paid for by Tenant separately in accordance with Paragraph 5 of this Lease. Notwithstanding the foregoing, in the event the Landlord now, or in the future, employs oil or gas to partially fuel the HVAC at the Building, the cost of such oil or gas shall be included in Operating Expenses.

(2) In determining Operating Expenses for any year, if less than 100% of the rentable square feet of the Building shall have been occupied by tenants at any time during such year, Operating Expenses which vary with occupancy, shall be deemed for such year to be an amount equal to the like expenses which Landlord reasonably determines would normally be incurred had such occupancy been 100% throughout such year. In no event shall the total of Taxes and Operating Expenses for any year be deemed to be less than the Base Amount for Taxes and Operating Expenses.

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(3) In the event Landlord shall make a capital expenditure for an “Essential Capital Improvement”, as hereinafter defined in this subsection (3), during any year, the annual amortization of such expenditure (determined by dividing the amount of the expenditure by the useful life of the improvement, but in no event longer than five (5) years), plus any reasonable interest or financing charges thereon (or, if such improvements are funded from reserves, a reasonable sum imputed in lieu of such financing charges), shall be deemed an Operating Expense for each year of such period. As used herein, an “Essential Capital Improvement” means any of the following: (A) a labor saving device, energy saving device or other installation, improvement, upgrading or replacement made after the Commencement Date which reduces or is intended to reduce Operating Expenses as referred to above, whether or not voluntary or a Governmental Requirement; or (B) an installation, improvement, alteration or removal of any improvements including architectural or communication barriers which are made to the Building by reason of any Governmental Requirement whether or not such improvements are structural in nature (but excluding any installation, improvement, alteration or removal of any improvements which is required pursuant to any Governmental Requirement existing, and as interpreted, as of the date of Landlord’s execution of this Lease) if such Governmental Requirement is or will be applicable generally to similar suburban office buildings in the vicinity of Radnor Township; or (C) an installation or improvement not existing on the Commencement Date which Landlord, in its commercially reasonable judgment determines is necessary to enhance the safety of occupants or tenants in the Building generally, whether or not voluntary or a Governmental Requirement (as, for example, but without limitation, for general safety, fire safety or security).

(iii) “Governmental Requirements” shall mean all applicable requirements under any federal, state or local statutes, rules, regulations, ordinances, or other requirements of any duly constituted public authority having jurisdiction over the Building (including, without limitation, the Demised Premises) including, but not limited to, requirements under applicable Radnor Township building, zoning and fire codes and federal, state and local requirements and regulations governing accessibility by persons with physical disabilities, and all requirements and restrictions contained in or promulgated pursuant to any declaration or other document placed of record applicable to or affecting the Building.

(iv) “Base Amount for Taxes and Operating Expenses” shall mean the total of Taxes and Operating Expenses allocable and attributable to calendar year 2005 for the Building. The Base Amount for Operating Expenses shall be calculated on the basis of the Building being 100% occupied in accordance with Paragraph 4.1(ii)(2) hereof. The Base Amount for Taxes and Operating Expenses shall be adjusted for the calendar year above stated to adjust for average and reasonable allowances for on-going repairs and maintenance and to exclude from the Base Amount extraordinary items of Taxes and/or Operating Expenses incurred in such calendar year.

(v) “Tenant’s Proportionate Share” shall be Seven & 5,072/10,000 percent (7.5072%). This is equal to the ratio of the rentable square feet of the Demised Premises, as set forth above, to the total rentable square feet of space in the Building, which is 336,636 rentable square feet.

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(vi) “Tenant’s Share of Taxes and Operating Expenses” shall mean, with respect to any calendar year, the product of (A) Tenant’s Proportionate Share, multiplied by, (B) the amount, if any, by which the total of Taxes and Operating Expenses for such calendar year exceeds the Base Amount for Taxes and Operating Expenses.

(vii) “Tenant’s Estimated Share” shall mean, with respect to any calendar year, the product of (A) Tenant’s Proportionate Share, multiplied by (B) the amount, if any, by which Landlord’s good faith estimate of the total of Taxes and Operating Expenses for such calendar year exceeds the Base Amount for Taxes and Operating Expenses.

(viii) “Declaration” shall mean any and all present and future declarations, covenants, restrictions and easements, together with all existing or future amendments, addenda and supplements thereto, executed by Landlord (or Landlord’s predecessor in title to the Corporate Center) and placed of record, submitting the Corporate Center or portion thereof to a system of reciprocal easements, restrictions, benefits and burdens for the use and maintenance thereof by owners and tenants, and to which all such owners and tenants shall be subject.

4.2. General Allocation Procedures. Landlord and Tenant acknowledge the following:

(i) To the extent practicable and known exactly, all Taxes and Operating Expenses will be accounted for and attributed separately for the Building and for the other office buildings which presently comprise the Corporate Center (the “Other Corporate Center Buildings”). To the extent allocations of an item of Taxes or Operating Expenses in accordance with the foregoing sentence is not practicable and known exactly, allocations will be made between and among the Building and the Other Corporate Center Buildings proportionately among all thereof (based upon the respective square footage of each), or equally among all thereof, or in such other proportions as may reasonably be determined by Landlord in the exercise of prudent management practices.

(ii) Notwithstanding the foregoing, and to the extent deemed reasonable by Landlord, all common area and other charges under and as permitted by the Declaration will be charged and allocated among the Building, the Other Corporate Center Buildings, and any other building, facility or property subject to the Declaration, all in accordance with the terms and provisions of the Declaration.

4.3. Tenant’s Share of Taxes and Operating Expenses.

(i) For and with respect to each calendar year which occurs during the term of this Lease (and any renewals or extensions thereof) there shall accrue, as additional rent, Tenant’s Share of Taxes and Operating Expenses, appropriately prorated for any partial calendar year occurring within the term.

(ii) Landlord shall furnish to Tenant, on or before December 31 of each calendar year during the term hereof, a statement for the next succeeding calendar year

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setting forth Tenant’s Estimated Share and the information on which such estimate is based. On the first day of the new calendar year, Tenant shall pay to Landlord, on account of Tenant’s Estimated Share, an amount equal to one-twelfth (1/12) of Tenant’s Estimated Share, and on the first day of each succeeding month up to and including the time that Tenant shall receive a new statement of Tenant’s Estimated Share, Tenant shall pay to Landlord, on account of Tenant’s Estimated Share, an amount equal to one-twelfth (1/12) of the then applicable Tenant’s Estimated Share.

(iii) Landlord shall furnish to Tenant, on or before April 30 of each calendar year during the term hereof, a statement (the “Expense Statement”) prepared by Landlord or its agent or accountants setting forth for the previous calendar year: (A) the actual amount of Taxes and Operating Expenses for the previous calendar year; (B) the Base Amount for Taxes and Operating Expenses; (C) the Tenant’s Proportionate Share; (D) the Tenant’s Share of Taxes and Operating Expenses; (E) the Tenant’s Estimated Share; and (F) a statement of the amount due to Landlord, or to be credited to Tenant, as a final adjustment in respect of Tenant’s Share of Taxes and Operating Expenses for the previous calendar year (the “Final Adjustment Amount”). The Final Adjustment Amount shall be calculated by subtracting the Tenant’s Estimated Share from the Tenant’s Share of Taxes and Operating Expenses. On the first day of the first calendar month (but in no event sooner than fifteen [15] days) following delivery of the Expense Statement to Tenant, Tenant shall pay to Landlord the Final Adjustment Amount calculated as set forth in the Expense Statement. If the Final Adjustment Amount is a negative quantity, then Landlord shall credit Tenant with the amount thereof against the next payment of minimum rent due by Tenant hereunder, except that with respect to the last year of the Lease, if an Event of Default has not occurred, Landlord shall refund Tenant the amount of such payment in respect of the Final Expense Adjustment within thirty (30) days after Landlord provides the Expense Statement for such final year of the Lease. In no event, however, shall Tenant be entitled to receive a credit greater than the payments made by Tenant as payments of Tenant’s Estimated Share for the calendar year to which the Final Adjustment Amount relates. The provisions of this subparagraph shall survive the expiration of this Lease.

4.4. Disputes. The information set forth on all statements furnished to Tenant pursuant to this Paragraph 4, including each Expense Statement, and all documents relating to Tenant’s Estimated Share, Tenant’s Share of Taxes and Operating Expenses, the Final Adjustment Amount, and all supportive documentation and calculations, shall be deemed approved by Tenant unless, within ninety (90) days after submission of the Expense Statement to Tenant, Tenant shall notify Landlord in writing that it disputes the correctness thereof, specifying in detail the basis for such assertion. Pending the resolution of any dispute, however, Tenant shall continue to make payments in accordance with the statement or information as furnished.

4.5. Right to Audit. Tenant shall have the right (the “Audit Right”), subject to the following terms and conditions:

(i) Tenant’s audit shall be at its sole expense and at reasonable times during normal business hours at Landlord’s office in Philadelphia, Pennsylvania, or at such other office location in or about Philadelphia, Montgomery or Delaware County, Pennsylvania as

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Landlord may from time to time determine. Tenant may audit (an “Audit”) Landlord’s books and records relating to this Lease and the general management and operation of the Building and the Corporate Center for any year or years during the term, but only one time with respect to any particular year. An Audit Right must be exercised, if at all, on and subject to the following terms and conditions: (a) an Audit Right must be exercised by Tenant, if at all, by notice (an “Audit Notice”) from Tenant to Landlord given on or prior to sixty days (60) days following the date of Tenant’s receipt from Landlord of an Expense Statement for the year for which the Audit is intended to be conducted (the “Audit Year”) and ten (10) days prior to the date Tenant wishes to conduct its Audit; (b) if the Audit reveals, in the judgment of Tenant, an overcharge to Tenant with respect to Taxes or Operating Expenses, as the case may be, for the given Audit Year (an “Overcharge”), then Tenant will be required to give notice to Landlord of the Overcharge, accompanied by a reasonably detailed explanation of and together with reasonably detailed supporting data evidencing the basis on which the claim of an Overcharge is made (an “Overcharge Notice”); (c) an Overcharge Notice must be given, if at all, on or prior to sixty days (60) days following the completion of Tenant’s Audit (but no more than one hundred fifty (150) days from the date Tenant received its Expense Statement of actual Taxes or Operating Expenses, as the case may be, for the Audit Year for which the Audit is being conducted); and (d) in the event Tenant fails timely to give either an Audit Notice or an Overcharge Notice in accordance with the foregoing, then Tenant thereafter will be estopped from challenging the Expense Statement of actual Taxes or Operating Expenses, as the case may be, for the then Audit Year.

(ii) Upon receipt of an Overcharge Notice, Landlord shall either (a) notify Tenant in writing within thirty (30) days of receipt of the Overcharge Notice, that it agrees with the determination set forth in the Overcharge Notice and Landlord shall credit Tenant with the amount of such overcharge against the next succeeding amount of minimum and additional rent due from Tenant, or (b) within thirty (30) days of receipt of the Overcharge Notice, notify Tenant that it does not agree with the determination set forth in the Overcharge Notice (“Landlord’s Dispute Notice”). Landlord’s failure to timely provide a Landlord’s Dispute Notice shall be treated as if Landlord provided a Landlord’s Dispute Notice. In the event Landlord provides Tenant with a Landlord’s Dispute Notice, then the Landlord shall select a consultant, who shall be either a certified public accountant or such other financial consultant as Landlord may deem appropriate (“Landlord’s Consultant”), to review and examine the Overcharge Notice. If Landlord’s Consultant agrees with the Overcharge Notice, Landlord shall be deemed to have agreed with the Overcharge Notice as provided in clause (ii) (a) above. If Landlord’s Consultant shall not agree with the Overcharge Notice, it shall either adopt the Landlord’s Dispute Notice or provide its own independent dispute notice (either of which if supplied by Landlord’s Consultant shall hereinafter be referred to a as “Landlord’s Consultant’s Dispute Notice”). Upon receipt of a Landlord’s Consultant’s Dispute Notice, Tenant may, within five (5) business days, either (aa) accept the contents of such Landlord’s Consultant’s Dispute Notice, in which case the determination of Landlord’s Consultant shall determine the matter, or (bb) appoint its own independent consultant who shall be either a certified public accountant or such other financial consultant as Tenant may deem appropriate (“Tenant’s Consultant”) (such consultant’s compensation shall not be dependent or determined with respect to, or contingent on, the results of the review of Operating Expenses and/or Taxes under

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this Lease) and who, together with Landlord’s Consultant, shall appoint an independent consultant who shall be a reputable certified public accountant licensed to practice in the Commonwealth of Pennsylvania who is experienced in the management and operation of commercial real estate in the geographical location of the Building (the “Independent Consultant”). The panel of Landlord’s Consultant, Tenant’s Consultant and the Independent Consultant shall, within thirty (30) days after the appointment of the Independent Consultant, produce a written accounting setting forth their determination. Landlord shall be responsible for the costs of Landlord’s Consultant, Tenant shall be responsible for the costs of Tenant’s Consultant, and the party against whom the Independent Consultant rules shall be responsible for the costs of the Independent Consultant. The determination of the panel of consultants shall be final and binding on Landlord and Tenant.

(iii) In the event a determination of the panel of Landlord’s Consultant, Tenant’s Consultant and the Independent Consultant, as set forth in Paragraph 4.5 (ii) above, reveals that there has been an Overcharge, or in the event Landlord agrees with Tenant’s Overcharge Notice, as set forth in Paragraph 4.5 (ii) above, then, notwithstanding the terms of Paragraph 4.4 and this Paragraph 4.5 of the Lease, Tenant shall be permitted to Audit the books and records of Landlord for the two calendar years immediately prior to the year covered by such Audit solely with respect to the item which generated such Overcharge.

4.6. Survival. Notwithstanding anything herein contained to the contrary, Tenant understands and agrees that additional rent for increases of Taxes and Operating Expenses described in this Paragraph 4 are attributable to and owing for a specific twelve (12) month period, and are generally determined in arrears. Accordingly, Tenant agrees that, at any time following the expiration of the term of this Lease, or after default by Tenant with respect to this Lease, Landlord may bill Tenant for (i) the entire amount of accrued and uncollected additional rent attributable to increases in Taxes and Operating Expenses under this Paragraph 4, and (ii) any unpaid charges for usage, services or other amounts with respect to any period during the term of this Lease; and the amount of such bill shall be due and payable to Landlord within fifteen (15) days after rendering thereof. Tenant’s Audit Right for the last calendar year during the term of this Lease shall survive the expiration of this Lease

5. Services. Landlord agrees that during the term of this Lease, Landlord shall provide services as set forth in this Paragraph 5.

5.1. HVAC and Electricity. Landlord shall furnish (a) heat, ventilation and air conditioning (including the labor, maintenance and equipment necessary to provide the same), (b) electricity and other utilities needed to operate such systems and (c) electricity for lighting and general power for office use of not less than six (6) watts per rentable square foot (“Maximum Wattage”), each of the foregoing to be paid for by Tenant as follows:

(i) Standard Usage; Business Hours. Tenant shall pay its pro rata share (based upon Tenant’s Proportionate Share, but subject to the last sentence of this subparagraph) of the cost to the Building (including applicable sales or use taxes) for the foregoing services during “Business Hours” (as hereinafter defined) and for “Building Standard

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Consumption” (as hereinafter defined). Such payment shall be made by Tenant within fifteen (15) days after submission by Landlord of a statement to Tenant setting forth the amount due. “Business Hours” shall mean Monday through Friday from 8:00 a.m. to 6:00 p.m. and on Saturday from 8:00 a.m. to 1:00 p.m., Holidays (defined below) excepted. New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving, Christmas, or any day set aside to celebrate such holidays are “Holidays” under this Lease. “Building Standard Consumption” shall mean the consumption necessary, in Landlord’s reasonable judgment, for use and comfortable occupancy of the Demised Premises when occupied by four (4) people per thousand rentable square feet (the “Building Occupancy Density”) with occupants using Standard Office Equipment. “Standard Office Equipment” shall mean all office equipment normally found in an office facility but shall not include “main frame” computer and communication systems and telephone switches and conference or training rooms (or items similar thereto) which require Additional Electric Equipment, as hereinafter defined in Paragraph 5.1(v) below, or additional air conditioning service or systems. In determining Tenant’s pro rata share for the foregoing services for any period, the cost for the foregoing services shall be deemed for such period to be an amount equal to the like expenses which Landlord reasonably determines would normally be incurred had the Building been fully occupied throughout such period.

(ii) Non-Standard Usage; After-Hours. Tenant shall pay the cost of supplying the Demised Premises with the foregoing services at times outside of Business Hours or in amounts in excess of Building Standard Consumption, at such rates as Landlord shall specify from time to time to cover all of the estimated costs and expenses incurred by Landlord in connection with supplying the Demised Premises with such service, including without limitation the costs of labor and utilities associated with such service and including applicable sales or use taxes thereon, such amounts to be paid by Tenant within fifteen (15) days after submission by Landlord of a statement to Tenant setting forth the amount due. With respect to heat, ventilation and air conditioning required by Tenant outside of Business Hours, Tenant shall notify Landlord by 12:00 noon on the day such after-hours use is desired, except if such use is desired for a weekend, in which event Tenant shall notify Landlord no later than 12:00 noon on the Friday immediately preceding such weekend.

(iii) Separate Metering; Survey. Landlord reserves the right, if Landlord, in good faith, believes that Tenant’s electric consumption is in excess of Building Standard Consumption, at Tenant’s sole cost, to determine Tenant’s charge for electrical usage by separate meter or electrical engineering survey. At any time after the installation of separate metering for the Demised Premises (or any part thereof), or the completion of such survey, Landlord shall furnish to Tenant a statement setting forth the amount due for Tenant’s electric usage (or the part thereof that is so metered or subject to such survey), and the total amount set forth in such statement shall be due and payable by Tenant within fifteen (15) days after submission to Tenant by Landlord of such statement. In such case, Tenant shall pay for such consumption based upon the average KWH rate paid by Landlord without mark up or profit.

(iv) System Failure. Landlord shall not be responsible for any failure or inadequacy of the air conditioning system if such failure or inadequacy results from the occupancy of the Demised Premises by persons in excess of the Building Occupancy Density, or

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if Tenant uses the Demised Premises in a manner for which it was not designed, or if Tenant installs or operates machines, appliances or equipment which exceed the Maximum Wattage, or which generate more heat than the Building Standard Consumption.

(v) Additional Electrical Equipment. Tenant will not install or use electrically-operated equipment in excess of the design capacity of the Demised Premises (as such design standards may be set forth in Exhibit “F” attached hereto or otherwise established by Landlord if not so set forth) and Tenant will not install or operate in the Demised Premises any electrically-operated equipment or machinery other than that commonly used in a normal office operation without first obtaining the prior written consent of the Landlord. Landlord may condition any consent required under this Paragraph 5.1(v) upon the installation of separate meters (and transformers or electrical panels) for such equipment or machinery at Tenant’s expense and the payment by Tenant of additional rent as compensation for the additional consumption of electricity occasioned by the operation of such additional equipment or machinery, at the rates and in the manner set forth in Paragraph 5.1(ii) or (iii) above. Landlord shall replace, when and as requested by Tenant (the cost of which replacement light bulbs and tubes, and ballasts, plus the labor cost for such replacement, to be chargeable to Tenant) light bulbs and tubes, and ballasts, within the Demised Premises which are Building standard (but at Landlord’s option such undertaking of Landlord shall not include bulbs or tubes for any non-Building standard lighting, high hats, or other specialty lighting of Tenant, which shall be and remain the responsibility of Tenant).

(vi) Regulatory Compliance. The furnishing of the foregoing heating, ventilation, air conditioning and electricity services shall be subject to any Governmental Requirement for energy conservation which may be promulgated by any governmental agency or organization which Landlord shall be required to comply with or which Landlord determines in good faith to comply with.

5.2. Water and Sewer. Landlord shall furnish the Building with water (i) for drinking, lavatory, toilet and sanitary sewer purposes drawn through fixtures installed by Landlord, (ii) necessary for the operation of the Building’s fire safety devices, and (iii) if required by the Building’s HVAC system, necessary for the operation of such system. Tenant shall pay its pro rata share (based upon Tenant’s Proportionate Share, but subject to the last sentence of this subparagraph) of the cost to the Building (including applicable sales or use taxes) of such services pursuant to a statement furnished by Landlord to Tenant setting forth the amount due, and the total amount set forth in such statement shall be due and payable by Tenant within fifteen (15) days after submission thereto by Landlord of such statement. In determining Tenant’s pro rata share for the foregoing services for any period, the cost for the foregoing services shall be deemed for such period to be an amount equal to the like expenses which Landlord reasonably determines would normally be incurred had the Building been fully occupied throughout such period.

5.3. Elevator; Access. Landlord shall provide passenger elevator service to the Demised Premises during Business Hours, with one elevator subject to call at all other times. Tenant shall notify Landlord in writing, no later than September 15, 2004, if Tenant has elected

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to modify the elevator in the Building to provide limited card access as set forth on Exhibit “F”. If Tenant so elects, Landlord shall modify the elevator as set forth on Exhibit “F”, at Tenant’s sole cost and expense. Tenant and its employees and agents shall have access to the Demised Premises at all times, subject to compliance with such security measures as shall be in effect for the Building. Elevator services for freight shall be supplied in common with service to other tenants and for other Building requirements at reasonable times during Business Hours for routine deliveries in the ordinary course of Tenant’s business. Unusual or unusually large deliveries requiring use of the freight elevators shall be scheduled in advance with Landlord so as not to interfere with the operations of the Building or other tenants. Freight elevator service outside of Business Hours shall be provided to Tenant upon reasonable written advance notice, at charges equal to Landlord’s estimated cost for providing such service from time to time, which shall be payable by Tenant to Landlord not later than fifteen (15) days after Landlord’s bill therefor.

5.4. Janitorial. Landlord shall provide janitorial service to the Demised Premises as specified on Exhibit “D” annexed hereto. Any and all additional or specialized janitorial or trash removal service desired by Tenant (i) shall be contracted for by Tenant directly with Landlord’s janitorial agent and the cost and payment thereof shall be and remain the sole responsibility of Tenant, or (ii) at the option of Landlord, shall be contracted for by Landlord and paid for by Tenant to Landlord within fifteen (15) days after the submission by Landlord of a statement to Tenant setting forth the amount due. If Landlord shall from time to time reasonably determine that the use of any cleaning service in the Demised Premises, including without limitation, removal of refuse and rubbish from the Demised Premises, is in an amount greater than usually attendant upon the use of such Demised Premises as offices, the reasonable cost of such additional cleaning services shall be paid by Tenant to Landlord as additional rent, within fifteen (15) days after demand. Landlord shall maintain the Building, the Corporate Center and the common areas thereof in good order and condition.

5.5. Security. Landlord provides a security card or code type access system at the main entrance to the Building for Tenant’s convenience. Tenant and Tenant’s employees, as well as other tenants of the Building, will have access to the Building using such access system. During non-Business Hours, Tenant, its employees and invitees shall close and secure the entrances to the Building upon entering and exiting the Building. Landlord makes no representation that the access system or any future system employed at the Building to monitor access to the Building outside of Business Hours will prevent unauthorized access to the Building or the Demised Premises, and Tenant acknowledges that no security guards are provided by Landlord. Accordingly, Tenant agrees that Tenant shall be responsible for security of the Demised Premises and the security and safety of Tenant’s employees, invitees, officers, directors, contractors, subcontractors and agents. In furtherance of the foregoing, Landlord assumes no liability or responsibility for Tenant’s personal property whether such are located in the Demised Premises or elsewhere in the Building or the Corporate Center. Tenant further acknowledges that Landlord may (but shall have no obligation to) alter current security measures in the Building, and Tenant agrees that Tenant shall cooperate fully, and shall cause its employees and invitees to cooperate fully, with any reasonable requests of Landlord in connection with the implementation of any new security procedures or other arrangements.

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5.6. Snow Removal. Landlord shall provide such snow removal services at the Building as Landlord deems necessary.

5.7. Landscaping. Landlord shall provide such landscaping services at the Building as Landlord deems necessary.

5.8. Repairs. Landlord shall make (i) all structural repairs to the Building, (ii) all repairs to the exterior windows and glass and all repairs to the common areas of the Building (iii) all repairs to the common areas of the Building, including the parking areas, entrances and sidewalks, and (iv) all repairs which may be needed to the mechanical, electrical and plumbing systems in the Demised Premises, excluding repairs to (or replacement of) any non-building standard fixtures or other improvements in the Demised Premises installed by Tenant or made by or at the request of Tenant and requiring unusual or special maintenance. In the event that any repair is required by reason of the negligence or abuse of Tenant or its agents, employees, invitees or of any other person using the Demised Premises with Tenant’s consent, express or implied, Landlord may make such repair and add the cost thereof to the first installment of rent which will thereafter become due, unless Landlord shall have actually recovered such cost through insurance proceeds.

5.9. System Changes. Tenant shall not install any equipment of any kind or nature whatsoever which would or might necessitate any changes, replacement or additions to the water, plumbing, heating, air conditioning or the electrical systems servicing the Demised Premises or any other portion of the Building; nor install any plumbing fixtures in the Demised Premises; nor use in excess of normal office use any of the utilities, the common areas of the Building, the janitorial or trash removal services, or any other services or portions of the Building without the prior written consent of the Landlord, and in the event such consent is granted, the cost of any such installation, replacements, changes, additions or excessive use shall be paid for by Tenant, in advance in the case of any installations replacements and additions, and within fifteen (15) days after being billed therefor in the case of charges in excessive use.

5.10. Directory. Landlord shall maintain a directory of office tenants in the lobby area of the Building, on which shall be listed the name of Tenant. In the event Landlord permits Tenant to add more names to the directory (which Landlord may grant or deny in its sole discretion), Tenant shall pay the actual cost of lobby directory signage over an allowance of one (1) directory space per Tenant.

5.11. Overhead Fee. Notwithstanding anything to the contrary contained in this Paragraph 5, Landlord reserves the right to impose a reasonable administrative overhead charge whenever Landlord provides or arranges for additional or above standard services. Landlord will notify Tenant of the amount of the overhead charge, if any, prior to providing such services.

5.12. Limitation Regarding Services. It is understood that Landlord does not warrant that any of the services referred to in this Paragraph 5 will be free from interruption from causes beyond the control of Landlord. Landlord reserves the right, without any liability to Tenant, and without being in breach of any covenant of this Lease, to interrupt or suspend

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service of any of the heating, ventilating, air-conditioning, electric, sanitary, elevator or other Building systems serving the Demised Premises, or the providing of any of the other services required of Landlord under this Lease, whenever and for so long as may be necessary by reason of accidents, emergencies, strikes or the making of repairs or changes which Landlord is required by this Lease or by law to make or in good faith deems advisable, or by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies, or by reason of any other cause beyond Landlord’s reasonable control, including without limitation, mechanical failure and governmental restrictions on the use of materials or the use of any of the Building systems. In each instance, however, Landlord shall exercise commercially reasonable diligence to eliminate the cause of interruption and to effect restoration of service, and shall give Tenant reasonable notice, when practicable, of the commencement and anticipated duration of such interruption. Tenant shall not be entitled to any diminution or abatement of rent or other compensation nor shall this Lease or any of the obligations of the Tenant be affected or reduced by reason of the interruption, stoppage or suspension of any of the Building systems or services arising out of the causes set forth in this Paragraph; provided, however, that if a stoppage or suspension of the HVAC systems, electricity service, elevator service and/or water and sewer services to the Building results in a “shutdown condition” (as defined below) at the Demised Premises solely as a result of such stoppage or suspension and such stoppage or suspension is not attributable to (a) Tenant and/or (b) a “force majeure” event (as defined below); then, after the continuation of such stoppage or suspension for five (5) consecutive business days after Landlord’s receipt of notice from Tenant that the Demised Premises is in a shutdown condition as a result of such stoppage or suspension and commencing with the sixth (6th) consecutive business day, rent hereunder shall abate for the period the Demised Premises are in a shutdown condition as a result of such stoppage or suspension. Notwithstanding the foregoing, in the event the “shutdown condition” is the result of a “force majeure” event, and such shutdown condition continues for ten (10) consecutive business days, rent hereunder shall abate for the period commencing on the eleventh (11th) business day for the period the Demised Premises is in a shutdown condition as a result of the force majeure event. For purposes hereof, the Demised Premises shall be deemed to be in a “shutdown condition” only if as a result of such stoppage or suspension of the HVAC systems, electricity service, elevator service and/or water and sewer services to the Building (i) Tenant’s personnel cannot reasonably perform their ordinary functions in the Demised Premises and (ii) Tenant shall have ceased all operations in the Demised Premises.

6. Care of Demised Premises. Tenant agrees, on behalf of itself, its employees and agents, that during the term of this Lease, Tenant shall comply with the covenants and conditions set forth in this Paragraph 6.

6.1. Insurance and Governmental Requirements. At all times during the term of this Lease and any extension or renewal hereof, Tenant, at its cost, shall comply in all material respects with, and shall promptly correct any violations of, (i) all requirements of any insurance underwriters, or (ii) any Governmental Requirements relating to Tenant’s use and occupancy of the Demised Premises. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all loss, damages, claims of third parties, cost of correction, expenses (including reasonable attorney’s fees and cost of suit or administrative proceedings) or

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fines arising out of or in connection with Tenant’s failure to comply with Governmental Requirements. The provisions of this Paragraph 6.1 shall survive the expiration or earlier termination of this Lease.

6.2. Access. Tenant shall give Landlord, its agents and employees, access to the Demised Premises at all reasonable times, upon reasonable prior notice and accompanied by a representative of Tenant (except in the case of an emergency), without charge or diminution of rent, to enable Landlord (i) to examine the same and to make such repairs, additions and alterations as Landlord may be permitted to make hereunder or as Landlord may deem advisable for the preservation of the integrity, safety and good order of the Building or any part thereof; and (ii) to show the Demised Premises to prospective mortgagees and purchasers and, during the last eighteen (18) months of the term, to prospective tenants. If representatives of Tenant shall not be present on the Demised Premises to permit entry upon the Demised Premises by Landlord or its agents or employees, at any time when such entry by Landlord is necessary or permitted hereunder, Landlord may enter the Demised Premises by means of a master key (or, in the event of any emergency, forcibly) without any liability whatsoever to Tenant (except for property damage caused by Landlord’s negligence and provided Tenant is not able to collect for such damage from Tenant’s insurance carrier) and without such entry constituting an eviction of Tenant or a termination of this Lease. Landlord shall not be liable by reason of any injury to or interference with Tenant or Tenant’s business arising from the making of any repairs, alterations, additions or improvements in or to the Demised Premises or the Building or to any appurtenance or any equipment therein. Landlord shall use commercially reasonable efforts to minimize the interruption to Tenant’s business arising from Landlord’s access to the Demised Premises.

6.2.1. Landlord acknowledges that by virtue of the nature of Tenant’s business, Tenant has certain security and confidentiality requirements such that portions of the Demised Premises are locked and inaccessible to persons unauthorized by Tenant (the “Secured Areas”). Landlord therefore agrees that except in cases of emergency Landlord shall, notwithstanding anything to the contrary contained herein, have no right of access to the Secured Areas, provided that (i) Tenant shall deliver floor plans of the Demised Premises designating the Secured Areas, (ii) such designation shall be reasonable in light of Tenant’s business, but shall not exceed 5% of the rentable square feet of the Demised Premises in the aggregate and (iii) Landlord shall have no liability for providing cleaning or other services to the Secured Areas that requires access to the Secured Areas unless Tenant shall provide Landlord with access to the Secured Areas for purposes of providing cleaning or such other services at those times that Landlord shall reasonably designate in accordance with Landlord’s ordinary cleaning schedule or, in the case of such other services, at such times as Landlord shall reasonably designate.

6.3. Condition. Tenant shall keep the Demised Premises and all improvements, installations and systems therein in good order and condition and repair all damage to the Demised Premises and replace all interior glass broken by Tenant, its agents, employees or invitees, with glass of the same quality as that broken, except for glass broken by fire and extended coverage type risks, and Tenant shall commit no waste in the Demised

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Premises. If the Tenant refuses or neglects to make such repairs, or fails to diligently prosecute the same to completion, after written notice from Landlord of the need therefor, Landlord may make such repairs at the expense of Tenant and such expense shall be collectible as additional rent. Any such repairs and any labor performed or materials furnished in, on or about the Demised Premises shall be performed and furnished by Tenant in strict compliance with all applicable laws, regulations, ordinances and requirements of all duly constituted authorities or governmental bodies having jurisdiction over the Building, and any reasonable regulations imposed by Landlord pertaining thereto. Without limitation of the foregoing, Landlord shall have the right to approve any and all contractors and suppliers to furnish materials and labor for such repairs (such approval shall not be unreasonably withheld or delayed). Any contractors performing services for Tenant on or about the Demised Premises or Building shall be subject to the requirements governing work by Tenant’s contractors as set forth in Exhibit “F” attached hereto and made a part hereof.

6.4. Surrender. Upon the termination of this Lease in any manner whatsoever, Tenant shall remove Tenant’s goods and effects and those of any other person claiming under Tenant, and quit and deliver up the Demised Premises to Landlord peaceably and quietly in as good order and condition as at the inception of the term of this Lease or as the same hereafter may be improved by Landlord or Tenant, reasonable use and wear thereof, damage from fire and other insured casualty and repairs which are Landlord’s obligation excepted. Goods and effects not removed by Tenant at the termination of this Lease, however terminated, shall be considered abandoned and Landlord may dispose of and/or store the same as it deems expedient, the cost thereof to be charged to Tenant.

6.5. Signs. Tenant shall not place signs on or about any part of the Building, or on the outside of the Demised Premises or on the exterior doors, windows or walls of the Demised Premises, except on doors and then only of a type and with lettering and text approved by Landlord, which approval shall not be unreasonably withheld.

6.6. Care; Insurance. Tenant shall not overload, damage or deface the Demised Premises or do any act which might make void or voidable any insurance on the Demised Premises or the Building or which may render an increased or extra premium payable for insurance (and without prejudice to any right or remedy of Landlord regarding this subparagraph, Landlord shall have the right to collect from Tenant, within fifteen (15) days of demand, any such increase or extra premium).

6.7. Alterations; Additions. Tenant shall not make any alteration of or addition to the Demised Premises without the prior written approval of Landlord (except for work of a decorative nature) and such alterations shall not be visible from outside the Building other than such alterations as are customary for a first class office environment. Such approval shall not be unreasonably withheld or delayed for nonstructural interior alteration, provided that (i) no Building systems, structure, or areas outside of the Demised Premises are affected by such proposed alteration, and (ii) reasonably detailed plans and specifications for construction of the work, including but not limited to any and all alterations having any impact on or affecting any electrical systems, telecommunications systems, plumbing, HVAC, sprinkler system and interior

© 2003 The Rubenstein Company, L.P. All Rights Reserved.

walls and partitions, are furnished to Landlord in advance of commencement of any work. All such alterations and additions, as well as all fixtures, equipment, improvements and appurtenances installed in and affixed to the Demised Premises at the inception of the term of this Lease (but excluding Tenant’s trade fixtures and modular furniture systems) shall, upon installation, become and remain the property of Landlord. All such alterations and additions shall be maintained by Tenant in the same manner and order as Tenant is required to maintain the Demised Premises generally. Landlord shall, at the time Landlord approves any such items, identify those items which Landlord reserves the right to require Tenant to remove at the expiration or termination of this Lease. All alterations and additions by Tenant shall be performed in accordance with the plans and specifications therefor submitted to and approved by Landlord, in a good and workerlike manner and in conformity with all Governmental Requirements. In addition, all such alterations and additions shall be performed in strict compliance with the requirements governing work by Tenant’s contractors as set forth in Exhibit “F” hereto.

6.8. Mechanics’ Liens. Tenant, within ten (10) business days after notice from Landlord, (i) shall discharge (by bonding or otherwise) any mechanics’ lien for material or labor claimed to have been furnished to the Demised Premises on Tenant’s behalf (except for work contracted for by Landlord), (ii) shall deliver to Landlord satisfactory evidence thereof, and (iii) shall indemnify and hold harmless Landlord from any loss incurred in connection therewith.

6.9. Vending Machines. Tenant shall not install or authorize the installation of any coin operated vending machines within the Demised Premises, except machines for the purpose of dispensing coffee, cold beverages, snack foods and similar items to the employees and business visitors of Tenant for consumption upon the Demised Premises, the installation and continued maintenance and repair of which shall be at the sole cost and expense of Tenant.

6.10. Rules and Regulations. Tenant shall observe the rules and regulations annexed hereto as Exhibit “E”, as the same may from time to time be amended by Landlord for the general safety, comfort and convenience of Landlord, occupants and tenants of the Building. Landlord shall provide Tenant with written notice of any change or amendment to the rules and regulations and Landlord shall enforce the rules and regulations in a non-discriminatory manner, to the extent applicable. To the extent there is any conflict between the specific terms contained in this Lease and the rules and regulations, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

6.11. Environmental Compliance. Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any Waste (as defined below) upon or about the Building, or permit Tenant’s employees, agents, contractors, and other occupants of the Demised Premises to engage in such activities upon or about the Building or the Demised Premises. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within, the Demised Premises of substances customarily used in offices (or such other business or activity expressly permitted to be undertaken in the Demised Premises pursuant to the terms of this Lease), provided: (a) such substance shall be used and maintained only in such quantities as are reasonably necessary for

© 2003 The Rubenstein Company, L.P. All Rights Reserved.

such permitted use of the Demised Premises, strictly in accordance with applicable Governmental Requirements and the manufacturers’ instructions therefor, (b) such substances shall not be disposed of, released or discharged in the Building, and shall be transported to and from the Demised Premises in compliance with all applicable Governmental Requirements, and as Landlord shall reasonably require, (c) if any applicable Governmental Requirement or Landlord’s trash removal contractor requires that any such substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant’s expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Landlord), and shall ensure that disposal occurs frequently enough to prevent unnecessary storage of such substances in the Demised Premises, and (d) any remaining such substances shall be completely, properly and lawfully removed from the Building upon expiration or earlier termination of this Lease.

(i) Tenant shall promptly notify Landlord of: (a) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Waste on the Demised Premises or the migration thereof from or to the Building, (b) any demands or claims made or threatened by any party against Tenant or the Demised Premises relating to any loss or injury resulting from the presence of any Waste on the Demised Premises, (c) any release, discharge or non-routine, improper or unlawful disposal or transportation of any Waste on or from the Demised Premises, and (d) any matters where Tenant is required by any Governmental Requirement to give a notice to any governmental or regulatory authority respecting any Waste on the Demised Premises. Landlord shall have the right (but not the obligation) to join and participate as a party in any legal proceedings or actions affecting the Demised Premises initiated in connection with any environmental, health or safety Governmental Requirement. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list identifying any Waste then used, stored, or maintained upon the Demised Premises and the use and approximate quantity of each such material. Tenant shall also furnish Landlord with a copy of any material safety data sheet (“MSDS”) issued by the manufacturer as well as any written information concerning the removal, transportation and disposal of the same, and such other information as Landlord may reasonably require or as may be required by Governmental Requirement. The term “Waste” for purposes hereof shall mean any hazardous or radioactive material, polychlorinated biphenyls, friable asbestos or other hazardous or medical waste substances as defined by the Comprehensive Environmental Response, Compensation and Liability Act, as amended, or by any other federal, state or local law, statute, rule, regulation or order (including any Governmental Requirements) concerning environmental matters, or any matter which would trigger any employee or community “right-to-know” requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of a MSDS.

(ii) If any Waste is released, discharged or disposed of by Tenant or any other occupant of the Demised Premises, or their employees, agents or contractors, in or about the Building in violation of the foregoing provisions, Tenant shall promptly, properly and in compliance with applicable Governmental Requirements clean up and remove the Waste from the Building and clean or replace any affected property at the Building (whether or not owned by

© 2003 The Rubenstein Company, L.P. All Rights Reserved.

Landlord), at Tenant’s expense. Such clean up and removal work shall be subject to Landlord’s prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Landlord. If Tenant shall fail to commence taking such actions as are necessary to comply with the provisions of this Paragraph within five (5) days after written notice by Landlord, or such shorter time as may be required by any Governmental Requirement or in order to minimize any hazard to any person or property, Landlord may (but shall not be obligated to) arrange for such compliance directly or as Tenant’s agent through contractors or other parties selected by Landlord, at Tenant’s expense (without limiting Landlord’s other remedies under this Lease or applicable Governmental Requirement). If any Waste is released, discharged or disposed of on or about the Building and such release, discharge, or disposal is not caused by Tenant or other occupants of the Demised Premises, or their employees, agents or contractors, such release, discharge or disposal shall be deemed casualty damage under Paragraph 8 to the extent that the Demised Premises or common areas serving the Demised Premises are affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under Paragraph 8.

7. Subletting and Assigning.

7.1. General Restrictions. Except as provided in Paragraph 7.6., Tenant shall not assign this Lease or sublet all or any portion of the Demised Premises (either a sublease or an assignment hereinafter referred to as a “Transfer”) without first obtaining Landlord’s prior written consent thereto, which shall not be unreasonably withheld, conditioned or delayed. By way of example and without limitation (and without affecting any of Landlord’s rights under Section 365 of the Bankruptcy Code), the parties agree it shall be reasonable for Landlord to withhold consent: (1) if the financial condition of the proposed transferee is not at least equal, in Landlord’s reasonable determination, to the financial condition (as of the date of this Lease) of the Tenant named herein; (2) if the proposed use within the Demised Premises conflicts with the use provision set forth herein or is incompatible, inconsistent, or unacceptable with the character, use and image of the Building or the tenancy at the Building in Landlord’s reasonable opinion, or conflicts with exclusive use rights granted to another tenant of the Building or Corporate Center; (3) if the business reputation and experience of the proposed transferee is not sufficient, in Landlord’s reasonable opinion, for it to operate a business of the type and quality consistent with other tenants in the Corporate Center; (4) if the document creating the Transfer is not reasonably acceptable to Landlord; (5) the nature of the fixtures and improvements to be performed or installed are not consistent with general office use and the terms of this Lease; (6) if the proposed transferee is an existing tenant of Landlord or an affiliate of Landlord in the Radnor submarket (except if Landlord, or an affiliate of Landlord in the Radnor submarket, has no other available space) or is currently negotiating or has negotiated within the prior nine (9) months with Landlord for other space in the Building or Corporate Center (or any other building owned by an affiliate of Landlord in the Radnor submarket); (7) if the proposed user is a governmental or quasi-governmental agency; (8) if the proposed transferee will be using or if Landlord has reasonable cause to believe that it is likely to use Waste at the Demised Premises other than those types of Waste normally used in general office operations in compliance with applicable Governmental Requirements; (9) if Landlord has reasonable cause to believe that the proposed

© 2003 The Rubenstein Company, L.P. All Rights Reserved.

transferee’s assets, business or inventory would be subject to seizure or forfeiture under any laws related to criminal or illegal activity; (10) if a proposed sublet involves more than fifty percent (50%) of the Demised Premises (or, if such proposed sublet would result in more than fifty percent (50%) of the Demised Premises, in the aggregate, being subject to one or more subleases); or (11) if the parking requirements of the proposed transferee exceed the parking requirement of Tenant as contemplated by this Lease. If Landlord consents to a Transfer, such consent, if given, will not release Tenant from its obligations hereunder and will not be deemed a consent to any further Transfer. Tenant shall furnish to Landlord, in connection with any request for such consent, reasonably detailed information as to the identity and business history of the proposed assignee or subtenant, as well as the proposed effective date of the Transfer and, prior to the execution thereof, a complete set of the final documentation governing such Transfer, all of which shall be reasonably satisfactory to Landlord in form and substance. If Landlord consents to any such Transfer, the effectiveness thereof shall nevertheless be conditioned on the following: (i) receipt by Landlord of a fully executed copy of the full documentation governing the Transfer, in the form and substance approved by Landlord, (ii) any sublessee shall acknowledge that its rights arise through and are limited by this Lease, and shall agree to comply with this Lease (with such exceptions as may be consented to by Landlord including, without limitation, an agreement by sublessee to pay all minimum rent and additional rent directly to Landlord upon Landlord’s written request therefor), and (iii) any assignee shall assume in writing all obligations of Tenant hereunder from and after the effective date of such Transfer. Tenant shall not advertise or otherwise disseminate any information regarding the Building or the Demised Premises (including, without limitation, rental rates or other terms upon which Tenant intends to Transfer) to potential assignees and/or subtenants without in each instance obtaining Landlord’s prior written approval and consent as to the specific form and content of any such advertisement, statement, offering or other information (including, without limitation, approval of rental rates and terms). Landlord will not unreasonably withhold its consent to such advertisements so long as the same are laid out in a reasonable fashion and are to be placed only in publications which typically carry real estate advertisements with respect to potential subleases and assignments and which contain only the following information: (1) a statement that the space is available for subletting or assignment, (2) the address and an accurate description of the Building, (3) a statement setting forth an accurate description of the amenities offered by the Building, (4) a statement regarding the size of the Demised Premises and its design, (5) a statement about the portion of the Demised Premises available for sublease or assignment, (6) the expiration date of the Lease, (7) the name of Tenant, (8) the intended commencement date and expiration date of the intended assignment or sublease, (9) a statement that terms are negotiable, (10) a statement that real estate brokers representing prospective assignees or sublessees will be recognized for commission purposes by Tenant only, (11) the identity of the Tenant’s representative, (12) a floor plan of the Demised Premises and (13) one or more photographs of the Building (such photographs to be pre-approved by Landlord). Landlord’s acceptance of any name for listing on the Building Directory will not be deemed, nor will it substitute for, Landlord’s consent, as required by this Lease, to any Transfer, or other occupancy of the Demised Premises. Tenant shall not mortgage or encumber this Lease.

7.2. Definitions. For purposes hereof, a Transfer shall include any direct or indirect transfer, in any single or related series of transactions, of (i) fifty percent (50%) or more

© 2003 The Rubenstein Company, L.P. All Rights Reserved.

of the voting stock of a corporate Tenant; (ii) fifty percent (50%) or more of the interests in profits of a partnership or limited liability company Tenant; or (iii) effective voting or managerial control of Tenant; provided, however, that the foregoing shall not apply to a tenant a majority of whose ownership interests are publicly-traded on a nationally-recognized exchange.

7.3. Procedure for Approval of Transfer. If Tenant wishes to request Landlord’s consent to a Transfer, Tenant shall submit such request to Landlord, in writing, together with reasonably detailed financial information and information as to the identity and business information and business history of the proposed transferee, as well as the proposed effective date of the Transfer and the area or portion of the Demised Premises which Tenant wishes to Transfer (the “Transfer Space”). If Landlord fails to respond or request additional information from Tenant within fifteen (15) days after receipt of Tenant’s proper request for approval, Tenant shall submit an additional request to Landlord, setting forth the same information and further notifying Landlord on such request, on a covering letter in all capital letters and bold-face type, that Landlord’s failure to respond or request additional information from Tenant within an additional fifteen (15) days shall be deemed an approval (such notice is hereinafter referred to as an “Automatic Approval Notice”). If Landlord fails to respond or request additional information from Tenant within such additional fifteen (15) days, such failure to so respond shall be deemed a consent to the Transfer. If Landlord reasonably requests additional information, Landlord shall respond within the later of (i) ten (10) days after receipt of all requested information, or (ii) the expiration of the fifteen (15) day period set forth above; and Landlord’s failure to do so shall be deemed a consent to the Transfer so long as such additional information shall include (on a covering letter in all capital letters and in bold-face type) an Automatic Approval Notice. If Landlord consents to any such Transfer, such consent shall be given on Landlord’s form of consent (which consent shall include, among other things, an acknowledgment by the transferee that its rights arise through and are limited by this Lease, that the transferee agrees to comply with this Lease (with such exceptions as may be consented to by Landlord), and a written acknowledgment by Tenant evidencing that Tenant is not released from its obligations under this Lease), which consent document shall be executed by Tenant and the transferee of Tenant. It shall nevertheless be a condition to the deemed effectiveness thereof that Landlord be furnished with a fully executed copy of the full documentation governing the Transfer, in the form and substance approved by Landlord, and that Tenant shall pay Landlord’s reasonable out of pocket expenses in connection with the proposed Transfer. It shall not be unreasonable for Landlord to object to Transfer document provisions which, inter alia, attempt to make Landlord a party to the Transfer document or impose any obligation on Landlord to the subtenant.

7.4. Recapture. Upon receipt of Tenant’s request for consent to a proposed Transfer, Landlord may elect to recapture the Transfer Space. Landlord’s election to recapture must be in writing and delivered to Tenant within fifteen (15) days of Landlord’s receipt of Tenant’s request for permission to transfer all or a portion of the Demised Premises. Landlord’s recapture shall be effective (the “Effective Date”) on a date selected by Landlord, which date shall be (i) on or before the date which is thirty (30) days after the proposed effective date of the Transfer, as specifically set forth in Tenant’s written request to Landlord for consent to a proposed Transfer, or (ii) if Tenant’s written request to Landlord for consent to a proposed

© 2003 The Rubenstein Company, L.P. All Rights Reserved.

Transfer does not contain a proposed effective date, then on or before the date which is thirty (30) days after Landlord’s election to recapture the Transfer Space; and with respect to the Transfer Space, this Lease shall be terminated and Tenant shall be released under this Lease, subject to any continuing liabilities or obligations of Tenant which remain delinquent or uncured with respect to the period prior to the Effective Date.

7.5. Conditions. In the event Landlord consents to a Transfer of all or any portion of the Demised Premises, Landlord may condition its consent, inter alia, on agreement by Tenant and its assignee and/or sublessee, as the case may be, that fifty percent (50%) of any rental payable under such Transfer arrangement which exceeds the amount of rental payable hereunder be payable to Landlord (after deduction by Tenant for the reasonable and necessary costs associated with such Transfer amortized over the remaining term of the Lease) as consideration of the granting of such consent. Nothing herein shall, however, be deemed to be a consent by Landlord of any Transfer or a waiver of Landlord’s right not to consent to any Transfer. Any purported Transfer not in accordance with the terms hereof shall at Landlord’s option, to be exercised at any time after Landlord becomes aware of any such purported Transfer, be void, and may at Landlord’s option be treated as an Event of Default hereunder.

7.6. Special Conditions for Transfers to Affiliates of Tenant. Notwithstanding anything to the contrary set forth above, Tenant shall be permitted without Landlord’s prior written consent, and subject to the terms of this subparagraph 7.6, to transfer all or a portion of the Demised Premises to an “Affiliate” of Tenant. For purposes of this subparagraph, Affiliate shall mean; (i) a corporation which owns at least fifty percent (50%) of the outstanding common stock of Tenant, or (ii) a corporation which has at least fifty percent (50%) of its common stock owned by Tenant, or (iii) a partnership or limited liability company which owns at least fifty percent (50%) of the common stock of Tenant, or (iv) a partnership or limited liability company which has at least fifty percent (50%) or more of its interest in partnership profits owned by Tenant, or (v) an entity which is the surviving entity in a merger pursuant to applicable law with the Tenant. The effectiveness of such Transfer to an Affiliate of Tenant shall nevertheless be conditioned on the following: (a) Landlord receiving a fully executed copy of the full documentation governing the Transfer, in the form and substance reasonably approved by Landlord (except in the case of a Transfer in accordance with the provisions of paragraph 7.2 above, in which event, Landlord shall have no such approval rights), and (b) such sublessee shall acknowledge that its rights arise through and are limited by this Lease, and shall agree to comply with this Lease (with such exceptions as may be consented to by Landlord), and (c) a written acknowledgment by Tenant evidencing that Tenant is not released from its obligations under this Lease. Tenant may permit certain portions of the Demised Premises to be used by Tenant’s invitees for executive and administrative offices on a temporary basis without such use constituting a sublease; provided, however, Tenant may not allow such use prior to the end of the twenty fourth (24th) full calendar month after the Rent Commencement Date.

7.7. No Release. Notwithstanding any assignment of this Lease or subletting of all or part of the Demised Premises, whether or not Landlord’s consent is required and/or obtained, the tenant specifically named in the introductory paragraph of this Lease shall remain fully liable under all of the terms and provisions of this Lease.

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8. Fire or Other Casualty. In case of damage to the Demised Premises or those portions of the Building providing access or essential services thereto, by fire or other casualty, Landlord shall, at its expense, cause the damage to be repaired to a condition as nearly as practicable to that existing prior to the damage, with reasonable speed and diligence, subject to delays which may arise by reason of adjustment of loss under insurance policies, Governmental Requirements, and for delays beyond the control of Landlord, including a “force majeure” event (as defined below). Landlord shall not, however, be obligated to repair, restore, or rebuild any of Tenant’s property or any alterations or additions made by or on behalf of Tenant (other than the work Landlord is required to perform pursuant to Paragraph 17 of this Lease). Landlord shall not be liable for any inconvenience or annoyance to Tenant, or Tenant’s visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof except, to the extent and for the time that the Demised Premises are thereby rendered untenantable (including by reason of damage to the means of access or the systems serving, the Demised Premises), the rent shall proportionately abate. In the event the damage shall involve the Building generally and shall be so extensive that Landlord shall decide, at its sole discretion, not to repair or rebuild the Building, or if the casualty shall not be of a type insured against under standard fire policies with extended type coverage, or if the holder of any mortgage, deed of trust or similar security interest covering the Building shall not permit the application of adequate insurance proceeds for repair or restoration, this Lease shall, at the sole option of Landlord, exercisable by written notice to Tenant given within sixty (60) days after the casualty and to the extent thereof, be terminated as of a date specified in such notice (which shall not be more than ninety [90] days thereafter), and the rent (taking into account any abatement as aforesaid) shall be adjusted to the termination date and Tenant shall thereupon promptly vacate the Demised Premises. Furthermore, in the case of any such casualty, Landlord shall promptly furnish to Tenant an estimate of the time necessary to repair and restore the Building so as to permit the use of the Demised Premises for the use permitted hereunder. If such estimated period for completion of the repair and restoration of the Building exceeds one hundred eighty (180) days from the date of the estimate, Tenant may, but only within twenty (20) days after Tenant’s receipt of the estimate, terminate this Lease by written notice to Landlord. If Tenant does not so terminate, this Lease (subject to the provisions set forth herein), shall remain in effect regardless of whether the actual restoration time differs from the estimate; provided, however, in the event the actual restoration time exceeds two hundred forty (240) days from the date of the estimate, Tenant shall have the further right to terminate this Lease by written notice to Landlord, but only within twenty (20) days after the expiration of such two hundred forty (240) day period.

9. Regarding Insurance and Liability.

9.1. Damage in General. Tenant agrees that Landlord (and its successors and/or assigns) and its Building manager and their respective partners, officers, employees and agents and any mortgagees shall not be liable to Tenant, and Tenant hereby releases such parties, for any personal injury or damage to or loss of personal property in the Demised Premises from any cause whatsoever except to the extent that such damage, loss or injury is the result of the

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gross negligence or willful misconduct of Landlord (or its successors and/or assigns), its Building manager, or their partners, officers, employees or agents or any mortgagees. Landlord (and its successors and/or assigns) and its Building manager and their partners, officers, employees or agents or any mortgagees shall not be liable to Tenant for any such damage or loss whether or not the result of their gross negligence or willful misconduct to the extent Tenant is compensated therefor by Tenant’s insurance or would have been compensated therefor under the insurance Tenant is required to carry hereunder. Notwithstanding anything contained in this Lease to the contrary, in no event shall Landlord, its Building manager, or their partners, officers, employees or agents be liable to Tenant or any other party for any lost profits, lost business opportunities or consequential, punitive or exemplary damages (regardless of foreseeability).

9.2. Indemnity.

(i) Tenant shall defend, indemnify and save harmless Landlord (and its successors and/or assigns) and its agents and employees against and from all liabilities, obligations, damages, penalties, claims, suits, demands, costs, charges and expenses, including reasonable attorneys’ fees, which may be imposed upon or incurred by or asserted against Landlord and/or its agents or employees by reason of any of the following which shall occur during the term of this Lease, or during any period of time prior to the Commencement Date hereof or after the expiration date hereof when Tenant may have been given access to or possession of all or any part of the Demised Premises:

(a) any work or act done in, on or about the Demised Premises or any part thereof at the direction of Tenant, its agents, contractors, subcontractors, servants, employees, licensees or invitees, except if such work or act is done or performed by Landlord or its agents or employees; and

(b) any negligence or willful misconduct on the part of Tenant or any of its agents, contractors, subcontractors, servants, employees, subtenants, licensees or invitees;

(c) any accident, injury or damage to any person (including Tenant’s employees and agents) or property occurring in, on or about the Demised Premises or any part thereof, except only to the extent that such accident, injury or damage is caused by the gross negligence or willful misconduct of Landlord, its employees or agents.

Tenant’s indemnity obligations as aforesaid shall not be limited or affected by the provisions of any Worker’s Compensation Acts, disability benefits acts or other employee benefits acts or similar acts or statutes.

(ii) Landlord shall defend, indemnify and save harmless Tenant and its successors and/or permitted assigns, agents and employees against and from all liabilities, obligations, damages, penalties, claims, suits, demands, costs, charges and expenses, including reasonable attorneys’ fees, which may be imposed upon or incurred by or asserted against Tenant and/or its agents or employees by reason of any of the following which shall occur during the term of this Lease:

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(a) any negligence or willful misconduct on the part of Landlord, its employees, contractors or agents; and

(b) any accident, injury or damage to any person (including Tenants employees and agents) or property occurring in an area in the Building or Corporate Center under the exclusive custody and control of Landlord, except to the extent that such accident, injury or damage is caused by the gross negligence or willful misconduct of Tenant, its employees or agents;

provided, however, that Landlord shall not be liable for and shall not indemnify and protect Tenant with respect to any losses associated with Tenant’s lost business opportunities, lost profits, business losses or any consequential, punitive or exemplary damages. The foregoing indemnity by Landlord shall only apply to liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys’ fees, to the extent the same are not covered by the insurance Tenant is required to carry hereunder (and, if Tenant fails in any respect to secure and maintain the insurance required hereunder, only to the extent the same would not have been covered if Tenant had secured and maintained the insurance required hereunder).

9.3. Tenant’s Insurance. At all times during the term hereof, Tenant shall maintain in full force and effect with respect to the Demised Premises and Tenant’s use thereof, commercial general liability insurance, naming Landlord, the Building Manager and Landlord’s mortgagee (and such other parties as Landlord may reasonably request) as additional insureds, covering injury to persons in amounts at least equal to $2,000,000.00 per occurrence and $2,000,000.00 general aggregate. In addition to commercial general liability insurance, Tenant shall also be responsible, at Tenant’s own cost, to keep and maintain (i) insurance in respect of and covering Tenant’s own furniture, furnishings, equipment and other personal property, and all improvements made by or on behalf of Tenant (other than those improvements Landlord is required to make in accordance with Section 17 of this Lease), all insured for the replacement cost thereof, against all risks and hazards, including but not limited to sprinkler and leakage damage, and theft (collectively, “Personal Property Insurance”), and (ii) workers’ compensation insurance with respect to and covering all employees of Tenant. With respect to Tenant’s commercial general liability insurance and Personal Property Insurance, (i) no insurance coverage shall contain a deductible in excess of $250,000.00, without the prior written consent of Landlord, (ii) all deductibles shall be paid by Tenant, assumed by Tenant, for the account of Tenant, and at Tenant’s sole risk, (iii) Tenant’s insurer shall have a policyholder rating of at least A- and be assigned a financial size category of at least Class IX as rated in the most recent edition of “Best’s Key Rating Guide” for insurance companies or a rating of at least Aaa as rated by Standard & Poor’s and (iv) such insurance coverage provided shall be endorsed to be primary to any and all insurance carried by Landlord, with Landlord’s insurance being excess, secondary and non-contributing, except with respect to Landlord’s negligence. Tenant shall also carry, at Tenant’s own cost and expense, such other insurance, in amounts and for coverages and on such other terms as Landlord may from time to time deem commercially reasonable and appropriate; provided such insurance is being required by landlords of other suburban office buildings in the geographical area of the Corporate Center. Tenant assumes all risk of loss of any or all of its

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personal property. Each of the foregoing policies shall require the insurance carrier to give at least thirty (30) days prior written notice (except 10 days notice may be given for non payment of premium) to Landlord and to any mortgagee named in an endorsement thereto of any cancellation, material modification or non-renewal thereof, and each such policy shall be issued in a form satisfactory to Landlord. Tenant shall lodge with Landlord at or prior to the commencement date of the term hereof certificates evidencing the insurance required hereunder reasonably acceptable to Landlord, and shall lodge with Landlord certificates evidencing renewals thereof within seven (7) business days of December 31 of each year during the term of this Lease.

9.4. Waiver of Subrogation. Each party hereto hereby waives any and every claim which arises or which may arise in its favor and against the other party hereto during the term of this Lease or any extension or renewal thereof for any and all loss of, or damage to, any of its property located within or upon or constituting a part of the Building, to the extent that such loss or damage is recovered under an insurance policy or policies and to the extent such policy or policies contain provisions permitting such waiver of claims. Each party shall cause its insurers to issue policies containing such provisions.

9.5. Limitation on Personal Liability. Anything in this Lease, either expressed or implied, to the contrary notwithstanding, Tenant acknowledges and agrees that each of the covenants, undertakings and agreements herein made on the part of Landlord, while in form purporting to be covenants, undertakings and agreements of Landlord, are, nevertheless, made and intended not as personal covenants, undertakings and agreements of Landlord, or for the purpose of binding Landlord personally or the assets of Landlord, except Landlord’s interest in the Building, 130 Radnor Chester Road and 170 Radnor Chester Road (and sale proceeds therefrom, except to the extent that any successor landlord agrees to assume any known or unknown liability which has accrued hereunder prior to date of such sale); and that no personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against Landlord, any partner of Landlord, any parent or subsidiary of Landlord or any parent, subsidiary or partner of any partner of Landlord, or any of their respective heirs, personal representatives, successors and assigns, or officers or employees on account of this Lease or on account of any covenant, undertaking or agreement of Landlord in this Lease contained, all such personal liability and personal responsibility, if any, being expressly waived and released by Tenant.

9.6. Successors in Interest to Landlord, Mortgagees. The term “Landlord” as used in this Lease means, from time to time, the fee owner of the Building, or, if different, the party holding and exercising the right, as against all others (except space tenants of the Building) to possession of the entire Building. Landlord as above-named represents that it is the holder of such rights as of the date hereof. In the event of the voluntary or involuntary transfer of such ownership or right to a successor-in-interest of Landlord, Landlord shall be freed and relieved of all liability and obligation hereunder which shall thereafter accrue and Tenant shall look solely to such successor-in-interest for the performance of the covenants and obligations of the Landlord hereunder which shall thereafter accrue. The liability of any such successor in interest to Landlord under or with respect to this Lease shall be strictly limited to and enforceable only out

© 2003 The Rubenstein Company, L.P. All Rights Reserved.

of its or their interest in the Building, 130 Radnor Chester Road and 170 Radnor Chester Road (and sale proceeds therefrom, except to the extent that any further successor landlord agrees to assume any known or unknown liability which has accrued hereunder prior to date of such sale), and shall not be enforceable out of any other assets. Subject to the terms and conditions of the SNDA (as hereinafter defined), no mortgagee or ground lessor which shall succeed to the interest of Landlord hereunder (either in terms of ownership or possessory rights) shall: (i) be liable for any previous act or omission of a prior Landlord, (ii) be subject to any rental offsets or defenses against a prior Landlord, (iii) be bound by any amendment of this Lease made without its written consent, (iv) be bound by payment by Tenant of rent in advance in excess of one (1) month’s rent, (v) be liable for any construction of the improvements to be made to the Demised Premises, or for any allowance or credit to Tenant for rent, construction costs or other expenses, or (vi) be liable for any security deposit not actually received by it. Subject to the foregoing, the provisions hereof shall be binding upon and inure to the benefit of the successors and assigns of Landlord.

9.7. Landlord’s Insurance. Throughout the term of this Lease, Landlord will insure the Building (excluding any property with respect to which Tenant is obligated to insure pursuant to Paragraph 9.3 above) with, what is referred to as, “All Risk” Insurance covering the Building against damage by fire and standard extended coverage perils and public liability insurance, and shall carry rent insurance, and boiler and machinery insurance coverage. All insurance coverage required by Landlord shall be in such reasonable amounts and with such reasonable deductibles as are required by any mortgagee or ground lessor (if any), or if none, as are determined by Landlord in its good-faith discretion, taking into consideration the insurance and deductibles as would be carried by a prudent owner of a similar building in the area of the Building. Landlord may, but shall not be obligated or required to, carry any excess or other forms of insurance relating to the Building as it or the mortgagee or ground lessor (if any) of Landlord may require or reasonably determine are available. All insurance carried by Landlord relating to the Building or common areas (including, without limitation, insurance in excess of that required hereunder) shall be included as an Operating Expense pursuant to Paragraph 4.1 of this Lease. Notwithstanding its inclusion as an Operating Expense or any contribution by Tenant to the cost of insurance premiums by Tenant as provided herein, Tenant acknowledges that it has no right to receive any proceeds from any such insurance policies carried by Landlord. Tenant further acknowledges that the exculpatory provisions of this Lease as set forth in Paragraph 9 and the provision regarding Tenant’s insurance are designed to insure adequate coverage as to Tenant’s property and business without regard to fault and to avoid Landlord’s obtaining similar coverage for said loss for its negligence or that of its agents, servants or employees which could result in additional costs includable as part of Operating Expenses which are payable by Tenant. Landlord will not be required to carry insurance of any kind on Tenant’s personal property, furniture or improvements of Tenant under this Lease and it shall be Tenant’s responsibility (at Tenant’s sole cost and expense) to repair any damage thereto, including such items as were purchased or constructed from the Construction Allowance. Landlord’s insurance may be maintained through blanket policies of insurance with Landlord and Landlord’s affiliates and through self-insurance programs of Landlord and Landlord’s affiliates.

© 2003 The Rubenstein Company, L.P. All Rights Reserved.

9.8. Survival. The provisions of this Paragraph 9 shall survive termination of this Lease.

10. Eminent Domain. If the whole or a substantial part of the Building shall be taken or condemned for public or quasi-public use under any statute or by right of eminent domain or private purchase in lieu thereof by any competent authority, Tenant shall have no claim against Landlord and shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of any such condemnation or purchase; and all right of the Tenant to damages therefor are hereby assigned by Tenant to Landlord. The foregoing shall not, however, deprive Tenant of any separate award for moving expenses, business dislocation damages or for any other award which would not reduce the award payable to Landlord. Upon the date the right to possession shall vest in the condemning authority, this Lease shall, at the option of Landlord or (only in the case of condemnation or taking of the entire Building or such partial taking as results in the untenantability of the Demised Premises) at the option of Tenant, cease and terminate with rent adjusted to such date and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

11. Insolvency. Each of the following shall constitute an Event of Default by Tenant under this Lease, upon the occurrence of any such Event of Default Landlord shall have, without need of any notice, the rights and remedies enunciated in Paragraph 12 of this Lease for events of default hereunder: (i) the commencement of levy, execution or attachment proceedings against Tenant, any principal (which shall be defined as any individual or entity having a direct or indirect ownership interest in Tenant of more than 25%) thereof or any partner therein or any surety or guarantor thereof (hereinafter a “Surety”) or any of the assets of Tenant, or the application for or appointment of a liquidator, receiver, custodian, sequester, conservator, trustee, or other similar judicial officer with respect to Tenant or Surety; or (ii) the insolvency, under either the bankruptcy or equity definition, of Tenant or any principal thereof or partner therein or any Surety; or (iii) the assignment for the benefit of creditors, or the admission in writing of an inability to pay debts generally as they become due, or the ordering of the winding-up or liquidation of the affairs of Tenant or any principal thereof or partner therein or any Surety; or (iv) the commencement of a case by or against Tenant or any principal thereof or partner therein or any Surety under any insolvency, bankruptcy, creditor adjustment, debtor rehabilitation or similar laws, state or federal, or the determination by any of them to request relief under any insolvency, bankruptcy, creditor adjustment, debtor rehabilitation or similar proceeding, state or federal, including, without limitation, the consent by any of them to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequester or similar official for it or for any of its respective property or assets (unless, in the case of involuntary proceedings, the same shall be dismissed within seventy five [75] days after institution). Notwithstanding the foregoing, with respect to a principal, Landlord shall not declare an Event of Default if Landlord determines in good faith that Tenant’s ability to comply with its obligations under this Lease are not adversely affected by the actions of or proceedings against a principal.

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12. Default.

12.1. Events of Default. If Tenant shall fail to take possession of the Demised Premises within thirty (30) days after the Commencement Date, or if Tenant fails to pay rent or any other sums payable to Landlord hereunder when and such default shall continue for ten (10) days after it is due, or if Tenant shall fail to perform or observe any of the other covenants, terms or conditions contained in this Lease within thirty (30) days (or such longer period as is reasonably required to correct any such default, provided Tenant promptly commences and diligently continues to effectuate a cure [but in any event within sixty (60) days]) after written notice thereof by Landlord; provided, however, that Landlord shall not be required to give any such notice more than twice within any twelve (12) month period, and provided that the events hereinafter enumerated shall be deemed events of default under this Lease without any notice, grace or cure period: (a) if any of the events specified in Paragraph 11 occur, or (b) if Tenant shall fail to substantiate to Landlord Tenant’s satisfaction of its insurance requirements under this Lease at or prior to the Commencement Date or at any time during the term hereof, in accordance with the provisions of Section 9.3 above, or (c) if Tenant fails to take actual bona-fide occupancy of the Demised Premises or manifests an intention not to take actual, bona-fide occupancy of the Demised Premises, or (d) if any Surety merges with another entity, or liquidates or dissolves or changes control or if any Surety fails to comply with all of the provisions of its suretyship or guaranty agreement, then, and in any of such cases (notwithstanding any former breach of covenant or waiver thereof in a former instance) (each of the foregoing an “Event of Default”), Landlord, in addition to all other rights and remedies available to it by law or equity or by any other provisions hereof, may at any time thereafter, without notice:

(i) declare to be immediately due and payable, on account of the rent and other charges herein reserved for the balance of the term of this Lease (taken without regard to any early termination of such term on account of an Event of Default), a sum equal to the Accelerated Rent Component (as hereinafter defined), in which event Tenant shall remain liable to Landlord as hereinafter provided; and/or

(ii) whether or not Landlord has elected to recover the Accelerated Rent Component, terminate this Lease and the term hereby demised and all rights of Tenant hereunder shall expire and terminate and Tenant shall thereupon quit and surrender possession of the Demised Premises to Landlord in the condition elsewhere herein required in which event Tenant shall remain liable to Landlord as herein provided.

12.2. Accelerated Rent Component. For purposes hereof, the “Accelerated Rent Component” shall mean the aggregate of:

(i) all rent and other charges, payments, costs and expenses due from Tenant to Landlord and in arrears at the time of the election of Landlord to recover the Accelerated Rent Component;

(ii) the minimum rent reserved for the then entire unexpired balance of the term of this Lease (taken without regard to any early termination of the term by virtue of an

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Event of Default), plus all other charges, payments, costs and expenses herein agreed to be paid by Tenant up to the end of such term which shall be capable of precise determination at the time of Landlord’s election to recover the Accelerated Rent Component; and

(iii) Landlord’s good faith estimate of all charges, payments, costs and expenses herein agreed to be paid by Tenant up to the end of such term which shall not be capable of precise determination as aforesaid (and for such purposes no estimate of any component of additional rent to accrue pursuant to the provisions of Paragraph 4 hereof shall be less than the amount which would be due if each such component continued at the average monthly rate or amount over the twelve [12] months immediately preceding the Event of Default).

Provided, however that the amounts described in Subsections (ii) and (iii) above shall be discounted to present value (as of the date of receipt) the then existing “prime rate” established by the Wall Street Journal, or its successor and/or assigns.

12.3. Re-entry. In any case in which this Lease shall have been terminated, or in any case in which Landlord shall have elected to recover the Accelerated Rent Component and any portion of such sum shall remain unpaid, Landlord may, without further notice, enter upon and repossess the Demised Premises, by force, summary proceedings, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Demised Premises and may have, hold and enjoy the Demised Premises and the rents and profits therefrom. Landlord may, in its own name, as agent for Tenant, if this Lease has not been terminated, or in its own behalf, if this Lease has been terminated, relet the Demised Premises or any part thereof for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such terms, conditions and provisions (which may include concessions or free rent) as Landlord in its sole discretion may determine. Landlord may, in connection with any such reletting, cause the Demised Premises to be redecorated, altered, divided, consolidated with other space or otherwise changed or prepared for reletting. At Landlord’s option, such reletting shall or shall not be deemed a surrender and acceptance of the Demised Premises.

12.4. Continuing Liability. Tenant shall, with respect to all periods of time up to and including the expiration of the term of this Lease (or what would have been the expiration date in the absence of default or breach) remain liable to Landlord as follows:

(i) In the event of termination of this Lease on account of an Event of Default, Tenant shall remain liable to Landlord for damages equal to the rent and other charges payable under this Lease by Tenant as if this Lease were still in effect, less the net proceeds of any reletting after deducting all costs incident thereto (including without limitation all repossession costs, brokerage commission, operating and legal expenses and fees, alteration costs and expenses of preparation for reletting, and interest relating thereto) and, regardless of Landlord’s election to collect the Accelerated Rent Component, Tenant shall remain liable to Landlord for any legal expenses and fees (as well as other costs attributable solely to Tenant’s default and which would not have been incurred by Landlord in the normal course of business

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as a result of entering into a new lease transaction with respect to the Demised Premises) to the extent such fees and costs have not been recovered by Landlord by virtue of payment by Tenant of the Accelerated Rent Component (but without prejudice to the right of Landlord to demand and receive the Accelerated Rent Component), such costs and expenses shall be payable to Landlord monthly upon presentation to Tenant of a bill for the amount due.

(ii) In the event and so long as this Lease shall not have been terminated after an Event of Default, the rent and all other charges payable under this Lease shall be reduced by the net proceeds of any reletting by Landlord (after deducting all reasonable costs incident thereto as above set forth) and by any portion of the Accelerated Rent Component paid by Tenant to Landlord, and any amount due to Landlord shall be payable monthly upon presentation to Tenant of a bill for the amount due.

12.5. Intentionally Deleted.

12.6. No Duty to Relet. Landlord shall in no event be responsible or liable for any failure to relet the Demised Premises or any part thereof, or for any failure to collect any rent due upon a reletting, except to the extent of Landlord’s obligations under law. Without limiting the foregoing general statement of Landlord’s rights in such regard, Landlord shall have no obligation to relet all or any portion of the Demised Premises in preference or priority to any other space Landlord may have available for rent or lease elsewhere in the Corporate Center or otherwise.

12.7. Confession of Judgment. LANDLORD, UPON THREE (3) DAYS PRIOR NOTICE TO TENANT, SHALL HAVE THE FOLLOWING RIGHTS TO CONFESS JUDGMENT AGAINST TENANT AND ALL PERSONS CLAIMING THROUGH TENANT, FOR POSSESSION OF THE DEMISED PREMISES:

(i) WHEN THIS LEASE SHALL BE TERMINATED BY REASON OF A DEFAULT BY TENANT OR ANY OTHER REASON WHATSOEVER, EITHER DURING THE ORIGINAL TERM OF THIS LEASE OR ANY RENEWAL OR EXTENSION THEREOF, AND ALSO WHEN THE TERM HEREBY CREATED OR ANY EXTENSION THEREOF SHALL HAVE EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY TO APPEAR FOR TENANT IN ANY AND ALL SUITS OR ACTIONS WHICH MAY BE BROUGHT FOR POSSESSION AND/OR EJECTMENT; AND AS ATTORNEY FOR TENANT TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING UNDER TENANT FOR THE RECOVERY BY LANDLORD OF POSSESSION OF THE DEMISED PREMISES, FOR WHICH THIS LEASE SHALL BE LANDLORD’S SUFFICIENT WARRANT. UPON SUCH CONFESSION OF JUDGMENT FOR POSSESSION, IF LANDLORD SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDINGS WHATSOEVER. IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED, THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE DEMISED PREMISES SHALL REMAIN IN OR BE RESTORED TO TENANT, THEN LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT OR

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CONTINUING DEFAULT OR DEFAULTS, OR AFTER EXPIRATION OF THE LEASE, OR UPON THE TERMINATION OF THIS LEASE AS HEREINBEFORE SET FORTH, TO BRING ONE OR MORE FURTHER ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE DEMISED PREMISES.

(ii) In any action of ejectment, Landlord shall cause to be filed in such action an affidavit made by Landlord or someone acting for Landlord setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence. If a true copy of this Lease shall be filed in such action (and the truth of the copy as asserted in the affidavit of Landlord shall be sufficient evidence of same), it shall not be necessary to file the original Lease as a warrant of attorney, any rule of court, custom or practice to the contrary notwithstanding.

(iii) Tenant expressly agrees, to the extent not prohibited by law, that any judgment, order or decree entered against it by or in any court or magistrate by virtue of the powers of attorney contained in this Lease shall be final, and that Tenant will not take an appeal, certiorari, writ of error, exception or objection to the same, or file a motion or rule to strike off or open or to stay execution of the same, and releases to Landlord and to any and all attorneys who may appear for Tenant all errors in such proceedings and all liability therefor.

(iv) The right to enter judgment against Tenant and to enforce all of the other provisions of this Lease herein provided for, at the option of any assignee of this Lease, may be exercised by any assignee of Landlord’s right, title and interest in this Lease in Tenant’s own name, notwithstanding the fact that any or all assignments of such right, title and interest may not be executed and/or witnessed in accordance with the Act of Assembly of May 28, 1715, 1 Sm. L. 94, and all supplements and amendments thereto that have been or may hereafter be passed. Tenant hereby expressly waives the requirements of such Act of Assembly and any and all laws regulating the manner and/or form in which such assignments shall be executed and witnessed.

(v) Tenant acknowledges that it has been represented by counsel in connection with the negotiation of this Lease, that it has read and discussed with such counsel the provisions herein relating to confession of judgment, and that it understands the nature and consequences of such provisions.

12.8. Bankruptcy. In the event of a voluntary or involuntary Chapter 11 or 7 bankruptcy filing by or against Tenant, Tenant shall not seek to extend the time to assume or reject this Lease (under Section 365(d)(4) of the Bankruptcy Code) to a date which is more than eighteen (18) months subsequent to the filing date. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain as damages incident to a termination of this Lease, in any bankruptcy, reorganization or other court proceedings, the maximum amount allowed by any statute or rule of law in effect when such damages are to be proved.

12.9. Waiver of Defects. Tenant hereby waives all errors and defects of a procedural nature in any proceedings brought against it by Landlord under this Lease. Tenant further waives the right to trial by jury and any notices to quit as may be specified in the

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Landlord and Tenant Act of Pennsylvania, Act of April 6, 1951 (68 P.S.C.A. Section 250.101 et seq.), as the same may have been or may hereafter be amended, and agrees that the notices provided in this Lease shall be sufficient in any case where a longer period may be statutorily specified. The acceptance by Landlord of any partial payment(s) by or for Tenant hereunder shall not constitute Landlord’s acceptance of such payment(s) as a satisfaction of Tenant’s payment obligation (notwithstanding any statement to the contrary on any correspondence accompanying such payment(s) and/or note(s) written on any check).

12.10. Non-Waiver by Landlord. The failure of Landlord to insist in any one or more instances upon the strict performance of any one or more of the agreements, terms, covenants, conditions or obligations of this Lease, or to exercise any right, remedy or election herein contained, shall not be construed as a waiver or relinquishment in the future of such performance or exercise, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.

12.11. Partial Payment. No payment by Tenant or receipt by Landlord of a lesser amount than the correct minimum rent or additional rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy in this Lease or at law provided.

12.12. Overdue Payments. If any payment required to be made by Tenant to Landlord under this Lease (including, but not limited to, any payments required to be paid for the premises at Radnor Corporate Center) shall not have been received by Landlord by 5:00 pm local time on the fifth (5th) day after the date such payment is due, then such overdue payment shall bear interest, from the date such overdue payment was due until it is paid, at the higher of (a) five percent (5%) above the highest prime rate published in the Wall Street Journal, if available (and, if not available, then such comparable substitute rate as may be selected by Landlord), from time to time, and (b) the rate of eighteen percent (18%) per annum (or, if lower, the highest legal rate); provided, however, that if on two (2) occasions in any calendar year a payment required to be made by Tenant to Landlord shall not have been received by Landlord by 5:00 pm local time on the date such payment is due, then, and for the remainder of the Lease term, Tenant shall not be entitled to the five (5) day grace period set forth above in this Section, and interest shall commence to accrue, if a payment is not received by Landlord by 5:00 pm local time on the date such payment is due. The interest set forth in this Section shall not affect any other right or remedy available to Landlord as a result of a failure by Tenant to make any payment as required under this Lease.

12.13. Cumulative Remedies. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy herein or by law provided, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

© 2003 The Rubenstein Company, L.P. All Rights Reserved.

12.14. Landlord’s Default. Landlord shall not be deemed to be in default under this Lease unless Landlord shall fail to comply with any term, provision or covenant in this Lease on the part of Landlord to be performed within thirty (30) days after Landlord’s receipt of Tenant’s written notice thereof; provided, however, that if the failure cannot reasonably be cured within such thirty (30) day period, Landlord shall not be in default if Landlord commences to cure the failure within such thirty (30) day period and thereafter diligently and in good faith proceeds to cure the failure until completion. In the event Landlord fails to commence such cure within such 30 day period or thereafter fails to diligently and in good faith prosecute the cure to completion, Tenant may (but shall not be obligated to) cure such default on behalf of Landlord.

12.15. Landlord Termination Right. If Tenant vacates or abandons the Demised Premises for a period of six (6) consecutive calendar months during the term of this Lease, then Landlord shall thereafter have the right (at its sole discretion) to terminate this Lease and recapture the Demised Premises, in which case Tenant shall thereafter be released from its obligations under this Lease (subject to the provisions which survive the expiration or termination of the Lease).

13. Subordination.

13.1. General. Subject to Paragraph 13.4 below, this Lease is and shall be subject and subordinate to all ground or underlying leases of the entire Building (or of the entire Corporate Center) and to all mortgages, deeds of trust and similar security documents which may now or hereafter be secured upon the Building (or upon the Corporate Center), and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required by any lessor or mortgagee, but in confirmation of such subordination, Tenant shall execute, within ten (10) days after request, any certificate that Landlord may reasonably require acknowledging such subordination. Notwithstanding the foregoing, the party holding the instrument to which this Lease is subordinate shall have the right to recognize and preserve this Lease in the event of any foreclosure sale or possessory action, and in such case, this Lease shall continue in full force and effect at the option of the party holding the superior lien and Tenant shall attorn to such party and shall execute, acknowledge and deliver any instrument that has for its purpose and effect the confirmation of such attornment. Tenant shall send to any mortgagee or ground lessor of the Building designated in writing by Landlord a copy of any notice given by Tenant to Landlord alleging a material breach by Landlord in its obligations under this Lease.

13.2. Rights of Mortgagee. In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (i) until it has given written notice of such act or omission to the holder of each such mortgage and ground lease whose name and address shall previously have been furnished to Tenant in writing, and (ii) until a reasonable period for remedying such act or omission by the holder of each such mortgage and ground lease shall have elapsed following the giving of such notice (which reasonable period shall in no event be less than the period to which Landlord would be entitled, under this Lease or otherwise, after similar notice, to effect such remedy plus an additional

© 2003 The Rubenstein Company, L.P. All Rights Reserved.

period of time of thirty (30) days for a monetary default, or the number of days reasonably required for the holder of each such mortgage and ground lease to obtain possession of the Building and to cure such default (but in no event less than an additional 45 days period) for any other default). Nothing herein shall obligate any such mortgagee to remedy any alleged default of Landlord.

13.3. Modifications. If, in connection with obtaining, continuing or renewing financing for which the Building, Corporate Center or the Demised Premises or any interest therein represents collateral in whole or in part, a banking, insurance or other lender shall request reasonable modifications of this Lease as a condition of such financing, Tenant will not unreasonably withhold, delay, condition or defer its consent thereto, provided that such modifications do not increase the monetary obligations of Tenant hereunder, change the business terms of this Lease (including Landlord’s obligation to construct the improvements described herein) or adversely affect to a material degree Tenant’s leasehold interest hereby created.

13.4. SNDA. For the benefit of Tenant, Landlord shall, within sixty (60) days of the date of this Lease, obtain from its current mortgagee, if any, on its current mortgagees’ form, a Subordination, Non-Disturbance and Attornment Agreement (a “SNDA”), to be entered into between Landlord, Tenant and Landlord’s current mortgagee, under which, among other things, this Lease and the rights of Tenant hereunder shall not be adversely affected or modified by foreclosure or the exercise of any other right or remedy by the mortgagee so long as Tenant shall not be in default under any of the provisions of this Lease beyond any applicable period of grace, and under which Tenant shall attorn to and recognize the mortgagee or any purchaser at foreclosure sale or other successor-in-interest to Landlord as Tenant’s landlord hereunder. Landlord also agrees to use commercially reasonable efforts to obtain a SNDA from each future mortgagee and in the event that a future mortgagee provides a SNDA to a tenant in the Building of equal or lesser size to Tenant, Landlord shall obtain a SNDA from such future mortgagee for the benefit of Tenant. Each SNDA shall be in the form reasonably required by the lender. Tenant’s obligations under this Lease shall not be affected by Landlord’s failure to obtain a SNDA from its current or any future mortgagee. Tenant covenants and agrees to execute and deliver to Landlord or to the lender a SNDA within ten (10) days after a written request therefor. In any event, Tenant shall pay to Landlord (within ten (10) days after any demand therefor), as additional rent, all costs and expenses incurred by and/or charged to Landlord in connection with Landlord’s efforts to secure each SNDA, including, without limitation, all costs, charges and expenses of each mortgagee and all of Landlord’s reasonable legal fees and costs, regardless of whether Landlord is ultimately successful in obtaining a SNDA.

13.5. Third Party Financing; Landlord’s Subordination. Tenant shall have the right to finance and secure under the Uniform Commercial Code its personal property (including trade fixtures, if applicable) located at the Demised Premises, but only to the extent that Tenant has the right to remove any such personal property at the termination of this Lease; however, Tenant shall not have the right to finance or secure any tenant improvements, parts or fixtures of or to the Building, or other property the title to which passes or has passed to Landlord. Provided that no Event of Default exists under this Lease, and subject to the foregoing, Landlord will execute a Subordination Agreement (in the form attached hereto as

© 2003 The Rubenstein Company, L.P. All Rights Reserved.

Exhibit “H”) to evidence, reflect and effect the subordination of the lien of Landlord to the lien of Tenant’s lender with respect to such financed personal property (which personal property must be identified in the Subordination Agreement). Tenant herein agrees to provide written notice to Landlord: (i) of any default by Tenant under the financing reflected by any security agreement pursuant to which Tenant finances its personal property, (ii) of any transfer or assignment to any successor to Tenant’s lender of which Tenant has knowledge, and (iii) at such time as the obligations of Tenant to its lender are satisfied in full.

14. Notices. All notices and other communications hereunder, to be effective, must be in writing (whether or not a writing is expressly required hereby), and must be either (i) hand delivered, or (ii) sent by a recognized national overnight courier service, fees prepaid, or (iii) sent by United States registered or certified mail, return receipt requested, postage prepaid, or (iv) sent by facsimile transmission (with a confirmation copy immediately to follow by any of the methods of delivery set forth above); in all of the foregoing cases to the following respective addresses:

14.1. If to Landlord:

Radnor Properties – SDC, L.P.

c/o The Rubenstein Company, L.P.

4100 One Commerce Square

2005 Market Street

Philadelphia, Pennsylvania 19103

Attention: David B. Rubenstein

                 R. Bruce Balderson, Jr., Esq.

FAX: (215) 563-4110

14.2. If to Tenant:

Prior to the Commencement Date:

Radnor Holdings Corporation

Radnor Corporate Center

Building 3, Suite 300

100 Matsonford Road

Radnor, PA 19087

Attention: Corporate Counsel

FAX: (610) 945-2697

Following the Commencement Date:

Radnor Holdings Corporation

Radnor Financial Center

Building 150-A, Suite 300

150 Radnor Chester Road

Radnor, Pennsylvania 19087

Attention: Corporate Counsel

FAX:

© 2003 The Rubenstein Company, L.P. All Rights Reserved.

With a copy to:

Duane Morris LLP

One Liberty Place

Philadelphia, PA 19103-7396

Attention: David R. Augustin, Esq.

FAX: 215-979-1020

or at such other address or to the attention of such other person as either party may hereafter give the other for such purpose. Notices will be deemed to have been given (a) when so delivered (by hand delivery, courier service or facsimile transmission as aforesaid), or (b) three days after being so mailed (by registered or certified mail as aforesaid).

15. Holding Over. Should Tenant continue to occupy the Demised Premises after expiration of the term of this Lease or any renewal or renewals thereof, or after a forfeiture or other termination thereof, such tenancy shall (without limitation on any of Landlord’s rights or remedies therefor) be one at sufferance from month to month at a minimum monthly rent equal to one hundred fifty percent (150%) of the greater of (i) the sum of minimum rent and additional rent payable for the last month of the term of this Lease or, (ii) the fair market rental value at the time of such holdover, and, in addition to either of the foregoing, all other charges payable with respect to such last month of this Lease and all damages suffered or incurred by Landlord as a result of or arising from such holdover tenancy. Nothing contained herein shall grant Tenant the right to holdover after the term of this Lease has expired.

16. Reservations in Favor of Landlord. (i) All walls, windows and doors bounding the Demised Premises (including exterior Building walls, core corridor walls and doors and any core corridor entrance), except the inside surfaces thereof, (ii) any terraces or roofs adjacent to the Demised Premises, and (iii) any space in or adjacent to the Demised Premises used for shafts, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as reasonable access thereto through the Demised Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord. Landlord reserves the right, from time to time during the term hereof, to change the name and address of the Building; provided, however, Landlord agrees to pay the reasonable costs of replacing existing stocks of Tenant’s letterhead, envelopes, billing statements and other stationery having Tenant’s address thereon.

17. Completion of Improvements; Delay in Possession.

17.1. Landlord Improvements. Provided there shall exist no monetary Event of Default by Tenant or event which, except for the passage of time, the giving of notice, or both,

© 2003 The Rubenstein Company, L.P. All Rights Reserved.

would constitute an Event of Default by Tenant, Landlord, at Landlord’s own cost, shall furnish, install and otherwise provide and be responsible for all “Landlord Improvements” identified on Exhibit “F”, and Landlord shall perform, observe and complete its obligations with respect to Landlord Improvements, all within the time periods therefor and all as more completely set forth herein and in Exhibit “F”.

17.2. Intentionally Deleted.

17.3. Performance of Landlord Improvements. The responsibility for costs, preparation of preliminary and final plans, working drawings and specifications, bidding process, contracting, payment arrangements, and all other undertakings with respect to the design and performance of Landlord Improvements, and the timing and mechanics thereof and therefor, including Landlord’s and Tenant’s respective consent and approval rights related thereto, and also including matters relating to the consequences of delays are all as set forth herein and in Exhibit “F”.

17.4. Acceptance. Tenant represents that the Building, Corporate Center, and the Demised Premises, the street or streets, sidewalks, parking areas, curbs and access ways adjoining them, and the present uses and non-uses thereof, have been examined by Tenant, and Tenant accepts them in the condition or state in which they now are, or any of them now is, without relying on any representation, covenant or warranty, express or implied, by Landlord, except as may be expressly contained herein with respect to Landlord Improvements to be constructed in the Demised Premises (and subject to any latent defects). The provisions of this paragraph shall survive the termination of this Lease.

17.5. Delay in Possession. If Landlord shall be unable to deliver possession of the Demised Premises to Tenant on the date specified for commencement of the term hereof (i) because a certificate of occupancy has not been procured, or (ii) because of the holding over or retention of possession of any tenant or occupant, or (iii) if repairs, improvements or decoration of the Demised Premises, or of the Building, are not completed, or (iv) because of the operation of a “force majeure” event (as defined below), or (v) for any reason identified in Exhibit “F” attached hereto, or for any other reason, then in any such case Landlord shall not be subject to any liability to Tenant. Under such circumstances, except as set forth in Exhibit “F” to this Lease relating to delays resulting from actions or omissions by Tenant, the rent reserved and covenanted to be paid herein shall not commence until possession of the Demised Premises is given or the Demised Premises are available for occupancy by Tenant, and no such failure to give possession shall in any other respect affect the validity of this Lease or any obligation of the Tenant hereunder (except as to the date of commencement of accrual of rent). Notwithstanding anything in this Lease to the contrary, if Landlord shall be unable to deliver possession of the Demised Premises in accordance with the terms of this Lease before July 1, 2005, subject to delays caused by Tenant, then Tenant, by written notice to Landlord any time after June 30, 2005 (but prior to delivery of possession of the Demised Premises in accordance with the terms of this Lease), may terminate this Lease, in which event neither party shall have further rights or obligations under this Lease except those which expressly survive the expiration or earlier termination of this Lease.

© 2003 The Rubenstein Company, L.P. All Rights Reserved.

18. Telecommunications Services.

18.1. Contract with Provider. Tenant shall have sole responsibility, at its cost and expense, to contract with a telecommunications service provider of Tenant’s choosing to obtain telecommunications services. Landlord has made no warranty or representation to Tenant with respect to the availability of any specific telecommunications services, or the quality or reliability or suitability of any such services.

18.2. Landlord Has No Liability. Landlord shall have no liability whatsoever for telecommunications services. To the extent that any services by a telecommunications service provider is interrupted, curtailed or discontinued for any reason, Landlord shall have no obligation or liability whatsoever with respect thereto. Additionally, such interruption, curtailment or discontinuance of service shall not:

(i) Constitute an actual or constructive eviction of Tenant, in whole or in part;

(ii) Entitle Tenant to any abatement or diminution of rent;

(iii) Relieve or release Tenant from any of its obligations under this Lease; or

(iv) Entitle Tenant to terminate this Lease.

Tenant shall have the sole obligation, at its own expense, to obtain substitute telecommunications service.

18.3. License Agreement with Provider. Tenant acknowledges that a telecommunications service provider’s right to access the Building and install, operate, maintain and repair wiring and equipment necessary to provide Tenant services is subject to approval by Landlord, at its discretion, and to the terms of a telecommunications license agreement between Landlord and the telecommunications service provider. Without limiting the generality of Section 18.2 above, Landlord shall have no liability in the event that a telecommunications service provider is unable to provide service to Tenant as a result of the expiration or early termination of the telecommunications license agreement or the exercise by Landlord of any of its rights under the telecommunications license agreement.

19. Landlord’s Reliance. Landlord has executed the Lease in reliance upon certain financial information which has been submitted by Tenant to Landlord prior to the execution of the Lease (the “Financial Information”). From time to time, upon five (5) days written request by Landlord, Tenant will submit to Landlord current financial information, in detail reasonably satisfactory to Landlord, in order for Landlord to determine properly Tenant’s then financial condition, which for the named Tenant shall mean its public filings under the Securities and Exchange Act of 1934 (but at a minimum, annual audited financial statements). As a material inducement to Landlord to enter into this Lease, Tenant (and each party executing this Lease on behalf of Tenant individually) represents and warrants to Landlord that: (i) the Financial

© 2003 The Rubenstein Company, L.P. All Rights Reserved.

Information is complete, true and correct and a presents a fair representation of Tenant’s financial condition at the time of signing of this Lease; (ii) Tenant and the party executing on behalf of Tenant are fully and properly authorized to execute and enter into this Lease on behalf of Tenant and to deliver the same to Landlord; (iii) the execution, delivery and full performance of this Lease by Tenant do not and shall not constitute a violation of any contract, agreement, undertaking, judgment, law, decree, governmental or court order or other restriction of any kind to which Tenant is a party or by which Tenant may be bound; (iv) Tenant has executed this Lease free from fraud, undue influence, duress, coercion or other defenses to the execution of this Lease; (v) this Lease constitutes a valid and binding obligation of Tenant, enforceable against Tenant in accordance with its terms subject to bankruptcy, moratorium, reorganization and other laws affecting the rights of creditors and general principles of equity; (vi) each individual executing this Lease on behalf of Tenant is legally competent, has attained the age of majority and has full capacity to enter into this Lease; and (vii) if Tenant is a corporation, a partnership or a limited liability company: (a) Tenant is duly organized, validly existing and in good standing under the laws of the state of its organization and has full corporate power and authority to enter into this Lease, to perform its obligations under this Lease in accordance with its terms, and to transact business in Pennsylvania; (b) the execution of this Lease by the individual or individuals executing it on behalf of Tenant, and the performance by Tenant of its obligations under this Lease, have been duly authorized and approved by all necessary corporate, partnership or limited liability company action, as the case may be; and (c) the execution, delivery and performance of this Lease by Tenant is not in conflict with Tenant’s bylaws or articles of incorporation, agreement of partnership, limited liability company operating agreement or certificate of formation or other organization documents or charters, agreements, rules or regulations governing Tenant’s business as any of the foregoing may have been supplemented, modified, amended, or altered in any manner.

20. Prior Agreements; Amendments. This Lease constitutes the entire agreement between the parties relating to the subject matter contained herein. Neither party hereto has made any representations or promises except as contained herein or in some further writing signed by the party making such representation or promise, which, by its express terms, is intended to supplement the terms hereof. Without limiting the foregoing, this Lease supersedes all prior negotiations, agreements, informational brochures, letters, promotional information, proposals, and other statements and materials made or furnished by Landlord or its agents. No agreement hereinafter made shall be effective to change, modify, discharge, waive obligations under, or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge, waiver or abandonment is sought. Notwithstanding the foregoing, no warranty, representation, covenant, writing, document, instrument, amendment, modification, agreement or like instrument shall be binding upon or enforceable against Landlord unless executed by Landlord.

21. Captions. The captions of the paragraphs and subparagraphs in this Lease are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.

© 2003 The Rubenstein Company, L.P. All Rights Reserved.

22. Landlord’s Right to Cure. Landlord may (but shall not be obligated to), on five (5) days’ notice to Tenant (except that no notice need be given in case of emergency), cure on behalf of Tenant any default hereunder by Tenant, and the cost of such cure (including any attorney’s fees incurred) shall be deemed additional rent payable upon demand.

23. Estoppel Statement. Tenant shall from time to time, within ten (10) days after request by Landlord or any mortgagee, execute, acknowledge and deliver to Landlord, or to any third party designated by Landlord, a statement certifying that this Lease is unmodified and in full force and effect (or that the same is in full force and effect as modified, listing any instruments of modification), confirming the rents and other charges under this Lease and the dates to which rent and other charges have been paid, and certifying whether or not, to the best of Tenant’s knowledge, Landlord is in default hereunder or whether Tenant has any claims or demands against Landlord (and, if so, the default, claim and/or demand shall be specified) and such other reasonable information as Landlord shall require, in such form as may be required by any subsequent mortgagee or third party. To the extent such estoppel statement is not received from Tenant in a timely manner in accordance with this Paragraph, Landlord shall be entitled to furnish to any third party to whom such estoppel statement would have been delivered Landlord’s good faith statement to the effect requested from Tenant, and Tenant shall be bound by, and deemed to have delivered, such Landlord’s estoppel statement with respect to this Lease. Any such estoppel statement may be relied upon by Landlord, any mortgagees, auditors, insurance carriers and prospective purchasers. Landlord shall, upon twenty (20) days prior notice, and no more than one time during any twenty four (24) month period, execute, acknowledge and deliver to Tenant, or to any third party designated by Tenant, a statement certifying that this Lease is unmodified and in full force and effect (or that the same is in full force and effect as modified, listing any instruments of modification), confirming the rents and other charges under this Lease and the dates to which rent and other charges have been paid, and certifying whether or not, to the best of Landlord’s knowledge, Tenant is in default hereunder or whether Landlord has any claims or demands against Tenant.

24. Relocation of Tenant. Landlord, at its sole expense, upon not less than two hundred seventy (270) days prior written notice to Tenant (the “Relocation Notice”), may require Tenant to relocate from the Demised Premises in order to permit Landlord to consolidate the Demised Premises with other adjoining space leased or to be leased to another tenant in or coming into the Building, only if (i) such other tenant leases in excess of 150,000 rentable square feet in the aggregate at the Building; and (ii) within thirty (30) days of the Tenant’s receipt of the Relocation Notice, Tenant is able to locate other available premises (or premises which will become available in such time as to allow Tenant to relocate within 270 days from the date Tenant receives the Relocation Notice) (the “New Space”) in Radnor, Pennsylvania that are of comparable size (and in no event less than 25,000 rentable square feet) and that Tenant determines in its reasonable discretion are of comparable quality, security and privacy. In the event of any such relocation, Landlord shall: (i) pay all the expenses of preparing and decorating the New Space in excess of the prevailing tenant improvement allowances being offered by the landlord of the building in which the New Space is located, so that the New Space will be substantially similar to the Demised Premises; (ii) pay the expense of moving Tenant’s furniture, furnishings, equipment, files and other personal property to the New Space; (iii) pay the

© 2003 The Rubenstein Company, L.P. All Rights Reserved.

reasonable costs of replacing existing stocks of Tenant’s letterhead, envelopes, billing statements and other stationery having Tenant’s address thereon; (iv) pay to Tenant an amount sufficient to reimburse Tenant for any increase in rent (based upon the then prevailing rental rates being offered by the landlord of the building in which the New Space is located, and the New Space having the same area as the Demised Premises) that Tenant will incur under the lease for the New Space through the scheduled expiration date of this Lease, which obligations of Landlord shall survive the termination of this Lease; and (v) in the event that Tenant elects to modify the elevator as set forth in Section 5.3 above, Landlord shall reimburse Tenant for the costs incurred by Tenant in modifying the elevator (only to the extent that Landlord does not pay to complete similar modifications at the New Space) (it being expressly agreed that the entire cost of modifying the elevator is being incurred by Tenant and no portion of such cost is being included in the agreed upon Tenant improvement allowance). Within fifteen (15) days after the New Space being ready for Tenant’s occupancy, Tenant shall surrender the Demised Premises in accordance with the terms of this Lease as if such day were the scheduled expiration of this Lease. Upon the surrender of the Demised Premises in accordance with the preceding sentence, neither party shall have any further liability or obligation hereunder other than those which expressly survive the expiration or earlier termination of this Lease. If Tenant elects, in its sole discretion, to relocate to a building owned by Landlord, use and occupancy by Tenant of the new premises shall be under and pursuant to the same terms, conditions and provisions of this Lease and Tenant shall execute any and all amendments to this Lease as Landlord shall deem necessary to effectuate the provisions of this Paragraph. Landlord shall not exercise the rights granted under this Paragraph 24 more than one time during the term of this Lease.

25. Broker. Each of Landlord and Tenant represent and warrant that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Lease, other than The Rubenstein Brokerage Group, Inc. and GVA Smith Mack (“Brokers”), and each party agrees to indemnify, defend and hold the other harmless from any and all cost or liability for compensation claimed by any such broker or agent, other than Brokers, employed or engaged by it or claiming to have been employed or engaged by it. Each of the Brokers is entitled to a leasing commission in connection with the making of this Lease, and Landlord shall pay such commission to each of the Brokers pursuant to a separate agreement between Landlord and each of the respective Brokers.

26. Miscellaneous.

26.1. Certain Interpretations. The word “Tenant” as used in this Lease shall be construed to mean tenants in all cases whether there is more than one tenant (and in such case the liability of such tenants shall be joint and several), and the necessary grammatical changes required to make the provisions hereof apply to corporations, partnerships or individuals, men or women, shall in all cases be assumed as though in each case fully expressed. Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Tenant and its successors and assigns, provided that this Lease shall not inure to the benefit of any assignee or successor of Tenant except upon the express written consent of Landlord as herein provided or as otherwise permitted hereunder without Landlord’s consent.

© 2003 The Rubenstein Company, L.P. All Rights Reserved.

26.2. Partial Invalidity. If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or to which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

26.3. Governing Law. This Lease shall be governed in all respects by the laws of the Commonwealth of Pennsylvania.

26.4. Force Majeure If either party shall be delayed in the performance or is unable to perform any of its obligations under this Lease because of a “force majeure” event (which shall mean any event beyond the reasonable control of the obligated party including, without limitation, labor disputes, civil commotion, terrorism, war, war-like operations, invasion, rebellion, hostilities, military power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain material or services, inclement weather or other act of God), then, in any such case, the obligated party shall not be subject to any liability to the other party as a result thereof. The delay in performance or failure to perform under this Lease as a result of any force majeure event shall not affect the validity of this Lease or any obligation of the parties hereunder. The provisions of this sub-section 26.4 shall not apply to or excuse Tenant from its obligation to pay any amount due hereunder, including but not limited to, minimum rent and additional rent nor shall it excuse Tenant from its obligation to maintain such insurance as is required under Section 9.3 hereof.

26.5. Light and Air. This Lease does not grant any legal rights to “light and/or air” outside the Demised Premises nor any particular view or cityscape visible from the Demised Premises.

26.6. Recording. Neither this Lease nor any memorandum of lease or short form lease shall be recorded by Tenant and Tenant shall remove immediately upon request by Landlord any improperly recorded copy of this Lease or memorandum of Lease.

26.7. Third Party Inquiry. Tenant acknowledges that, from time to time, Landlord may receive inquiries from third parties regarding Tenant, this Lease and/or Tenant’s performance under this Lease. Tenant hereby authorizes Landlord (and each of its respective affiliates) to respond to each of such inquires for business purposes relating to the ownership of the Building or Corporate Center and releases and discharges Landlord and each of its respective affiliates of and from any and all liability, losses, costs and damages incurred by Tenant as a result of any such response.

26.8. Third Party Beneficiaries. Notwithstanding anything to the contrary contained herein, no provision of this Lease is intended to benefit any party other than Landlord and Tenant as the named parties hereunder and their permitted heirs, personal representatives, successors and assigns, and no provision of this Lease shall be enforceable by any other party.

© 2003 The Rubenstein Company, L.P. All Rights Reserved.

27. Quiet Enjoyment. Provided no Event of Default is then continuing, Tenant shall peaceably hold and quietly enjoy the Demised Premises for the term of this Lease without hindrance or obstruction by Landlord or any other person claiming by, through or under Landlord, subject to the terms and conditions of this Lease, and to any mortgage or ground lease which is superior to this Lease.

28. Confidentiality. TENANT ACKNOWLEDGES AND AGREES THAT THE TERMS OF THIS LEASE AND THE NEGOTIATIONS WHICH LED TO THE EXECUTION OF THIS LEASE ARE CONFIDENTIAL IN NATURE. TENANT COVENANTS THAT, EXCEPT AS MAY BE REQUIRED BY LAW OR BY ANY LENDER IN CONNECTION WITH CURRENT OR PROPOSED FINANCING FOR TENANT, TENANT SHALL NOT COMMUNICATE THE TERMS OR ANY OTHER ASPECT OF THIS TRANSACTION WITH, AND WILL NOT DELIVER ALL OR ANY PORTION OF THIS LEASE TO, ANY PERSON OR ENTITY OTHER THAN LANDLORD OR TENANT’S ATTORNEYS, ACCOUNTANTS AND OTHER CONSULTANTS.

29. Existing Lease. Radnor Center Associates (“RCA”) and WinCup Holdings, L.P., the predecessor to WinCup Holdings, Inc. (“WinCup”), entered into a certain Office Lease dated May 31, 1996 with respect to certain premises in Three Radnor Corporate Center, Radnor, Pennsylvania (the “Existing Lease” ). In connection with this Lease and the Existing Lease, RCA, WinCup, Landlord and Tenant shall enter into an agreement, contemporaneously with the execution of this Lease, in the form attached hereto as Exhibit “I” to address certain issues among the parties hereto and the parties to the Existing Lease.

29.1. Cross Default. An Event of Default under this Lease shall be an Event of Default under the Existing Lease and a default under the Existing Lease which remains uncured beyond the time periods for cure under the Existing Lease shall be an Event of Default under this Lease. If Landlord exercises the remedies set forth herein by reason of an Event of Default under the Existing Lease, RCA shall be entitled to recover from WinCup no more than the rent past due under the Existing Lease and any unpaid rent due under the Existing Lease for the period after Landlord exercises its remedies through and including the date which is twelve months after the Commencement Date.

30. Extension Option.

30.1. Grant of Option. Tenant is hereby granted two successive rights and options (each an “Extension Option”) to extend the term of this Lease, each such option for an additional period of five (5) years, and each such extension term (each an “Extension Term”) to commence on the date which is one day after the expiration date of the initial term of this Lease or the expiration of the first Extension Term as the case may be (each such date an “Extension Term Commencement Date”) and to expire on the date which is sixty (60) months after the respective Extension Term Commencement Date (each an “Extension Term Expiration Date”); provided that:

(i) At the time of each Tenant’s Conditional Extension Notice (as defined below) is received by Landlord, at the time of each Tenant’s Unconditional Extension

© 2003 The Rubenstein Company, L.P. All Rights Reserved.

Notice (as defined below) is received by Landlord, and at the time each such Extension Term commences, the Lease shall be in full force and effect and there shall exist no Event of Default by Tenant;

(ii) EACH OF TENANT’S UNCONDITIONAL EXTENSION NOTICE SHALL SPECIFICALLY STATE THAT TENANT GRANTS THE WARRANTS OF ATTORNEY TO LANDLORD TO CONFESS JUDGMENT AGAINST IT AND SHALL RESTATE IN ITS ENTIRETY PARAGRAPH 12.7 OF THE LEASE RELATING TO SUCH MATTERS;

(iii) Each Extension Option, when effectively exercised, shall apply to the entire then-current Demised Premises; and

(iv) Each Extension Option is personal to Tenant and may only be exercised by Tenant and not by any assignee of the Lease or subtenant of all or any portion of the Demised Premises (except an Affiliate), whether or not Landlord has consented to such assignment or subletting. The Extension Option may not be exercised if Tenant has assigned this Lease or subleased more than twenty-five percent (25%) of the Demised Premises (except in the event that such sublease or assignment is to an Affiliate).

30.2. Procedure. If Tenant wishes to exercise a Extension Option, Tenant shall follow the following procedure:

(i) Tenant shall give written notice (each a “Tenant’s Conditional Extension Notice”) to Landlord (i) on or before December 1, 2013 (but not before June 1, 2013) stating that Tenant desires to preserve its right to exercise the first Extension Option and (ii) on or before December 1, 2018 (but not before June 1, 2018) stating that Tenant desires to preserve its right to exercise the second Extension Option.

(ii) Within thirty (30) days after receiving a Tenant’s Conditional Extension Notice, Landlord shall give Tenant, in writing, notice (each a “Landlord’s Response”) which shall include: (a) Landlord’s then offered rental rates and annual escalations applicable to such Extension Term (which rates shall be not less than the annual minimum rent plus the estimated additional rent for all of the Demised Premises established for the last year of the Lease term or the first Extension Term, as the case may be), (b) the leasehold improvement allowance, if any, and other tenant-incentives, if any, which Landlord is at that time customarily offering to tenants of the Building whose leases are expiring, and (c) provisions relating to additional rent (including Tenant’s Share of Taxes and Tenant’s Share of Operating Expenses); all as adjusted by Landlord to reflect the time periods covered by, and length of, such Extension Term.

(iii) If Tenant wishes to exercise an Extension Option, Tenant must, within ten (10) days after receiving a Landlord’s Response, give written unconditional notice (“Tenant’s Unconditional Extension Notice”) to Landlord, stating that Tenant is exercising such Extension Option. A Tenant’s Unconditional Extension Notice shall constitute Tenant’s agreement with all of the terms and conditions such Landlord’s Response.

© 2003 The Rubenstein Company, L.P. All Rights Reserved.

30.3. Terms of Option. If a Extension Option is effectively exercised, all of the terms and conditions contained in this Lease shall continue to apply during such Extension Term, except that:

(i) There shall be no further right of renewal beyond the second Extension Term;

(ii) There shall be no rent abatements, construction allowances, or other concessions for or with respect to such Extension Term (except to the extent the same were contained in the relevant Landlord’s Response); and

(iii) The annual minimum rent during such Extension Term shall be as set forth in the relevant Landlord’s Response, and all annual minimum rent and all additional rent for and during such Extension Term shall be paid in the manner and at the times required by the Lease.

30.4. Failure To Exercise. In the event Tenant fails to provide to Landlord (i) a Tenant’s Conditional Extension Notice, or (ii) a Tenant’s Unconditional Extension Notice, in either case, in the manner and within the applicable time periods set forth herein, such Extension Option shall automatically and immediately terminate and Tenant shall have no other Extension Option. In such event, such Extension Option shall be of no force or effect and Landlord shall be free to lease the Demised Premises to any other person or entity, on whatever business terms Landlord may choose.

30.5. Time of the Essence. Landlord and Tenant agree that all time periods and deadlines contained in each such Extension Option are of the essence.

31. Parking.

31.1. Subject to the other provisions of this Lease, and excluding those parking spaces located in the garage below the Building (“Underground Spaces”), Tenant shall have free non-exclusive use of the surface parking spaces surrounding the Building (as the same may be altered from time to time) (“Surface Unreserved Spaces”) throughout the term of this Lease (including any extension or renewal thereof), so long as such lot is owned by Landlord and operated as a tenant parking area (as the same may be altered from time to time or eliminated). Such areas for non-exclusive parking spaces shall be available each day of the week for use by Tenant, Tenant’s employees, Tenant’s business invitees and Tenant’s agents (collectively, the “Authorized Users”), in common with all other tenants, licensees, and invitees of the Building and of 200 Radnor Chester Road and 555 Lancaster Ave (“Adjacent Buildings”); provided however, that at no time during any day during the term of this Lease shall the total number of Surface Unreserved Spaces actually occupied by Tenant’s Authorized Users exceed sixty one (61) parking spaces at the Building and Adjacent Buildings (such figure being a maximum number of spaces which may be utilized by or for Tenant at any one time, but Landlord does not represent or guarantee that such number of spaces, except the Underground Spaces, will in fact be available at any one time at the Building or Adjacent Buildings for Tenant’s use). In addition, Tenant shall have the right to use, at no additional charge to Tenant, twenty (20) Underground

© 2003 The Rubenstein Company, L.P. All Rights Reserved.

Spaces, eighteen (18) of which shall be unreserved, two (2) of which shall be reserved spaces, and, provided Tenant has elected to modify the elevator as set forth in Section 5.3 hereof, both of which shall be located adjacent to the Building elevator to be built by Landlord, at Tenant’s sole cost, pursuant to the terms of this Lease.

31.2. Tenant shall not park any trucks or any delivery vehicles in the parking areas or driveways, except as specifically designated by Landlord from time to time, and shall confine all truck parking, loading and unloading to times and locations specifically designated by Landlord from time to time. Tenant shall schedule any and all deliveries through Building management upon not less than twenty-four (24) hours’ notice and Tenant shall require all trucks servicing Tenant to be promptly loaded or unloaded and removed from the site. Landlord hereby reserves the exclusive right with respect to the use of parking facilities, roadways, sidewalks, driveways, islands and walkways for advertising purposes. Tenant covenants and agrees to enforce the provisions of this Lease against Tenant’s employees and business invitees. Landlord may from time to time circulate parking stickers for the purpose of identifying motor vehicles of Tenant and Tenant’s employees and/or circulate validation tickets for the purpose of identifying Tenant’s business invitees. Landlord shall have the right, but not the obligation: (a) to police said parking facilities, (b) to provide parking attendants (including without limitation, for valet parking), (c) to cause unauthorized and/or unregistered motor vehicles to be towed away at the sole risk and expense of the owner of such motor vehicles, (d) to designate certain areas of the parking facilities for the exclusive use of motor vehicles having handicapped designations on their license plates and/or for the exclusive use of visitors to the Corporate Center, (e) to temporarily use any portion of the parking facilities from time to time and/or to deny access to the same temporarily in order to repair, maintain or restore such facilities or to construct improvements under, over, along, across and upon the same for the benefit of the site and to grant easements in the parking facilities to any governmental authorities, (f) to adopt and modify from time to time rules and regulations for parking and vehicular ingress, egress, speed, no parking, no standing, and for times and places for move-in, move-out and deliveries, (g) to designate fire lanes and restricted parking from time to time and (h) to designate from time to time (by movable chains or other secure barriers, prominent signs or markings or similar means) specific areas for the parking of Tenant’s employees cars.

32. First Floor Use. During the term hereof, Landlord will not permit any space on the first floor of building A with an entrance off the building A lobby or along the atrium within twenty five (25) feet of the entry to the building A lobby to be used by any tenant or other occupant for any of the following purposes: (a) a restaurant or bar; (b) a café; (c) a sundry shop; or (d) any other establishment with the primary purpose of selling food, drinks, goods or non-professional services (including by way of example, a hair dresser, nail salon, massage parlor or instructor (such as martial arts or ballet) or day care center), or any combination of the foregoing. Professional services which are permissible may include, but are not limited to: (i) a bank, (ii) stock broker, (iii) realtor, (iv) insurance agency, (v) financial consultant or advisor, (vi) architect and/or (vii) engineering firm. In addition, Landlord will not permit any space in building A to be used for a business with cooking services.

© 2003 The Rubenstein Company, L.P. All Rights Reserved.

33. Tenant’s Right of First Offer. Tenant is hereby granted the right and option (the “First Offer Option”) to lease the space shown on Exhibit “J” hereto (the “First Offer Space”), all on and subject to the following terms and conditions:

33.1. Landlord’s RFO Notice. If at any time during the period of time commencing on the date which is thirty six (36) months after the Commencement Date and ending on the expiration date of this Lease (the “First Offer Period”), Landlord shall determine that all or a portion of the First Offer Space shall become available during the term of this Lease, Landlord shall notify Tenant, in writing, of such availability of the First Offer Space (“Landlord’s RFO Notice”). Landlord’s RFO Notice shall identify the applicable portion of the First Offer Space which shall become available (to include the location and number of rentable square feet) and shall contain the proposed business terms of a lease amendment between Landlord and Tenant in respect of such space, which business terms shall include: (i) the commencement date (the “First Offer Space Commencement Date”) and the expiration date (the “First Offer Space Expiration Date”), which First Offer Space Expiration Date shall be, subject to Section 33.3 below, the expiration date of this Lease, but in no event shall the First Offer Space Expiration Date be less than thirty six (36) months after the First Offer Space Commencement Date, (ii) rental rates and other business terms, which shall be based on Landlord’s then offered rental rates and other business terms, (iii) provisions relating to additional rent (including Tenant’s Share of Taxes and Tenant’s Share of Operating Expenses), and (iv) provisions relating to the tenant improvement allowance, which shall be based on Landlord’s then offered tenant improvement allowance, adjusted for the term of the Lease with respect to such First Offer Space. Furthermore, upon Tenant’s exercise of the First Offer Option Landlord shall have the right to re-review the then-current financial condition of Tenant and/or to require an additional security deposit or other credit-enhancement in connection with such exercise.

33.2. Definition of “available”. For the specific purposes of this Section, First Offer Space shall be considered “available” only if, in Landlord’s sole judgment, such space is not leased, or subject to lease, for any part of the period commencing on the First Offer Commencement Date and expiring on the First Offer Expiration Date; provided, however, that Landlord may permit any then-existing tenant to renew or extend its lease (either by the execution of a new lease or by an amendment to its existing lease), whether or not such lease contains an option to do so, and the space subject to any such lease shall not be considered “available”, and (ii) space recaptured by Landlord from a tenant as a result of Landlord exercising its right to do so upon receiving a request to sublease shall not be considered “available”.

33.3. Exercise. A First Offer Option must be exercised on and subject to the following terms and conditions: (i) a First Offer Option must be exercised by Tenant, if at all, by written notice from Tenant to Landlord given not later than five (5) business days following the date of Tenant’s receipt of a Landlord’s RFO Notice in respect thereof; and (ii) at the time of exercising any First Offer Option, this Lease shall be in full force and effect and no Event of Default (after the expiration of any applicable notice and cure period) under the Lease shall exist on the date that Tenant exercises the First Offer Option; provided, however, that if on the date

© 2003 The Rubenstein Company, L.P. All Rights Reserved.

that Tenant exercises the First Offer Option, an event which, with the passage of time, the giving of notice or both, would constitute an Event of Default shall have occurred, Tenant’s failure to cure such event within the applicable cure period under the Lease shall, at Landlord’s election, render Tenant’s exercise of the First Offer Option null and void. If there shall remain less than thirty-six (36) full calendar months in the term of this Lease at the time Tenant exercises a First Offer Option, then Tenant shall be required to exercise its next following Extension Option as a condition of its exercising said First Offer Option (or if there shall not then be available any Extension Option, then the First Offer Option shall be null and void). Tenant’s exercise of the First Offer Option shall constitute Tenant’s agreement with all of the terms and conditions of Landlord’s RFO Notice. Time is of the essence with respect to Tenant’s exercise of its First Offer Option.

33.4. Lease Terms. In the event a First Offer Option is effectively exercised, all terms and conditions contained in the Lease shall continue to apply in respect of the First Offer Space so taken, effective as of the First Offer Space Commencement Date, on and subject to (and expressly including) all of the terms and provisions set forth in the applicable Landlord’s RFO Notice. All First Offer Space that is taken, in accordance with the foregoing provisions of this Section, shall become part of the Demised Premises and included as such for all purposes of this Lease. If Tenant effectively exercises its First Offer Option, then Landlord and Tenant shall promptly thereafter execute a supplement to this Lease confirming such exercise and reflecting the terms and conditions set forth herein and in the Landlord’s RFO Notice.

33.5. Failure to Exercise. In the event Tenant fails to exercise a First Offer Option in the manner and within the applicable time period therefor set forth herein, then the First Offer Option with respect to that space so offered by Landlord shall immediately terminate and Tenant shall have no other First Offer Option with respect to such space. Upon Tenant’s failure to exercise a First Offer Option, Landlord shall be free to lease such First Offer Space to any other person or entity, on such terms as Landlord may choose.

© 2003 The Rubenstein Company, L.P. All Rights Reserved.

IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this Radnor Financial Center Office Lease to be executed by their duly authorized representatives the day and year first above written.

WITNESS:		LANDLORD:

RADNOR PROPERTIES – SDC, L.P.

		By:	Radnor GP – SDC, L.L.C.
General Partner

/s/ Eric Schiela			By:	/s/ David B. Rubenstein
Authorized Signature

WITNESS:		TENANT:

RADNOR HOLDINGS CORPORATION
/s/ CJ Williamson		By:	/s/ Michael V. Valenza
Name:	C Williamson	Name:	Mike V. Valenza
		Title:	SVP, CFO

© 2003 The Rubenstein Company, L.P. All Rights Reserved.

INDEX OF CERTAIN DEFINED TERMS

Term	Page
“Accelerated Rent Component”	34

“Adjacent Buildings”	51

“Affiliate”	27

“Authorized Users”	51

“Automatic Approval Notice”	26

“Base Amount for Taxes and Operating Expenses”	10

“Brokers”	47

“Building Standard Consumption”	15

“Building”	1

“Business Hours”	15

“Commencement Date”	2

“Corporate Center”	1

“Declaration”	11

“Demised Premises”	1

“Effective Date”	26

“Essential Capital Improvement”	10

“Event of Default”	34

“Existing Lease”	49

“Expense Statement”	12

“Final Adjustment Amount”	12

“Financial Information”	44

“force majeure”	48

“Governmental Requirements”	10

“Holidays”	15

“Landlord Improvements”	42

“Landlord”	1

“Landlord’s Response”	50

“Lease”	1

“Operating Expenses”	7

“Other Corporate Center Buildings”	11

Index-1

© 2003 The Rubenstein Company, L.P. All Rights Reserved.

“Personal Property Insurance”	30

“Relocation Notice”	46

“Security Deposit”	5

“SNDA”	40

“Standard Office Equipment”	15

“Substantial Completion”	2

“Surety”	33

“Surface Unreserved Spaces”	51

“Taxes”	6

“Tenant”	1

“Tenant’s Conditional Extension Notice”	50

“Tenant’s Unconditional Extension Notice”	50

“Tenant’s Estimated Share”	11

“Tenant’s Proportionate Share”	10

“Tenant’s Share of Taxes and Operating Expenses”	11

“Transfer Space”	26

“Transfer”	24

“Underground Spaces”	51

“Waste”	23

“available”	53

“First Offer Option”	53

“First Offer Period”	53

“First Offer Space Commencement Date”	53

“First Offer Space Expiration Date”	53

“Landlord’s RFO Notice”	53

“Rent Commencement Date”	3

“shutdown condition”	19

Index-2

© 2003 The Rubenstein Company, L.P. All Rights Reserved.

Exhibit “A”

Radnor Holdings

150 Radnor-Chester Road

3rd Floor

[FLOOR PLAN OF THE DEMISED PREMISES APPEARS HERE]

EXHIBIT “B”

Legal Description (130-150-170 Radnor-Chester Road)

(formerly commonly known as St. David’s Center)

ALL THAT CERTAIN tract or piece of land situate in Radnor Township, Delaware County, Pennsylvania described more particularly as follows:

Beginning at a concrete monument the northeasterly corner of tax map lot 36-14-171, said point being located the two (2) following courses and distances from the intersection of the title line in Lancaster Avenue (U. S. Route 30, width varies) with the title line in Radnor - Chester Road: along the title line in Lancaster Avenue, northwesterly 699.98 feet to a point; thence along the northwesterly line of said tax map lot 36-14-171, North 60 degrees 22 minutes 34.3 seconds East 661.49 feet to the point of beginning; thence from said point of beginning along tax map lot 36-14-168-001 the following nineteen (19) courses and distances: 1) North 60 degrees 22 minutes 34.3 seconds East 69.82 feet to a point; thence 2) North 09 degrees 22 minutes 25.7 seconds West 152.84 feet to a point; thence 3) South 80 degrees 37 minutes 34.3 seconds West 36.36 feet to a point; thence 4) South 01 degree 11 minutes 53.3 seconds West 22.54 feet to a point; thence 5) on the arc of a circle curving to the right having a radius of 1001.50 feet an arc distance of 43.95 feet and a chord bearing and distance of North 87 degrees 32 minutes 40.4 seconds West 43.95 feet to a point; thence 6) on the arc of a circle curving to the right having a radius of 326.50 feet an arc distance of 56.84 feet and a chord bearing an distance of North 81 degrees 18 minutes 04 seconds West 56.77 feet to a point; thence 7) North 13 degrees 41 minutes 13.3 seconds East 20.00 feet to a point; thence 8) on the arc of a circle curving to the right having a radius of 306.50 feet an arc distance of 72.03 feet and a chord bearing and distance of North 69 degrees 34 minutes 52.6 seconds West 71.86 feet to a point; thence 9) North 27 degrees 09 minutes 01.6 seconds East 44.00 feet to a point; thence 10) on the arc of a circle curving to the right having a radius of 262.50 feet an arc distance of 28.69 feet and a chord bearing and distance of North 59 degrees 43 minutes 06.4 seconds West 28.68 feet to a point; thence 11) on the arc of a circle curving to the right having a radius of 487.50 feet an arc distance of 44.12 feet and a chord bearing and distance of North 53 degrees 59 minutes 39.9 seconds West 44.11 feet to a point; thence 12) South 38 degrees 35 minutes 54.6 seconds West 44.00 feet to a point; thence 13) on the arc of a circle curving to the right having a radius of 531.50 feet an arc distance of 216.44 feet and a chord bearing and distance of North 39 degrees 44 minutes 07.8 seconds West 214.95 feet to a point; thence 14) North 80 degrees 37 minutes 34.3 seconds East 38.20 feet to a point; 15) North 09 degrees 22 minutes 25.7 seconds West 263.37 feet to a point; thence 16) North 80 degrees 37 minutes 34.3 seconds East 751.49 feet to a point; thence 17) North 09 degrees 22 minutes 25.7 seconds West 17.00 feet to a point; thence 18) South 80 degrees 37 minutes 34.3 seconds West 455.04 feet to a point; thence 19) North 09 degrees 29 minutes 51.3 seconds West 71.88 feet to a point on the southerly line of land now or formerly of Conrail / Amtrak; thence along said line North 80 degrees 30 minutes 08.7 seconds East 507.05 feet to a point; thence along the same, North 80 degrees 42 minutes 09.8 seconds East 102.76 feet to a point of curve; thence

B-1

along the same, on the arc of a circle curving to the right having a radius of 2815.00 feet an arc distance of 223.09 feet and a chord bearing and distance of North 82 degrees 45 minutes 38.6 seconds East 223.03 feet to a corner of lands now or formerly of Philadelphia Electric Company; thence along said lands South 04 degrees 57 minutes 36 seconds East 149.84 feet to a point; thence along the same N87 degrees 26 minutes 35.5 seconds East 223.19 feet to a point on the westerly line of tax map lot 36-15-026; thence along said line South 27 degrees 05 minutes 30 seconds East 308.89 feet to a point; thence along the northwesterly line of tax map lot 36-15-027, South 65 degrees 44 minutes 49 seconds West 563.58 feet to a point; thence continuing along the southwesterly line of said lot, South 24 degrees 17 minutes 22 seconds east 197.06 feet to a point; thence along the northwesterly line of tax map lot 36-14-170, South 65 degrees 45 minutes 19 seconds West 563.98 feet to an iron pin; thence along the southwesterly line of said lot, South 24 degrees 17 minutes 08 seconds East 401.03 feet to a point in the bed of Radnor - Chester Road (S.R. 1021, width varies); thence in the bed of Radnor - Chester Road, South 67 degrees 56 minutes 18.1 seconds West 100.07 feet to a point on the northeasterly line of said tax map lot 36-14-171; thence along said line, North 24 degrees 16 minutes 03 seconds West 556.68 feet to the first mentioned point and place of beginning.

Parcel/Folio No.        =        36-02-01232-05

B-2

EXHIBIT “C”

CONFIRMATION OF LEASE TERM

THIS CONFIRMATION OF LEASE TERM is made this                      day of                     , 2004, by and between RADNOR PROPERTIES-SDC, L.P., a Delaware limited partnership (hereinafter referred to as “Landlord”), and RADNOR HOLDINGS CORPORATION, a Delaware corporation (hereinafter referred to as “Tenant”).

RECITALS

A. Under a certain Office Lease between Landlord and Tenant dated                     , 2004 (the “Lease”), Landlord leased to Tenant, and Tenant leased from Landlord, certain Demised Premises more particularly identified therein, consisting of 25,272 rentable square feet on the third (3rd) floor of the office building known as Building “A” of Radnor Financial Center, or such other name as Landlord may from time to time designate, located at 150 Radnor Chester Road, Radnor Township, Delaware County, Pennsylvania 19087. Capitalized terms, when used herein without separate definition, will have the same respective meanings as in the Lease.

B. The Lease provides that the parties shall execute a confirmation of certain information when the Commencement Date of the term of the Lease has been determined.

CONFIRMATION

NOW, THEREFORE, Landlord and Tenant hereby confirm and acknowledge the following:

1. Term. The term of the Lease commenced on the                      day of                     , 2004 (the “Commencement Date”), and shall continue until the                      day of                     , 200  , unless sooner terminated as provided for in the Lease.

2. Rent Commencement Date. Tenant’s obligation to pay Minimum Rent with respect to the Demised Premises commenced on the                      day of                     , 200   (the “Rent Commencement Date”).

3. Demised Premises. Tenant acknowledges that it is in possession of the Demised Premises; that rent as specified in the Lease began accruing from the Rent Commencement Date; that the tenant improvement work to be performed by Landlord in respect of the Demised Premises has been completed subject to any Punchlist Items and the provisions of Section 2.4 of the Lease; and that the Demised Premises, and the tenant improvement work therein so completed, have been accepted by Tenant as being in conformance with the terms of the Lease subject to any Punchlist Items and the provisions of Section 2.4 of the Lease.

C-1

© 2004 The Rubenstein Company, L.P. All Rights Reserved.

4. Lease in Effect. Landlord and Tenant each acknowledges that, as of the date hereof, the Lease is in full force and effect and neither party is aware of any default by the other thereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Confirmation of Lease Term to be duly executed the day and year first above written.

LANDLORD:

WITNESS:	RADNOR PROPERTIES-SDC, L.P.

	By:	Radnor GP-SDC, L.L.C.
General Partner

By:
Authorized Signature

TENANT:

WITNESS:	RADNOR HOLDINGS CORPORATION

By:
Name:	Name:
Title:

C-2

© 2004 The Rubenstein Company, L.P. All Rights Reserved.

EXHIBIT “D”

CLEANING SPECIFICATIONS/JANITORIAL SERVICES

A.	GENERAL CLEANING

Nightly

1.	Empty and clean all waste receptacles and wash whenever necessary. Remove waste to a designated central location for disposal.

2.	Vacuum all rugs and carpeted areas and spot clean when necessary.

3.	Hand dust and wipe clean all exposed furniture tops, fixtures, shelving.

4.	Dust all telephones as necessary.

5.	All vinyl/asphalt floors or similar types of flooring (that may be waxed or treated) to be swept using approved dust-down preparation.

6.	All stone, ceramic, tile, marble, terrazzo and other untreated flooring to be swept nightly using approved dust-down preparation; wash such flooring once a month.

7.	Remove all fingerprints, smudges and other marks from partitions and doors.

8.	Thoroughly clean all drinking fountains and water coolers.

9.	Wipe clean all chrome, aluminum and other metal work.

10.	Dust and/or clean all directory boards and display glass.

11.	Remove all gum and foreign matter on sight.

12.	All lights will be turned off, and specified doors locked at the completion of cleaning.

13.	Empty and damp wipe clean all ashtrays and receptacles.

© 2003 The Rubenstein Company, L.P. All Rights Reserved.

Weekly

1.	All stairwell treads and landings to be swept and/or damp mopped.

2.	Dust all molding, ledges, chair rails, baseboards, trim and file cabinet tops.

3.	Dust all pictures, frames, prints, and similar wall hangings not reached in nightly cleaning.

4.	Wipe down windowsills.

Monthly

1.	Vacuum upholstered furniture.

2.	Dust venetian blinds.

Semi-Annual

1.	Wash down windowsills.

2.	Dust clean all pipes, ventilation and air conditioning louvers, ducts, high moldings and other high areas not reached in nightly cleaning.

B.	LAVATORIES (Nightly)

1.	Sweep and wash all lavatory floors with a disinfectant. Wash and polish all mirrors, powder shelves, bright work and enamel surfaces.

2.	Wash and disinfect basins, urinals, and bowls using scouring powder to remove stains, making certain to clean under sides of rim of urinals and bowls.

3.	Wash both sides of all toilet seats.

4.	Hand dust and clean, washing where necessary, all partitions, tile walls, dispensers and receptacles.

5.	Replenish all supplies relating to the dispensing of mechanically operated lavatory fixtures (toilet tissue, paper towels, soap, etc.).

6.	All wastepaper cans and all receptacles are to be emptied. Remove waste to a centrally designated area for disposal.

7.	Scrub floors as necessary.

© 2003 The Rubenstein Company, L.P. All Rights Reserved.

8.	Wash and polish all wall tile and stall surfaces as often as necessary, but in no event less than once a quarter.

C.	BUILDING LOBBY AND PUBLIC AREAS

Nightly

1.	Floor of entrance lobby to be swept and washed.

2.	Vacuumed nightly.

3.	Clean cigarette urns and replace sand and/or water as necessary.

4.	Dust and wipe clean elevator doors.

5.	Interior of elevator cabs to be thoroughly cleaned, dusted, vacuumed and walls freed of fingerprints nightly.

D.	WINDOW CLEANING

1.	Clean all perimeter windows inside and out twice yearly.

2.	Clean all partition glass annually.

3.	Public entrance doors and lobby glass to be cleaned daily.

© 2003 The Rubenstein Company, L.P. All Rights Reserved.

EXHIBIT “E”

RULES AND REGULATIONS

DEFINITIONS

1.	Wherever in these Rules and Regulations the word “Tenant” is used, it shall be taken to apply and include the Tenant and its agents, employees, invitees, licenses, permitted subtenants and contractors, and is to be deemed of such number and gender as the circumstances require. The words “room”, “space” or “Demised Premises” are to be taken to include the space covered by the Lease. The word “Landlord” shall be taken to include the employees and agents of Landlord.

CONSTRUCTION

2.	The streets, parking areas, sidewalks, entrances, lobbies, halls, passages, elevators, stairways and other common areas provided by Landlord shall not be obstructed by Tenant, or used by Tenant, its employees or invitees, for any other purpose than for ingress and egress to and from the Demised Premises. No furniture or other property shall be placed outside of the Demised Premises or in any lobby or corridor.

WASHROOMS

3.	Toilet rooms, water-closets and other water apparatus shall not be used for any purposes other than those for which they were constructed, and any damage resulting to them from misuse or abuse by a Tenant or its agents, employees or invitees, shall be borne by the Tenant.

INSURANCE REGULATIONS

4.	Tenant shall not do anything in the rooms, or bring or keep anything therein, which will in anyway increase or tend to increase the risk of fire or the rate of fire insurance, or which will conflict with the regulations of the Fire Department or the fire laws, or with any insurance policy on the Building or any part hereof, or with any law, ordinance, rule or regulations affecting the occupancy and use of the rooms, now existing or hereafter enacted or promulgated by a public authority or by the Board of Fire Underwriters.

PUBLICITY

5.	Tenant shall not use the name of the Building in any way in connection with its business except as the address thereof. Landlord shall also have the right to prohibit any advertising by Tenant, which, in its opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall immediately refrain from or discontinue such advertising.

© 2003 The Rubenstein Company, L.P. All Rights Reserved.

MOVEMENT OF EQUIPMENT

6.	Landlord reserves the right to designate the time when, and the method whereby, freight, small office equipment, furniture, safes and other like articles may be brought into, moved or removed from the Building or rooms, and to designate the location for temporary disposition of such items. In no event shall any of the foregoing items be taken from Tenant’s space for the purposes of removing same from the Building without the express written consent of both Landlord and Tenant.

REGULATION CHANGES

7.	Landlord shall have the right to make such other and further reasonable rules and regulations and amend existing rules and regulations as in the judgment of Landlord, may from time to time be necessary or expedient for the safety, appearance, care and cleanliness of the Building and for the preservation of good order therein. Any further or amended rules and regulations will be binding upon each Tenant from and after the date of delivery thereof to Tenant. Landlord shall not be responsible to Tenant for any violation of rules and regulations by other tenants.

PUBLIC ENTRANCES

8.	Landlord reserves the right to exclude the general public from the Building upon such days and at such hours as in Landlord’s judgment will be for the best interest of the Building and its tenants. Persons entering the Building after 6:00 P.M. on business days and at all times on weekends and holidays must meet the security requirements of Landlord.

9.	The janitor of the Building may at all times keep a pass key, and, subject to the terms of the Lease, he/she and other agents of the Landlord shall at all times be allowed admittance to the Demised Premises for purposes permitted in Tenant’s Lease.

ANIMALS

10.	The feeding of animals or wildlife within the Campus (including, without limitation, the pond area, the land surrounding the buildings and the building entrances) is strictly prohibited.

SMOKING

11.	Landlord may from time to time issue policies or post signs which prohibit or restrict smoking in the Demised Premises and/or in the Building generally, including its surrounding plazas and landscaped areas. Currently smoking is prohibited in all common areas of the Building, including, but not limited to, the main Building lobby, all elevators and elevator lobbies, all stairwells and all lavatory facilities.

© 2003 The Rubenstein Company, L.P. All Rights Reserved.

GENERAL

12.	In order to insure proper use and care of the Demised Premises, Tenant shall not:

(a)	Keep animals (other than guide dogs, if necessary) or birds in the rooms.

(b)	Use rooms as sleeping apartments or for lodging or any immoral purposes.

(c)	Affix any sign, advertisement or notice to the Building, inside or outside, without Landlord’s consent. Signs on interior glass doors will be painted only by the person designated by Landlord, and the cost of the painting will be paid by Tenant.

(d)	Make improper noises or disturbances of any kind; sing, play or operate any musical instrument, radio or television that is audible outside of the Demised Premises, without the prior written consent of Landlord, or otherwise do anything to disturb other tenants or tend to injure the reputation of the Building.

(e)	Mark or defile elevators, water-closets, toilet rooms, walls, windows, doors or any other part of the Building.

(f)	Place anything on the outside of the Building, including roof setbacks, window ledges and other projections; or drop anything from the windows, stairways, or parapets; or place trash or other matter in the halls, stairways, elevators or other areas of the Building.

(g)	Cover or obstruct any window, skylight, door or transom that admits light.

(h)	Except as necessary for typical office artwork and bulletin boards, fasten any article, drill holes, drive nails or screws into the walls, floors, woodwork, or partitions; nor shall the same be painted, papered or otherwise covered or in any way marked or broken without the prior consent of Landlord.

(i)	Operate any machinery other than small office equipment.

(j)	Interfere with the heating or cooling apparatus.

(k)	Allow anyone but Landlord’s employees or contractors to clean rooms.

(l)	Leave Demised Premises at the end of the day without locking doors, stopping all office machines, and extinguishing all lights.

(m)	Install any shades, blinds, or awnings without the consent of Landlord.

(n)	Use or store any electric heating device, kerosene, camphene, burning fluid or other illumination materials without permission of Landlord.

© 2003 The Rubenstein Company, L.P. All Rights Reserved.

(o)	Install call boxes, or any kind of wire in or on the Building without Landlord’s permission and direction. If any Tenant desires telephonic, word processing, computerized or other electronic or electrical connections or communications systems, Landlord or its agents will direct the electricians as to where and how the wires may be introduced, and without such directions no boring or cutting of wires will be permitted.

(p)	Manufacture any commodity, or prepare or, except for vending machines permitted under the Lease, dispense any foods or beverages, tobacco, drugs, flowers or other commodities or articles without the prior written consent of Landlord.

(q)	Secure duplicate keys for rooms or toilets, except from Landlord.

(r)	Place any weights in any portion of the Building beyond the safe carrying capacity of the structure.

(s)	Enter any mechanical or electrical areas, telephone closets, loading areas, roof or building storage areas without the prior written consent of Landlord.

(t)	Place door mats in public corridors without the prior consent of Landlord.

13.	All safes or other heavy articles shall be carried by Tenant up or into the Demised Premises only at such times and in such manner as shall be prescribed by Landlord and Landlord shall in all cases have the right to specify a maximum weight and proper position of location of any such safe or other heavy article. Any damage done to the Building by Tenant’s taking in or removing any safe or from overloading any floor in any way shall be paid by the Tenant. The cost of repairing or restoring any part of the Building which shall be defaced or injured by a Tenant, its agents or employees, shall be paid for by the Tenant.

14.	Tenant will refer all contractors, contractors’ representatives and installation technicians rendering any service on or to the Demised Premises for the Tenant to Landlord for Landlord’s prior approval (which approval will not be unreasonably withheld or delayed) and supervision before performance of any contractual service. This provision shall apply to all work performed in the Building, including without limitation, installation of telephones, computer and communications equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

15.	Tenant shall have the nonexclusive use, in common with the Landlord, other tenants, their guests and invitees, of the uncovered automobile parking areas, driveways and footways surrounding the Building, subject to reasonable rules and regulations for the use thereof as prescribed from time to time by Landlord. Landlord shall have the right to designate parking areas for the use by the Tenants and their employees, and the Tenants and their employees shall only park in parking areas which are so designated. Upon written notice from Landlord, each Tenant will furnish to Landlord, within ten (10) days from receipt of such notice, the state automobile license numbers assigned to automobiles of such Tenant and its employees.

© 2003 The Rubenstein Company, L.P. All Rights Reserved.

16.	No additional locks shall be placed upon any doors without the prior written consent of Landlord. All necessary keys shall be furnished by Landlord, and the same shall be surrendered upon the termination of the Lease, and the Tenant shall then give Landlord or its agents explanation of the combination of all locks upon the doors of vaults.

17.	No bicycles or similar vehicles will be allowed in the Building.

© 2003 The Rubenstein Company, L.P. All Rights Reserved.

EXHIBIT “F”

RESPECTING IMPROVEMENTS TO THE DEMISED PREMISES

1. Tenant Plans.

1.1. Tenant’s Final Plans. Tenant shall prepare at its expense, and deliver to Landlord not later than August 6, 2004, for Landlord’s approval, complete architectural plans, drawings and specifications (the “Final Plans”) (the timely delivery of such Final Plans is hereby acknowledged by Landlord) for the construction of the Demised Premises for Tenant’s occupancy, including partition and electric requirements and all information for all special equipment, and designating (with specificity) all items with a long lead time for procurement. The Final Plans shall be in general conformity with Tenant’s preliminary plans and specifications prepared by d2 Solutions, Inc. as Plan No. D-1, A-1, A-2, A-3, and F-1; dated July 20, 2004, as revised (the “Preliminary Plans”), and with all Governmental Requirements relating to Tenant’s use and occupancy of the Demised Premises. Landlord’s approval of the Final Plans shall not constitute an implication, certification or representation by Landlord that the tenant improvements contemplated thereby are in compliance with Governmental Requirements. If in the opinion of Landlord, detailed working drawings are required for Landlord to obtain governmental approval or to construct the Landlord Improvements (as defined below), Tenant shall cause to be prepared and submitted to Landlord, within ten (10) days after receipt of Landlord’s request, detailed working drawings based thereon (the “Working Drawings”). Within five (5) days after submission to Landlord by Tenant of the Working Drawings, Landlord shall give Landlord’s written approval thereof or shall specify in detail any non-conformity (and, in the latter event, Landlord shall again approve or specify any non-conformity within five (5) days after each resubmission).

1.2. Payment for Plans. The architectural and engineering costs in preparation of the Preliminary Plans, Final Plans and Working Drawings shall be paid by Tenant except to the extent the same are included in Building Standard Construction Items (the “Building Standards”) set forth on the Annex attached hereto and made a part of this Exhibit “F” (the “Annex”). (As used herein, “Building Standard” or “Building Standards” shall mean the quality and quantities of materials shown for a given category on the Annex attached hereto or otherwise typically employed by Landlord for standard improvements elsewhere in the Building.)

1.3. Tenant Delay. In the event Tenant fails to comply with the foregoing within the time(s) specified, any resulting delay in completing the Demised Premises shall not in any manner affect the Commencement Date of this Lease or Tenant’s liability for the payment of rent from the Rent Commencement Date.

© 2003 The Rubenstein Company, L.P. All Rights Reserved.

1.4. As-Built Plans. Following the completion of the Landlord Improvements for the Demised Premises and no later than 60 days following the Commencement Date, Tenant shall cause to be prepared and delivered to Landlord As Built plans in auto-cad format and a hard copy of such Tenant Improvements (“As Built Plans”). Landlord shall cause the General Contractor (as defined below) to provide Tenant or Tenant’s Representative (as defined below) with a copy of the redline drawings needed to prepare the As-Built Plans. The As Built Plans shall reflect all alterations, improvements and other changes to the Building and Demised Premises as a result of the Landlord Improvements and any other work performed by or on behalf of Tenant, and shall be in accordance with the Final Plans.

2. Landlord Work. Landlord shall, in a good and workerlike manner, cause the Demised Premises to be completed in accordance with the Final Plans or Working Drawings (as the case may be) approved by Landlord and Tenant pursuant to Paragraph 1 hereof and in accordance with the Building Standards (except to the extent the approved Final Plans or Working Drawings provide for a standard greater than the Building Standards) and all applicable laws, rules and regulations (the “Landlord Improvements”). Subject to Paragraph 2.2 below, Landlord shall engage a general contractor (the “General Contractor”) selected by Landlord for the performance of all Landlord Improvements. Landlord reserves the right (i) to make substitutions of material of equivalent grade and quality when and if any specified material shall not be readily and reasonably available (provided that Landlord may not make substitutions without Tenant’s prior approval which shall be given within one (1) business day after Tenant’s receipt of a request from Landlord, and if not given within such time Tenant shall be deemed to have approved such substitution), and (ii) to make changes necessitated by conditions met during the course of construction, provided that Tenant’s approval of any substantial change shall first be obtained (which approval shall not be unreasonably withheld or delayed so long as there shall be general conformity with the Final Plans or Working Drawings, as the case may be).

2.1. In addition to the Landlord Improvements, but only if Tenant has notified Landlord in writing of its election to modify the elevator by September 15, 2004, as set forth in Section 5.3 of the Lease, Landlord, at Tenant’s sole cost, shall modify the elevator in the Building to run from the garage to the first, second and third floors of the Building. A card key access system reasonably approved by Tenant will be integrated into the elevator to limit access to the third floor of the Building to Tenant’s employees and invitees. The elevator shall be programmed such that only persons an access card shall be able to call the elevator to the garage, to access the third floor upon entering the elevator in the garage, and/or access the garage upon entering the elevator from the first or second floors of the Building.

2.2. Within five (5) business days following the approval of the Final Plans or Working Drawings (as the case may be) by Landlord, Landlord shall solicit and obtain bids from at least three (3) general contractors selected by Landlord and approved by Tenant’s Representative for the cost of the construction of the Landlord Improvements. Upon receipt of the bids, Landlord shall make copies of such available to a designated person from The Remington Group (“Tenant’s Representative”) for review and selection of the General Contractor. Within three (3) business days after Landlord has submitted the selected bids to

© 2003 The Rubenstein Company, L.P. All Rights Reserved.

Tenant’s Representative, Tenant’s Representative shall select the General Contractor. Promptly following the selection of the General Contractor, Landlord shall enter into a construction contract on a stipulated sum or guaranteed maximum price basis with the General Contractor. Tenant’s Representative shall attend and participate in meetings between Landlord and the General Contractor during construction of the Landlord Improvements. If the construction contract is on a guaranteed maximum price basis, Landlord will make available to Tenant’s Representative all books and records of the General Contractor which are relevant to the Landlord Improvements. As part of the contract between Landlord and the General Contractor, Landlord shall retain ten percent (10%) of the amount requested on any payment invoice until such time as Substantial Completion has occurred, at which time the full amount retained by Landlord shall be paid to the General Contractor.

3. Charges for Work. Landlord’s maximum allowance amount for Landlord Improvements is Thirty and 00/100 Dollars ($30.00) per rentable square foot of the Demised Premises (i.e., a maximum allowance of $758,160.00) (the “Construction Allowance”). Improvements or work (including Landlord Improvements) in excess of the Construction Allowance shall be at Tenant’s sole cost and expense. The total cost of such Landlord Improvements shall be equal to Landlord’s out-of-pocket expenses in connection with the Landlord Improvements, including, but not limited to, Landlord’s contract or purchase price for materials, labor and services, plus 5% of the total Construction Allowance for administration and supervision (the “Administration Fee”). It is Tenant’s responsibility to prepare Tenant’s Preliminary Plans, Final Plans or Working Drawings (as the case may be) within Tenant’s budget for the cost of Landlord Improvements. Landlord shall notify Tenant prior to commencement of construction of the estimated amount, if any, by which the cost of Landlord Improvements will exceed the Construction Allowance. Landlord shall not be obligated to commence work on the Landlord Improvements unless and until Tenant agrees to pay the additional cost involved in completing the Landlord Improvements, and any delay occasioned by the decision of Tenant whether to pay the difference or to revise the Final Plans or Working Drawings (as the case may be) shall be deemed a Tenant-caused delay under this Lease, and shall not delay the Commencement Date or the date upon which rent commences to accrue hereunder.

4. Payment for Work.

4.1. On or about the 25th day of each month, General Contractor, Landlord and Tenant’s Representative shall meet and agree upon the value of the completed work and shall approve a pencil copy of the General Contractor’s invoice, prior to formal submission of the monthly invoice for payment. Upon receipt of the monthly invoice from the General Contractor, and provided the monthly invoice is consistent with the approved pencil copy, Landlord shall provide a copy of such invoice to Tenant’s Representative for approval prior to Tenant paying its share of such invoice to Landlord. Subject to Sections 4.2 and 4.3 below, within five (5) days of Tenant’s Representative receiving such invoice, Tenant shall pay its share of such invoice to Landlord. Landlord’s and Tenant’s share shall each be fifty percent (50%) of each invoice submitted by the General Contractor (subject to the amount retained by Landlord from payments made by Landlord and Tenant as set forth above) until each of Landlord and Tenant have met their payment obligations in accordance with this Exhibit F.

© 2003 The Rubenstein Company, L.P. All Rights Reserved.

4.2. If the estimated cost of the Landlord Improvements is greater than $60.00 per rentable square foot of the Demised Premises, both parties shall pay 50% of each invoice until such time as Landlord has paid an amount equal to the Construction Allowance, after which time Tenant shall pay 100% of all remaining invoices.

4.3. If the estimated cost of the Landlord Improvements is less than $60 per rentable square foot of the Demised Premises, both parties shall pay 50% of each invoice until such time as Tenant has paid its Estimated Share (as defined below) of the cost of the Landlord Improvements and after which Landlord shall pay 100% of the remaining invoices until Landlord has paid an amount equal to the Construction Allowance. Thereafter, if for any reason the cost of Landlord Improvements is in excess of $60 per rentable square foot of the Demised Premises, any invoices shall be paid entirely by Tenant. The term “Estimated Share” shall mean an amount equal to the estimated cost of the Landlord Improvements less $758,160.00.

4.4. Any portion of the Construction Allowance not fully expended on or prior to the ninetieth (90th) day following the Commencement Date shall be withdrawn, and in that case Landlord no longer shall be obligated for any portion thereof not then fully expended. Tenant acknowledges and agrees that the total cost of the Landlord Improvements shall be no less than fifty and 00/100 Dollars ($50.00) per rentable square foot of the Demised Premises (i.e. a total cost of $1,263,600). The cost of the Landlord Improvements in excess of the Construction Allowance shall be the sole responsibility of Tenant. Landlord shall have no obligation to proceed with the Landlord Improvements if it is determined at any time that the total cost of the Landlord Improvements will be less that $1,263,600.

5. Changes. If Tenant requests changes to the Landlord Improvements after Landlord and Tenant have approved Tenant’s Final Plans or Working Drawings (as the case may be), Tenant shall pay the entire cost of such changes in excess of the Construction Allowance. The total cost shall be equal to Landlord’s out-of-pocket expenses in connection with the changes, including Landlord’s direct out-of-pocket costs. Tenant’s Representative shall review the cost (including the supporting documentation) of such changes. In addition, Tenant shall be responsible for any delays resulting from the changes pursuant to Paragraph 8 below.

6. Access. Landlord shall afford Tenant and its employees, agents and contractors access to the Demised Premises, at reasonable times prior to the Commencement Date of this Lease, and at Tenant’s sole risk and expense, for the purposes of inspecting and verifying the performance and completion of the Landlord Improvements. Tenant shall inspect the performance of Landlord Improvements regularly and diligently at appropriate intervals to the stage of the General Contractors operations to endeavor to determine if there are any defects or objections, and shall advise Landlord promptly of any defects or objections to the performance of the work. Access for such purposes shall not be deemed to constitute possession or occupancy. Landlord shall promptly undertake and diligently prosecute the correction of any defective work of which it is notified as aforesaid. Tenant’s election not to inspect the Landlord

© 2003 The Rubenstein Company, L.P. All Rights Reserved.

Improvements during the course of construction or Tenant’s failure to detect any non-conforming or defective work shall not constitute a waiver of any right Tenant has hereunder to have the Landlord Improvements constructed by Landlord in accordance with the terms hereof and of the Lease.

7. Tenant’s Contractors. Tenant may at its sole expense select and employ its own contractors for specialized or finishing work in the Demised Premises which is not to be performed by Landlord and which is reflected as such in Tenant’s Preliminary Plans, Final Plans or Working Drawings (as the case may be), such as carpeting, telephone installation, installation of computer and other specialized equipment, special cabinetwork and millwork, and other similar decoration and installation, subject to the following qualifications, conditions and limitations:

7.1. Tenant shall first obtain the approval of Landlord in writing of the specific work it proposes to perform and shall furnish Landlord with reasonable information requested by Landlord (such approval by Landlord not to be unreasonably withheld or delayed);

7.2. The work shall be performed by responsible contractors and subcontractors, properly licensed to work and approved in advance by Landlord, who shall not, in Landlord’s reasonable opinion, prejudice Landlord’s relationship with Landlord’s contractors or subcontractors, or the relationship between the contractors and their subcontractors or employees, or disturb harmonious labor relations, and who shall, if requested by Landlord, prior to the commencement of any work, file waivers of mechanics’ liens on account of the work to be performed by any of Tenant’s contractors, subcontractors or material suppliers;

7.3. Tenant shall have sole responsibility for compliance with Governmental Requirements, and shall at its expense procure all permits necessary with respect to the work to be performed by Tenant’s contractors or subcontractors;

7.4. No such work shall be performed in such manner or at such times as to materially interfere with any work being done by any of Landlord’s contractors or subcontractors in the Demised Premises or in the Building generally. Landlord shall endeavor, however, to allow Tenant access for such work prior to commencement of the term of this Lease, at the earliest time consistent with the remainder of this subsection;

7.5. Tenant and its contractors and subcontractors shall be solely responsible for the transportation, storage and safekeeping of materials and equipment used in the performance of any work, for the removal of waste and debris resulting therefrom on a daily basis, and for any damage caused by them to any installations or work performed by Landlord’s contractors and subcontractors; and Tenant’s contractors and subcontractors shall each deliver to Landlord a certificate of insurance indicating contractor liability in amounts and with companies and otherwise reasonably satisfactory to Landlord, and naming the Demised Premises as an insured site; and

© 2003 The Rubenstein Company, L.P. All Rights Reserved.

7.6. Tenant’s contractors and subcontractors shall be subject to the general administrative supervision of Landlord’s general contractor for scheduling purposes, but Landlord’s general contractor shall not be responsible for any aspect of the work performed by Tenant’s contractors or subcontractors, or for the coordination of the work of Landlord’s contractors with Tenant’s contractors or subcontractors.

8. Delay in Possession. If Landlord shall be unable to deliver possession of the Demised Premises to Tenant on the date specified for commencement of the term of this Lease because a certificate of occupancy has not been procured or if repairs, improvements or decoration of the Demised Premises, or of the Building, are not completed, or because of the operation of a “force majeure” (which shall mean any delay in performance hereunder caused by any event beyond the reasonable control of Landlord including, without limitation, labor disputes, civil commotion, war, war-like operations, invasion, rebellion, hostilities, military power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain material or services, or acts of God), or for any other reason beyond the reasonable control of Landlord, Landlord shall not be subject to any liability to Tenant. Under such circumstances, except as set forth above in this Exhibit or elsewhere in this Lease relating to delays resulting from actions or omissions by Tenant, the rent reserved and covenanted to be paid herein shall not commence until possession of the Demised Premises is given or the Demised Premises are available for occupancy by Tenant. No such failure to give possession shall in any other respect affect the validity of this Lease or any obligation of the Tenant hereunder (except as to the date of commencement of accrual of rent). The provisions of this Paragraph 8 are subject to the last sentence of Section 17.5 of this Lease.

© 2003 The Rubenstein Company, L.P. All Rights Reserved.

130, 150, 170 RADNOR-CHESTER ROAD

BUILDING STANDARD CONSTRUCTION SPECIFICATIONS FOR

TENANT IMPROVEMENTS

MILLWORK AND CASEWORK

Note: Base pricing will include cabinetry in up to one pantry/kitchen/coffee alcove and one copy/fax room per Tenant floor. All other wood and plastic laminate built-in work will be priced as an upgrade. Items not identified on the Tenant plan will be considered Tenant furniture or equipment. All items noted hereon shall be required, unless otherwise specified on tenant plans.

Cabinetry

Where specified, cabinets shall be custom fabricated units with melamine interior and plastic laminate exterior, flush full overlay doors, concealed hinges and 4” wire pulls. Laminate to be from Nevamar, Wilsonart, or Formica standard selections, unless otherwise specified on tenant plans.

Countertop

Where specified, countertops shall be custom fabricated plastic laminate on ¾” particleboard with a 4” backsplash. Laminate to be from Nevamar, Wilsonart, or Formica standard selections, unless otherwise specified on tenant plans.

Coat Rod and Shelf

All Coat Closets shall include a full width, 12” deep painted particleboard shelf with a hardwood edge. The coat rod shall be full width chrome with intermediate supports at maximum of 3’-0”.

DOOR AND FRAMES

Doors and frames will be retained and reused if located in existing partitions as indicated on the schematic plan, with new building standard hardware provided and only as required by local codes. Existing door hardware is generally retained in existing interior doors if such hardware is in compliance with current ADA codes.

Suite Entry Wood Doors

Suite entry doors are to be 3’-0” x 8’-0” flush, solid birch wood door with reinforcing for applied hardware. All doors to be “B” or “C” label as required by Radnor Township. Finish on the corridor side of the door must be stain grade (prefinished or finished in the field) solid core with color to match existing building common doors. Tenant may select tenant side finish. Thru-bolts and exposed fasteners are prohibited. All entrance doors must be in compliance with current ADA codes with regard to hardware and closures. Double entrance doors are to conform to same thickness and height requirements as a single door.

130, 150, 170 RADNOR-CHESTER ROAD

BUILDING STANDARD CONSTRUCTION SPECIFICATIONS FOR

TENANT IMPROVEMENTS

Suite Entry Glass Doors - UPGRADE

Where glass entrances are desired, provide 3’-0” x 8’-0” “Herculite” or equal all-glass style tempered glass doors and sidelights, with polished stainless steel top and bottom rails. Aluminum framed glass doors may also be used with Landlord approval. Kawneer or equal with minimum stile width of 6” and clear glass. Tinted, frosted or patterned glass may also be used with Landlord approval. All entrance door hardware and closers must be in compliance with current ADA codes.

Frames

Frames shall be 16 gauge cold rolled steel with continuously welded mitered corners, 1-3/4” face dimension, and integral stop. Provide rated/labeled frames as required by the building code. Knock-down type frames may also be used with Landlord approval.

Door Hardware

Door hardware to be heavy duty, all purpose, commercial grade entrance lock, Keymark I/C core 626 keyway, mortised type, ADA acceptable lever type handle or approved equal. Surface-mounted ADA-compliant closer, mounted on Tenant side of door. Hinges to be 2 pair plated ball bearing type, NRP-Stanley or equal. Include silencers and wall/door stops. Flush bolts permitted at top and bottom of double doors only. All finishes are to brushed chrome or approved equal. All locks to be keyed to the building master system and cylinders can only be ordered through Valley Forge Lockshop.

Tenant Interior Doors

Provide 3’-0” x 8’-0” paint or stain grade (prefinished or finished in the field) flush solid core wood. Paint or stain color to be selected by Tenant. See Suite Entry Door Requirements for frames and hardware specifications. Door closers are not required for Tenant interior door applications.

PARTITIONS

Multi-Tenant Corridor and Demising Partitions

Demising and tenant separation walls shall be constructed from finish floor to underside of steel deck. Construction shall be one-hour fire rated consisting of 22 gauge 3-5/8” metal studs spaced at 16” on-center with 5/8” Firecode gypsum wallboard on each face, finished on both sides. Provide 3” sound attenuation blankets installed to full height. Transfer ducts and or fire dampers shall be installed through the partition as required above the ceilings so that return air may be circulated back to the return air duct located in the riser above the ceiling.

Tenant Interior Walls

Unless otherwise noted on tenant drawings, typical partitions shall be 8’-6” high to the underside of the ceiling system, constructed of 22 gauge 3-5/8” metal studs spaced 16” on-center with 5/8” gypsum wallboard finished and painted on each face. Perimeter office partitions running perpendicular to the window wall shall be finished with sound

130, 150, 170 RADNOR-CHESTER ROAD

BUILDING STANDARD CONSTRUCTION SPECIFICATIONS FOR

TENANT IMPROVEMENTS

attenuation insulation. Partitions interfacing window mullions shall have an extruded aluminum closure piece. Full height tenant interior walls with HVAC transfer vents may be constructed with Landlord approval. Partition allowance is one lineal foot per thirteen square feet. Partitions to receive 4” vinyl wall base and should be provided with continuous compressible seal between the suspended ceiling and the top track. Half-height partitions are to be constructed as above and are to have a continuous bead of glue between the studs and drywall, except capped with a reveal and 3/4” hardwood cap – prefinished or field stained to match the doors within the suite.

Perimeter Walls

Perimeter walls below the windows consist of an existing painted aluminum enclosure with louvers that house the perimeter high pressure air distribution system. In non-windowed locations, the walls are existing painted drywall.

SUSPENDED ACOUSTICAL CEILING

Ceiling tiles shall be 2’ x 2’ lay-in type Armstrong “Cirrus” (#584A) or equal with tegular edge and white color. Grid shall be Armstrong “Prelude” or equal with a face dimension of 15/16” and white color.

Gypsum wallboard ceiling systems and soffits are considered an upgrade, but may also be used with Landlord approval.

FLOOR FINISH

Carpet

Field Carpet shall be dense textured loop nylon with a face yarn weight of 30 oz. per square yard and shall be selected from Landlord’s standard choices, unless otherwise noted on the Tenant Finish Schedule. The building standard specified carpet shall be Xtra Terrestrial II (#4380) by J & J Carpets or approved equal.

Carpet – UPGRADE

Upgrade field Carpet shall be patterned cut and loop nylon with a face yarn weight of 36 oz. per square yard and shall be selected from Landlord’s standard choices, unless otherwise noted on the Tenant Finish Schedule. The building standard specified carpet shall be Form (#4640) by J & J Carpets or approved equal.

Carpet border and matching carpet base may be used as an upgrade with Landlord approval. Carpet border shall be dense cut pile nylon with a face yarn weight of 36 oz. Per square yard and shall be selected from Landlord’s standard choices, unless otherwise noted on the Tenant Finish Schedule. The building standard specified carpet shall be Colours.com (#3820) by J & J Carpets or approved equal.

130, 150, 170 RADNOR-CHESTER ROAD

BUILDING STANDARD CONSTRUCTION SPECIFICATIONS FOR

TENANT IMPROVEMENTS

Vinyl Composition Tile

Floor tile shall be Armstrong “Standard Excelon” (or equal) 12” x 12” x 1/8” vinyl composition tile (VCT) selected from the manufacturer’s standard colors.

Wall Base

Wall base shall be Johnsonite “TightLock” (or equal) 4” face height x 1/8” thick vinyl cove base selected from the manufacturer’s standard colors.

WALL FINISH

Note: With the exception of paint, all other wall finishes such as wallcovering are considered upgrades.

Walls

Walls shall receive one primer coat and two finish coats of satin or eggshell interior latex paint. Manufacturer and color to be selected by Tenant.

Hollow Metal

Hollow metal doors, frames, etc. shall receive one primer coat and two finish coats of latex enamel. Manufacturer and color to be selected by Tenant.

Wood Doors

Painted wood doors shall receive one primer coat and two finish coats of low luster latex enamel. Wood doors to be stained may also be pre-finished by the door manufacturer prior to delivery or finished on site. Manufacturer and color of stain or paint to be selected by Tenant.

WINDOW TREATMENTS

Blinds

One-inch deep silver perforated aluminum horizontal mini-blinds shall be provided by the Landlord at all perimeter Atrium windows. One-inch deep bronze aluminum horizontal mini-blinds shall be provided by the Landlord at all perimeter exterior windows.

SIGNAGE

Directory

Landlord shall provide Building Standard Tenant listing on the Electronic Directory System located in main lobby of the building.

130, 150, 170 RADNOR-CHESTER ROAD

BUILDING STANDARD CONSTRUCTION SPECIFICATIONS FOR

TENANT IMPROVEMENTS

Suite

Landlord to provide Building Standard Signage with suite number at entry to each suite. Information for sign must be provided in writing to management prior to ordering of signage. All signs must be approved by Landlord before installation. Core signage at Rest Rooms, Electrical Rooms, etc. will be provided by the Landlord.

STRUCTURAL

Floor Loading

The floor system is rated for 75 pounds per sq. ft. live load, including partitions. Tenant is required to notify Landlord if files, shelving, or other heavy equipment exceeds this load. Any required Structural Engineering analyses, design and/or construction costs incurred for such work will be considered a Tenant upgrade.

MECHANICAL SYSTEMS

HVAC

Air handling equipment located on the roof will provide conditioned air to each floor via distribution ductwork and VAV boxes. Heating and cooling at the perimeters is provided through constant volume flow valves and linear diffusers mounted in a sill box below the windows. In the interior zones, distribution of air shall be through square or linear diffusers with an average zone per VAV box of 1,200 SF. Distribution of air shall be through square or linear diffusers.

Fire dampers to be installed in return air/supply air penetrations through fire-rated demising or corridor walls as per ASHRE Standards. All new and existing supply air runouts for air distribution to be limited to ten (10) feet of flex duct. Wall sensors in offices shall be located on the corridor wall adjacent to the entry door.

The HVAC design is based on the following criteria:

Summer:	95 degrees Fdb/78 degrees Fwb (outdoor)
76 degrees Fdb/50% R.H. (indoor)
Winter:	10 degrees Fahrenheit (outdoor)
70 degrees +/- 2 degrees Fahrenheit (indoor)

If after hours HVAC is required, Tenant shall install a special card reader that will, when activated by a properly authorized proximity card, turn on the HVAC system to the suite for a period of two hours. Tenant will be billed for after hours HVAC usage at the established rate.

130, 150, 170 RADNOR-CHESTER ROAD

BUILDING STANDARD CONSTRUCTION SPECIFICATIONS FOR

TENANT IMPROVEMENTS

ELECTRICAL

Lighting

Standard Tenant lighting shall be 277/480 volt 2’ x 4’ fluorescent recessed 18 cell deep parabolic fixtures with (T8) solid state ballasts. Lighting shall be designed to provide an average of 70 foot-candles at a height of 30 inches above the floor. Lights shall be switched at individual rooms and common areas via single pole switches located adjacent to the latch side of the door. Devices shall be white commercial grade with stainless steel cover plates.

Exit and Emergency Lighting

New or existing available fixtures as required by Code and Building Standard. Building Standard exit fixtures must be a new LED type exit lights with 20 year guarantee.

Power

Furnish and install 120 VAC wall mounted duplex electric receptacle in a ratio of one per 100 square feet. Number of circuits will be based on the maximum of outlets per circuit allowed by local electrical codes. Floor receptacles and dedicated outlets installed at Tenant’s expense. GFI receptacles required in all kitchen and bathroom areas. Receptacles and switches shall be white with stainless steel cover plates (plastic cover plates are prohibited). Provide whips for powering systems furniture with a maximum of four stations to a circuit. Except as indicated on the plan or as noted above, all other special power requirements shall be considered an UPGRADE.

Telephone & Data

Provide outlet box and pull string to ceiling plenum only for typical outlet locations at interior partitions with sound attenuation insulation. Unless already existing, provide 48” x 48” x 3/4” plywood backboard for tenant data/communications equipment. Telephone and data wiring is to be furnished and installed by the Tenant’s Contractor/Vendor and shall be coordinated with the Landlord’s General Contractor during construction. Upon lease termination, or rewiring by Tenant during the lease term, all telephone and data wiring is to be removed by Tenant.

Security

Security wiring and hardware is to be furnished and installed by the Tenant’s Contractor/Vendor and shall be coordinated with the Landlord’s General Contractor during construction. Tenants are encouraged to utilize the building’s security system.

GENERAL

Off-Hours Work

All drilling, coring or chopping of concrete floors must be performed after 6:00 PM on weekdays. For any work in occupied areas, building personnel must be present at a cost of $35.00 per hour. This is for off-hours work only.

130, 150, 170 RADNOR-CHESTER ROAD

BUILDING STANDARD CONSTRUCTION SPECIFICATIONS FOR

TENANT IMPROVEMENTS

Subcontractors

A list of all subcontractors proposed for the project must be submitted to the Landlord for approval prior to the start of work. Landlord reserves the right to reject any subcontractor on the proposed list, regardless of reason or cause, from working on this construction project.

Design Professionals

A list of all design professionals proposed for the project must be submitted to the Landlord for approval prior to the start of design development. Landlord reserves the right to reject any design professional on the proposed list; regardless of reason or cause, from working on this construction project.

Suggested Design Professionals:

Architects –	D2 Solutions, Inc., Tony Palomba, 610-238-0330 Meyer Associates, George Wilson, 610-649-8500
MEP Engineer –	Bob Voth, PHY Consulting Engineers, Inc., 215-592-1900
Structural Engineer –	Cooke Chachke Associates, Joe Cooke, 215-654-0105

EXHIBIT “H”

LANDLORD’S WAIVER AND CONSENT

Name of record owner of real property: Radnor Properties-SDC, L.P. (“Landlord”)

Address of Real Property:	Building 150, Suite A300, Radnor Financial Center, 150
Radnor Chester Road, Radnor, PA 19087 (the “Premises”)

The Premises are more fully described in Exhibit A attached hereto and made a part hereof.

WHEREAS, Landlord is the owner of the Premises, and represents that Landlord has entered into a lease transaction (the “Lease”) with Radnor Holdings Corporation (“Borrower”) pursuant to which Borrower has or will acquire a leasehold interest in all or a portion of the Premises; and

WHEREAS, pursuant to the terms of a Fourth Amended and Restated Revolving Credit and Security Agreement dated as of December 26, 2001, as amended, among Borrower and its affiliates, as borrowers, PNC Bank, National Association (“PNC Bank”) and each of the other financial institutions party thereto (collectively with PNC Bank, the “Lenders”), and PNC Bank as agent for the Lenders (“Agent”), Borrower will be obtaining financial accommodations from Lenders. To secure such financing Borrower has granted to Agent for the benefit of Lenders a security interest in the personal property of Borrower excluding all accounts and other liquid assets of Borrower and specifically excluding that which is deemed the property of the Landlord as set forth in the Lease (the “Collateral”); and

WHEREAS, all or a portion of the Collateral may from time to time be located at the Premises or may become wholly or partially affixed to the Premises.

NOW, THEREFORE, in consideration of any financial accommodation extended by Lenders to Borrower at any time, and other good and valuable consideration the receipt and sufficiency of which Landlord hereby acknowledges, Landlord hereby agrees as follows:

1.	The Collateral may be stored, utilized and/or installed at the Premises and provided such property would not be defined as a fixture in the Lease shall not be deemed a fixture or part of the real estate but shall at all times be considered personal property.

2.	Until such time as the obligations of Borrower to Lenders are paid in full, Landlord disclaims any interest in the Collateral, and agrees not to distrain or levy upon any of the Collateral or to assert any claim against the Collateral for any reason.

3.	Agent or its representative may enter upon the Premises at any time after two (2) days prior written notice to Landlord and only during the term of the Lease to inspect or remove the Collateral, and may advertise and conduct public auctions or private sales of the Collateral, in each case without liability of Agent or Lenders to Landlord; provided, however, that Agent shall promptly repair, at Agent’s expense, any physical damage to the Premises actually caused by said removal by Agent. Neither Agent nor Lender shall be liable for any diminution in value of the Premises caused by the absence of Collateral actually removed or by any necessity of replacing the Collateral.

4.	Landlord shall not interfere with any sale of the Collateral by public auction or otherwise, conducted by or on behalf of Lenders.

5.	This waiver shall inure to the benefit of Agent and Lenders and their successors and assigns and shall be binding upon the Landlord, its heirs, assigns, representatives and successors. Landlord agrees and consents to the filing of this document for recording on the Land Records.

All notices to Agent hereunder shall be in writing, sent by certified mail, and shall be addressed to Agent at the following address: PNC Bank, National Association, 1600 Market Street, P2-P070-31-2, Philadelphia, PA 19103, Attention: Janeann Fehrle.

Dated this              day of             , 2004.

LANDLORD:

Radnor Properties-SDC, L.P.

WITNESS	By:	Radnor GP-SDC, L.L.C

By:
Name:			Authorized Signature

ACKNOWLEDGMENT

STATE OF PENNSYLVANIA:

SS:

COUNTY OF                     :

The foregoing instrument was acknowledged before me this              day of             , 2004 by                     , as                      of RADNOR GP-SDC, L.L.C. as the general partner of RADNOR PROPERTIES-SDC, L.P., a Delaware limited partnership, as the officer of such limited liability company as general partner of the aforesaid limited partnership.

Notary Public

My Commission expires:

EXHIBIT “I”

SURRENDER AND ACCEPTANCE AGREEMENT

THIS SURRENDER AND ACCEPTANCE AGREEMENT (“Agreement”), made the              day of            , 2004, between RADNOR PROPERTIES-SDC, L.P., a Delaware limited partnership (“SDC”) with offices at c/o The Rubenstein Company, L.P., 4100 One Commerce Square, Philadelphia, Pennsylvania 19103, RADNOR CENTER ASSOCIATES, a Pennsylvania limited partnership (“RCA”) with offices at c/o The Rubenstein Company, L.P., 4100 One Commerce Square, Philadelphia, Pennsylvania 19103; WINCUP HOLDINGS, INC. a Delaware corporation (“WinCup”), with offices at Three Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, PA 19087 and RADNOR HOLDINGS CORPORATION, a Delaware Corporation (“RHC”) with offices at Three Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, PA 19087.

BACKGROUND

A. RCA and WinCup’s predecessor in interest entered into a lease, dated May 3, 1996 (the “Existing Lease”) for 7,965 rentable square feet in the building known as Three Radnor Corporate Center, 100 Matsonford Road, Radnor, Pennsylvania 19087 (the “Existing Premises”). The Lease is currently scheduled to expire on May 31, 2006 (the “Existing Lease Expiration Date”).

B. SDC and RHC intend to enter into a new lease of even date herewith for 25,272 rentable square feet on the third floor of the building known as Building 150-A, located at 150 Radnor Chester Road, Radnor, Pennsylvania 19087 (the “Lease”).

C. WinCup desires to surrender the Existing Lease and vacate the Existing Premises prior to the expiration of the term of the Existing Lease.

D. RCA is willing to accept said surrender on the terms and conditions set forth in this Agreement.

TERMS

NOW THEREFORE, the parties hereto, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1. SURRENDER OF PREMISES.

1.1 WinCup does hereby agree to surrender and vacate the Existing Premises on or prior to the thirtieth day following the Commencement Date (as defined in the Lease) of the Lease (the “Surrender Date”), TIME HEREBY BEING MADE OF THE ESSENCE, said

Existing Premises to be broom clean, vacant, unleased and free and clear of all rights of occupancy by others, and in the condition required by the Existing Lease as of the expiration of the term thereof.

1.2. WinCup further represents and covenants to RCA that nothing has been done or suffered and nothing will be done or suffered whereby the estate of WinCup in and to the Existing Premises, or any portion thereof, has been or will be encumbered in any way whatsoever, and that no one, other than WinCup, has acquired or will acquire by, through or under WinCup, any right, title or interest in or to the Existing Premises or any portion thereof.

1.3. Effective as of the Surrender Date, WinCup shall surrender to RCA all of WinCup’s right, title and interest in and to the Existing Premises, and thereafter all of WinCup’s estate under the Existing Lease in and to the Existing Premises shall be terminated and extinguished as of the Surrender Date. RCA, upon WinCup complying with its undertakings set forth herein, shall accept as of the Surrender Date, such surrender of all of WinCup’s right, title and interest under the Existing Lease in and to the Existing Premises. Upon compliance by WinCup, the parties declare and agree that as of the Surrender Date, the Existing Premises shall be released and discharged from the operation of the Existing Lease. WinCup shall remain responsible for all obligations of WinCup under the Existing Lease up to and including the Surrender Date. Notwithstanding anything to the contrary contained herein, WinCup’s obligation to pay rent to RCA for the Existing Premises shall continue beyond the Surrender Date as set forth in Section 2.1 below.

2. CONSIDERATION.

2.1. WinCup agrees to comply with the Existing Lease until and through the Surrender Date and to pay the minimum rent and additional rent due pursuant to the Existing Lease through the period ending twelve (12) months after the Commencement Date of the Lease. Notwithstanding anything contained herein or in the Existing Lease to the contrary, Wincup acknowledges and agrees that additional rent for increases of Taxes (as defined in the Existing Lease) and Operating Expenses (as defined in the Existing Lease) is generally determined in arrears and that upon final computation of said additional rent, RCA may bill WinCup, and WinCup shall be responsible to promptly pay RCA, for the entire amount of accrued and uncollected additional rent attributable to Taxes and Operating Expenses owed by WinCup for the period ending twelve (12) months after the Commencement Date, together with any unpaid charges for usage, services or other amounts with respect to such period. Upon final computation of the additional rent due pursuant to this Agreement, RCA shall promptly refund any excess payment to WinCup and WinCup shall promptly pay any underpayments.

3. INTENTIONALLY DELETED.

4. SECURITY DEPOSIT. Upon the expiration of sixty (60) days following the Commencement Date of the Lease, if WinCup has complied with this Agreement, RCA shall return to WinCup any security which WinCup may have deposited with RCA and which was not utilized to remedy any breach by WinCup against basic rent and additional rent due RCA.

5. HOLDOVER. Should WinCup not vacate and surrender the Existing Premises on or before the Surrender Date as required hereunder, WinCup shall be considered and deemed to be a holdover tenant, and shall (a) for all periods after the Surrender Date, pay minimum monthly rent equal to one hundred fifty percent (150%) of the greater of (i) the sum of minimum monthly rent and additional rent for such month payable under the Lease and (ii) the fair market rental value at the time of such holdover, and (b) in addition, pay all other charges payable with respect to such month under the Existing Lease and all damages suffered or incurred by RCA as a result of or arising from such holdover. In the event of any such holdover, RCA shall, in addition, have all of its rights upon holdover that it may have under the Existing Lease, including without limitation the confession of judgment in ejectment granted under paragraph 12.7(i) of the Existing Lease, which is hereby granted by WinCup as though set forth herein in full. Notwithstanding anything contained herein to the contrary, if the Commencement Date does not occur by July 1, 2005, WinCup may remain in the Existing Premises through the Existing Lease Expiration Date, subject to all terms and conditions of the Existing Lease, provided RCH has exercised its right to terminate the Lease.

6. SURVIVAL. All provisions which expressly survive the expiration or other termination of the Existing Lease shall survive the execution of this Agreement and the Surrender Date.

7. MODIFICATIONS. This Agreement, together with the Lease, embodies the entire understanding of the parties with respect to the subject matter hereof and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof. This Agreement may be amended or modified only by a written agreement signed by the parties hereto.

8. NOTICES. All notices and other communications hereunder and under the Lease, to be effective, must be in writing (whether or not a writing is expressly required hereby), and must be (i) hand delivered, or (ii) sent by a recognized national overnight courier service, fees prepaid, or (iii) sent by United States registered or certified mail, return receipt requested, postage prepaid, or (iv) sent by facsimile transmission (with a confirmation copy immediately to follow by any of the methods of delivery set forth above); in all of the foregoing cases to the following respective addresses:

(a) If to RCA or RCC:

c/o The Rubenstein Company, L.P.

4100 One Commerce Square

2005 Market Street

Philadelphia, Pennsylvania 19103

Attention: David B. Rubenstein

     R. Bruce Balderson, Jr., Esquire

FAX: (215) 563-4110

(b) If to WinCup:

Prior to the Surrender Date:

Three Radnor Corporate Center

Suite 300

100 Matsonford Road

Radnor, PA 19087

Attention: Corporate Counsel

On and After the Surrender Date:

Radnor Financial Center

Building 150-A, Suite 300

150 Radnor Chester Road

Radnor, Pennsylvania 19087

Attention: Corporate Counsel

(b) If to RCH:

Prior to the Surrender Date:

Three Radnor Corporate Center

Suite 300

100 Matsonford Road

Radnor, PA 19087

Attention: Corporate Counsel

On and After the Surrender Date:

Radnor Financial Center

Building 150-A, Suite 300

150 Radnor Chester Road

Radnor, Pennsylvania 19087

Attention: Corporate Counsel

or at such other address or to the attention of such other person as either party may hereafter give notice to the other for such purpose. Notices will be deemed to have been given (1) when so delivered (by hand delivery, courier service or facsimile transmission as aforesaid), or (2) three days after being mailed (by registered or certified mail as aforesaid).

9. GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the Commonwealth of Pennsylvania.

10. CUMULATIVE REMEDIES. No right or remedy herein conferred upon or reserved to RCA or RCC is intended to be exclusive of any other right or remedy herein or by law provided, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

11. HEADINGS. The headings preceding the text of the paragraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

12. SEVERABILITY. If any provision of this Agreement or application thereof is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall not be affected thereby, and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

13. CROSS DEFAULT. An Event of Default under the Lease shall be an Event of Default under the Existing Lease and a default under the Existing Lease which remains uncured beyond the time periods for cure under the Existing Lease shall be an Event of Default under the Lease. If SDC exercises the remedies set forth in the Lease by reason of an Event of Default under the Existing Lease, RCA shall be entitled to recover from WinCup no more than the rent past due under the Existing Lease and any unpaid rent due under the Existing Lease for the period after SDC exercises its remedies through and including the date which is twelve months after the Commencement Date (as defined in the Lease).

THE SUBMISSION OF THIS AGREEMENT TO WINCUP AND RHC SHALL HAVE NO BINDING FORCE OR EFFECT, NOR IMPOSE ANY OBLIGATIONS UPON RCA OR SDC, UNTIL THE EXECUTION OF THIS AGREEMENT BY RCA AND SDC.

SIGNATURES APPEAR ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written, and acknowledge the one to the other that they possess the requisite authority to enter into this transaction and to execute this Agreement.

WITNESS:	RADNOR CENTER ASSOCIATES

	By:	TRC Radnor Center, L.L.C.

By:
Authorized Signature

RADNOR PROPERTIES-SDC, L.P.

	By:	Radnor GP-SDC, L.P.

By:
Authorized Signature

WINCUP HOLDINGS, INC.

By:
Name:
Title:

RADNOR HOLDINGS CORPORATION

By:
Name:
Title:

Exhibit “J” - 2nd Floor ROFO Space

Radnor Holdings

150 Radnor Chester Road

Building A, 2nd Floor

[FLOOR PLAN OF THE FIRST OFFER SPACE APPEARS HERE]

Exhibit “K” - Unused Space

Radnor Holdings

150 Radnor Chester Road

Building A, 3rd Floor

[FLOOR PLAN OF THE UNUSED SPACE APPEARS HERE]